PRELIMINARY COPY DATED MAY 7, 2026 – SUBJECT TO COMPLETION

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

lululemon athletica inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TO OUR STOCKHOLDERS:

We are pleased to invite you to attend the annual meeting of stockholders of lululemon athletica inc. on [•], beginning at [•], Pacific Time. The annual meeting will be a virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting the following link [•].

In the following pages, you will find the notice of annual meeting of stockholders as well as the proxy statement describing the business to be conducted at the meeting. You will also receive a WHITE PROXY CARD or WHITE voting instruction form, through which your vote is being solicited on behalf of the lululemon board of directors.

YOUR VOTE IS IMPORTANT

Your vote is especially important this year because Dennis J. “Chip” Wilson has notified us that he intends to nominate three candidates for election to the board of directors at the annual meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ONLY THE THREE COMPANY NOMINEES, CHIP BERGH, ESI EGGLESTON BRACEY AND TERI LIST, BY USING THE ENCLOSED UNIVERSAL WHITE PROXY CARD, AND DISREGARD ANY MATERIALS, AND DO NOT SIGN, RETURN, OR VOTE ON ANY GOLD PROXY CARD, SENT TO YOU BY OR ON BEHALF OF MR. WILSON.

The board of directors does not endorse any of Mr. Wilson’s nominees, and the presence of Mr. Wilson’s nominees on the enclosed universal WHITE PROXY CARD is NOT an endorsement of Mr. Wilson’s nominees.

If you have already completed and signed any gold proxy card provided by or on behalf of Mr. Wilson, you have every legal right to change your vote by completing, signing, and dating the enclosed universal WHITE PROXY CARD and promptly mailing it in the postage pre-paid envelope provided or by following the instructions on the enclosed universal WHITE PROXY CARD to vote via the Internet or by virtually attending the annual meeting and voting your shares. Only your latest-dated proxy will count.

Whether or not you intend to virtually attend the annual meeting, YOUR VOTE IS VERY IMPORTANT. Our board of directors urges you to protect your investment by voting “FOR” ONLY the three company nominees on the enclosed universal WHITE PROXY CARD.

Thank you for your ongoing support of, and continued interest in, lululemon.

Sincerely,

/s/ Martha Morfitt
Martha Morfitt
Executive Chair

PRELIMINARY COPY DATED MAY 7, 2026 – SUBJECT TO COMPLETION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date	Virtual Meeting
[●] at [●], Pacific Time Online check-in will begin at [●], Pacific Time	Virtual Live webcast at [●]
Proposal		Board recommends you vote:
MANAGEMENT PROPOSALS
Proposal No. 1	Election of three Class I directors to a three-year term	FOR
Proposal No. 2	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027	FOR
Proposal No. 3	Advisory vote to approve the compensation of our named executive officers	FOR
Proposal No. 4	Approval of an amendment to the 2023 Equity Incentive Plan to increase the share reserve	FOR
Proposal		Board recommends you vote:
STOCKHOLDER PROPOSALS
Proposal No. 5	Advisory vote to approve a stockholder proposal regarding declassification of the board so that all directors are elected annually for one-year terms	FOR

We will also transact such other business as may properly come before the 2026 annual meeting of stockholders.

Attendance and Participation at the Annual Meeting

Only stockholders of the company as of the close of business on [•], or their duly appointed proxies and guests of the company may attend the annual meeting. Stockholders will not be able to attend the annual meeting in person at a physical location. In order to attend the virtual meeting, stockholders will need to pre-register at [•] by [•] on [•]. Please see “How may I participate in the virtual annual meeting?” in the accompanying proxy statement for instructions about how to pre-register. Once pre-registered, stockholders as of [•] will be able to attend the virtual annual meeting by visiting the link noted above, where such stockholders will be able to listen to the meeting live, submit questions, and vote.

Proxy Voting

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible using the following instructions on the enclosed universal WHITE PROXY CARD so that your shares are represented and your voice is heard. Returning a proxy does not deprive you of your right to attend the annual meeting and to vote your shares at the annual meeting. Stockholders of record as of the close of business on [•] are entitled to notice of, and to vote at, the annual meeting. Such stockholders are urged to submit an enclosed universal WHITE PROXY CARD, even if their shares were sold after such date. More information on voting your enclosed universal WHITE PROXY CARD and attending the annual meeting can be found in the accompanying proxy statement and the instructions on the enclosed universal WHITE PROXY CARD.

Dennis J. Wilson has provided notice to the company of his intent to nominate three candidates for election to the board of directors at the annual meeting. When determining the board of directors’ recommendations on the nominees and matters before the annual meeting, the board of directors has carefully considered the best interests of all stockholders and the company.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” ONLY THE THREE COMPANY NOMINEES UNDER PROPOSAL NO. 1, AND “FOR” PROPOSAL NOS. 2, 3, 4 and 5 USING THE ENCLOSED UNIVERSAL WHITE PROXY CARD.

If you have already completed and signed any gold proxy card provided by or on behalf of Mr. Wilson, you have every legal right to change your vote by completing, signing, and dating the enclosed universal WHITE PROXY CARD and promptly mailing it in the postage pre-paid envelope provided or by following the instructions on the enclosed universal WHITE PROXY CARD to vote via the Internet. Only your latest-dated proxy will count.

PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION UNDER REGULATIONS REQUIRING A “UNIVERSAL PROXY CARD.” THIS MEANS THE COMPANY’S PROXY CARD IS REQUIRED TO LIST MR. WILSON’S NOMINEES IN ADDITION TO THE COMPANY’S NOMINEES. The board of directors does not endorse any of Mr. Wilson’s nominees, and the presence of Mr. Wilson’s nominees on the enclosed universal WHITE PROXY CARD is NOT an approval of Mr. Wilson’s nominees.

PLEASE MARK YOUR CARD CAREFULLY AND VOTE “FOR” ONLY THE THREE COMPANY NOMINEES UNDER PROPOSAL NO. 1, AND “FOR” PROPOSAL NOS. 2, 3, 4 and 5 USING THE ENCLOSED UNIVERSAL WHITE PROXY CARD AS RECOMMENDED BY YOUR BOARD. WE ENCOURAGE YOU TO VOTE BY INTERNET TO AVOID POTENTIAL CONFUSION WITH THE UNIVERSAL PROXY CARD. YOU SHOULD ONLY VOTE “FOR” THREE NOMINEES TOTAL.

If you have any questions or require any assistance with voting your shares, please contact:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Stockholders and All Others Call Toll-Free: (888) 785-6617

Email: info@okapipartners.com

Stockholder List

A list of stockholders entitled to vote at the annual meeting will be available for inspection by any stockholder for any purpose germane to the meeting for a period of ten days prior to the meeting. The list will be accessible electronically upon request. To arrange access to the stockholder list during this period, please email our corporate secretary at investors@lululemon.com.

Technical Help

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting page.

By order of the board of directors,
/s/ Martha Morfitt
Martha Morfitt
Executive Chair Vancouver, British Columbia [●]

LULULEMON ATHLETICA INC.
PROXY STATEMENT
2026 ANNUAL MEETING OF STOCKHOLDERS
[•]
GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of lululemon athletica inc. for use at our 2026 annual meeting of stockholders, to be held virtually on [•] at [•], Pacific Time (including any adjournments, postponements or continuations thereof, the “annual meeting”).

We expect to first make this proxy statement and our 2025 annual report available to stockholders on or about [•].

Forward-Looking Statements

This proxy statement contains forward-looking statements. These statements are based on current expectations and assumptions, and actual results may differ materially due to risks and uncertainties, including those described in our filings with the SEC. We do not undertake any obligation to update these statements.

This proxy statement includes references and links to websites for convenience. These websites and the materials on them are not part of this proxy statement and are not incorporated by reference.

Proxy Statement Summary

Proposal
MANAGEMENT PROPOSALS
ELECTION OF DIRECTORS
Proposal No. 1	The board of directors unanimously recommends you vote “FOR” each of the three company nominees: Chip Bergh, Esi Eggleston Bracey, and Teri List.

After careful evaluation by the corporate responsibility, sustainability, and governance committee of our board of directors, the board has nominated Chip Bergh, Esi Eggleston Bracey, and Teri List for election as Class I directors. Our board believes each of these nominees, along with the other incumbent directors, possesses the strong executive leadership background, board experience, and extensive expertise spanning global consumer brands necessary to oversee the company’s long-term growth and value creation strategies. See “Board of Directors” for more information about each director nominee.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal No. 2

The board of directors unanimously recommends you vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
Proposal No. 3	The board of directors unanimously recommends you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.
APPROVAL OF AN AMENDMENT TO THE 2023 EQUITY INCENTIVE PLAN (SHARE RESERVE INCREASE)
Proposal No. 4	The board of directors unanimously recommends you vote “FOR” the approval of the amendment to the 2023 Equity Incentive Plan to increase the share reserve.
Proposal
STOCKHOLDER PROPOSALS
ADVISORY VOTE REGARDING DECLASSIFICATION OF THE BOARD OF DIRECTORS
Proposal No. 5	The board of directors unanimously recommends you vote “FOR” the proposal regarding declassification of the board of directors.

Questions and Answers About Our Annual Meeting

WHY DID I RECEIVE THIS PROXY STATEMENT? WHO IS SOLICITING PROXIES FOR THE ANNUAL MEETING WITH THIS PROXY STATEMENT?

You are receiving this proxy statement and the enclosed universal WHITE PROXY CARD because you were a holder of our common stock as of the record date, and the board is soliciting your proxy to vote your shares of our common stock on all matters scheduled to come before the annual meeting, whether or not you attend the annual meeting.

Members of the board and certain officers of the company are “participants” with respect to the company’s solicitation of proxies in connection with the annual meeting. For more information, please see “Additional Information Regarding Participants in the Solicitation” in Appendix B to this proxy statement.

WHO IS MR. WILSON? HOW IS HE INVOLVED IN THE ANNUAL MEETING?

On December 29, 2025, the company received notice from Mr. Wilson, a stockholder of the company, disclosing his intent to nominate three individuals for election to the board at the annual meeting (collectively, “Mr. Wilson’s nominees”) and to submit a business proposal to be brought before the company’s stockholders at the annual meeting. You may receive proxy solicitation material from Mr. Wilson, including a universal gold proxy card, which will contain more information on Mr. Wilson’s nominees and can be accessed at no charge on the SEC website, www.sec.gov. The company is not responsible for the accuracy of any information contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Wilson or any other statements that he may otherwise make. For more information on the company’s engagement with Mr. Wilson, please see the “Background to the Solicitation” section of this proxy statement.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ONLY THE THREE COMPANY NOMINEES LISTED IN PROPOSAL NO. 1 BY USING THE ENCLOSED UNIVERSAL WHITE

PROXY CARD AND DISREGARD ANY MATERIALS, AND DO NOT SIGN, RETURN, OR VOTE ON ANY GOLD PROXY CARD SENT TO YOU BY OR ON BEHALF OF MR. WILSON.

We encourage you to vote “FOR” ONLY the three company nominees listed under Proposal No. 1, and “FOR” Proposal Nos. 2, 3, 4 and 5 on the universal WHITE PROXY CARD by Internet or by completing, signing, dating, and returning the enclosed universal WHITE PROXY CARD in the postage-paid envelope provided or by voting virtually at the annual meeting. While we encourage stockholders to send only our universal WHITE PROXY CARD, in the event a stockholder returns multiple proxy cards, only the latest-dated proxy card submitted will count. While you may use Mr. Wilson’s gold proxy card to vote for the company’s nominees, we encourage you to instead vote using the voting methods noted above.

ON WHAT AM I VOTING? HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THESE PROPOSALS?

Our annual meeting will be held for the following purposes:

Proposal No. 1: Election of three Class I directors, each to serve a three-year term.

The board is asking stockholders to elect three Class I directors to the board. Each of the director nominees is standing for election for a term until the 2029 annual meeting and until their respective successors are duly elected and qualified, or until such director’s earlier death, resignation, or removal.

The board has nominated and unanimously recommends that stockholders vote “FOR” ONLY the election of three incumbent directors: Chip Bergh, Esi Eggleston Bracey; and Teri List. For more information on the company nominees, please see the “Corporate Governance” section of this proxy statement. You may vote for each of these three director nominees on the enclosed universal WHITE PROXY CARD.

✓	OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ONLY THE THREE COMPANY NOMINEES: CHIP BERGH, ESI EGGLESTON BRACEY, AND TERI LIST, ON THE ENCLOSED UNIVERSAL WHITE PROXY CARD

Proposal No. 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027.

Stockholders are being asked to ratify the selection by the audit committee of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending January 31, 2027.

✓

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2027 ON THE ENCLOSED UNIVERSAL WHITE PROXY CARD

Proposal No. 3: To approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers, as disclosed in this proxy statement.

Stockholders are being asked to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers, as disclosed in this proxy statement. As an advisory vote, the result will not be binding on the board or the people, culture and compensation committee. The proposal will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives, and program.

✓	OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EXECUTIVE COMPENSATION ON AN ADVISORY BASIS ON THE ENCLOSED UNIVERSAL WHITE PROXY CARD

Proposal No. 4: To approve an amendment to the 2023 Equity Incentive Plan to increase the share reserve.

Stockholders are being asked to approve an amendment to the 2023 Equity Incentive Plan to increase the share reserve.

✓	OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE 2023 EQUITY INCENTIVE PLAN TO INCREASE THE SHARE RESERVE ON THE ENCLOSED UNIVERSAL WHITE PROXY CARD

Proposal No. 5: If properly presented at the annual meeting, to vote on a stockholder proposal to declassify the board.

Stockholders are being asked to vote on an advisory (non-binding) stockholder proposal to take all necessary steps to declassify the board so all directors are elected annually for one-year terms. The board has considered this proposal, and consistent with its review of governance practices, the board supports a transition to annual elections and therefore supports this proposal.

✓	OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS DECLASSIFICATION PROPOSAL ON AN ADVISORY BASIS ON THE ENCLOSED UNIVERSAL WHITE PROXY CARD

WHO IS ENTITLED TO VOTE?

The close of business on [•] has been fixed as the record date for the determination of our stockholders entitled to notice of, and to vote at, the annual meeting. As of the record date, [•] shares of common stock and [•] shares of special voting stock were issued and outstanding. Each share of common stock and special voting stock is entitled to one vote on each matter presented at the meeting. Holders of both classes of stock will vote together as a single class. For ease of reference, we refer to both classes collectively as “common stock” throughout this proxy statement.

WHAT CONSTITUTES A QUORUM? HOW MANY SHARES MUST BE PRESENT TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

A majority of the voting power of all the outstanding shares of the company entitled to vote, represented in person or by proxy, constitutes a quorum. If there are not sufficient shares represented in person or by proxy at the annual meeting to constitute a quorum, the chair of the annual meeting or the holders of the majority of shares present, in person or by proxy, may adjourn the meeting to another place, date or time by announcement to the stockholders present in person at the meeting. Based on the number of shares of company common stock and special voting stock outstanding on [•], the record date, shares representing [•] votes must be present at the annual meeting, virtually or by proxy, to constitute a quorum. If you vote, including by Internet or proxy card, your shares voted will be counted towards the quorum for the annual meeting. Abstentions, withheld votes and “broker non-votes,” if any, are counted as present for the purpose of determining a quorum. For additional information on the treatment of “broker non-votes” at the annual meeting, please see “What is a broker non-vote?” within “Questions and Answers About Our Annual Meeting.”

HOW DO I VOTE?

The procedures for voting are as follows:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, at the close of business on [•], then you are considered a stockholder of record. As a stockholder of record, you may vote your shares (i) in advance of the annual meeting, over the Internet or by mail, or (ii) at the annual meeting. To vote by proxy in advance of the annual meeting as a stockholder of record:

•     Internet: You may submit your proxy online via the Internet by accessing the website specified on your universal WHITE PROXY CARD. Then, follow the instructions provided on the voting site. You will be required to provide the unique control number found on the enclosed universal WHITE PROXY CARD.

•     Mail: If you do not have access to the Internet, please sign, date, and return the enclosed universal WHITE PROXY CARD in the postage-paid envelope provided.

Beneficial Owner. If your shares are held in a brokerage account, by a bank, by a trustee or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you may vote your shares (i) in advance of the annual meeting by directing your broker, bank, trustee or other nominee how to vote, or (ii) at the annual meeting. To vote in advance of the annual meeting, you should instruct your broker, bank, trustee or other nominee how to vote your shares by following the voting instructions in the notice provided by your broker, bank, trustee or other nominee. You must follow the voting instructions in that notice to ensure that your vote is counted. In most cases, you will be able to vote by mail or via the Internet; however, please refer to your voting instruction form for full details. As discussed herein, your broker, bank, trustee or other nominee may not be able to vote your shares on any matters at the annual meeting unless you provide instructions on how to vote your shares.

PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION, UNDER REGULATIONS REQUIRING A “UNIVERSAL PROXY CARD” THAT ARE DESCRIBED IN MORE DETAIL BELOW. THIS MEANS THE COMPANY’S PROXY CARD IS REQUIRED TO LIST MR. WILSON’S NOMINEES IN ADDITION TO THE COMPANY’S NOMINEES. PLEASE MARK YOUR CARD CAREFULLY AND VOTE “FOR” ONLY THE THREE COMPANY NOMINEES AND PROPOSALS AS RECOMMENDED BY YOUR BOARD. WE ENCOURAGE YOU TO VOTE BY INTERNET TO AVOID POTENTIAL CONFUSION WITH THE UNIVERSAL PROXY CARD. YOU SHOULD ONLY VOTE “FOR” THREE NOMINEES TOTAL.

Stockholders of record and beneficial owners may also vote at the annual meeting. The annual meeting will be held online via a live webcast at [•]. You may only participate in the virtual meeting by registering in advance at [•] prior to the deadline of [•] on [•]. If you are a beneficial owner, you must obtain a “legal proxy” from your broker, bank, trustee or other nominee to vote during the annual meeting.

Even if you plan to attend the annual meeting, we urge you to vote your proxy TODAY by Internet or mail to ensure that your votes are counted at the annual meeting. You may still attend the annual meeting and vote at the annual meeting, even if you have already voted by proxy. The vote you cast at the annual meeting will supersede any previous votes that you may have submitted.

WHAT IS A PROXY? WHAT SHARES ARE REPRESENTED BY A PROXY CARD?

A proxy is your legal designation of another person to vote the stock you own, with such other person being called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our board has designated Meghan Frank, Interim Co-Chief Executive Officer and Chief Financial Officer, and Shannon Higginson, Chief Legal and Compliance Officer, as the company’s proxies for the annual meeting.

Each proxy or voting instruction form represents the shares registered to you as of the close of business on the record date. You may receive more than one proxy or voting instruction form if you hold your shares in multiple accounts, some of your shares are registered directly in your name with the company’s transfer agent, or some of your shares are held in street name through a broker, bank, trustee or other nominee. Please vote the shares on each universal WHITE PROXY CARD or voting instruction form to ensure that all of your shares are counted at the annual meeting.

WHAT IS A UNIVERSAL PROXY? WILL IT BE USED IN CONNECTION WITH THE ANNUAL MEETING?

The SEC has adopted Rule 14a-19 under the Securities Exchange Act of 1934, commonly referred to as the “universal proxy rules,” requiring the use of a universal proxy card in contested director elections that take place after August 31, 2022. This means that all of the company’s nominees and any dissident’s nominees will be listed on each proxy card that is sent to stockholders in connection with a contested meeting. Stockholders may vote “for” nominees from either or both of the company’s slate and the dissident’s slate, but in any event may not vote “for” more nominees than there are seats available to be filled. Even though we are required to include Mr. Wilson’s nominees on our universal WHITE PROXY CARD, it does not mean that we recommend voting “for” them. Your board is recommending that stockholders vote “FOR” ONLY the three company nominees: Chip Bergh, Esi Eggleston Bracey and Teri List.

Because Mr. Wilson has provided notice of his intent to nominate three nominees for election to the board at the annual meeting, this year’s director elections are considered contested, and a universal proxy card will be used. While you may vote “FOR” the company nominees on either the company’s universal WHITE PROXY CARD or Mr. Wilson’s gold proxy card, we strongly encourage you to use the universal WHITE PROXY CARD to vote your shares, regardless of how you intend to vote.

HOW MAY I PARTICIPATE IN THE VIRTUAL ANNUAL MEETING?

The annual meeting will be conducted completely online via the Internet. You may only participate in the virtual annual meeting by registering in advance at [•] prior to the deadline of [•] on [•]. Please have your universal WHITE PROXY CARD, voting instruction form, or other communication containing your control number available and follow the instructions to complete your registration request. If you are a beneficial holder, you must obtain a “legal proxy” from your broker, bank, trustee or other nominee to vote during the annual meeting. Upon completing registration, stockholders will receive a confirmation email with a link and instructions for accessing the annual meeting.

We encourage you to access the annual meeting before the start time of [•] Pacific Time, on [•]. Please allow ample time for online check-in, which will begin at [•] Pacific Time, on [•].

Stockholders of record who participate in the virtual annual meeting by way of the website above or the link provided following registration will be considered to have attended the meeting “in person,” as such term is used in this proxy statement, including for purposes of determining a quorum and counting votes.

WILL I BE ABLE TO ASK QUESTIONS DURING THE VIRTUAL ANNUAL MEETING?

Yes. We expect that members of the board and management, as well as representatives of our independent registered public accounting firm, will attend the annual meeting and be available to answer stockholder questions. We will provide our stockholders the opportunity to ask questions. Questions submitted during the meeting pertinent to meeting matters will be answered during the meeting, subject to time and procedural constraints. Instructions for submitting questions will be posted on the virtual meeting website. This question and answer session will be conducted in accordance with certain rules of conduct that will be posted on our annual meeting website.

HOW CAN I REQUEST TECHNICAL ASSISTANCE DURING THE VIRTUAL ANNUAL MEETING?

A technical support line will be available on the meeting website for any questions on how to participate in the virtual annual meeting or if you encounter any difficulties accessing the virtual meeting.

HOW MANY VOTES MUST EACH PROPOSAL RECEIVE TO BE ADOPTED?

The following votes must be received:

•     For Proposal No. 1 regarding the election of directors, a plurality of votes of our common stock cast is required to elect a director. This means that the three director nominees receiving the highest number of “for” votes cast by the shares entitled to vote at the annual meeting will be elected as directors. Withheld votes and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal.

•     For Proposal No. 2 regarding the ratification of the appointment of PricewaterhouseCoopers LLP, this proposal will be approved if the number of votes cast “for” exceeds the number of votes cast “against.”

This proposal would typically be considered a “routine” matter for which a broker may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions. However, given the contested nature of the annual meeting, to the extent that street name holders are provided with Mr. Wilson’s universal gold proxy card or voting instruction form, brokers will not have discretionary voting authority to vote on any of the proposals at the annual meeting without being provided voting instructions, including on this Proposal No. 2. Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal.

•     For Proposal No. 3 regarding the advisory (non-binding) vote to approve the compensation paid to our named executive officers, this proposal will be approved if the number of votes cast “for” exceeds the number of votes cast “against.” Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal.

•     For Proposal No. 4 regarding an amendment to the 2023 Equity Incentive Plan to increase the share reserve, this proposal will be approved if the number of votes cast “for” exceeds the number of votes cast “against.” Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal.

•     For Proposal No. 5 regarding Mr. Wilson’s advisory (non-binding) proposal to declassify the board, this proposal will be approved if the number of votes cast “for” exceeds the number of votes cast “against.” Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal.

WHAT EFFECT DO ABSTENTIONS OR WITHHOLDS HAVE?

With respect to all proposals, directions to withhold authority or to abstain are not considered “votes cast” and will not be included in vote totals, and will therefore not affect the outcome of the vote.

WHAT IS A BROKER NON-VOTE?

If you hold your common shares in “street name” (that is, through a broker, bank, trustee or other nominee), you are considered a “beneficial owner,” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting via the Internet. If you are a street name holder and your shares are registered in the name of a broker, the New York Stock Exchange (the NYSE) rules applicable to brokers who have record ownership of listed company stock (including stock listed on The Nasdaq Global Select Market, such as ours) determine whether your broker may vote your shares in its discretion, even if it does not receive voting instructions from you (so called discretionary voting authority).

A “broker non-vote” occurs when a broker submits a proxy on behalf of a beneficial owner for a stockholder meeting but does not vote on a particular proposal because such broker does not have discretionary voting authority with respect to that proposal and has not received voting instructions from the beneficial owner. Broker non-votes, if any, will be included in the calculation of the number of votes considered to be present for the purpose of determining a quorum.

Under the NYSE rules, Proposal Nos. 1, 3, 4 and 5 are considered “non-routine” matters for which brokers may not exercise discretionary voting authority. In contrast, under the NYSE rules, the ratification of the selection of the independent registered public accounting firm (Proposal No. 2) is typically a “routine” matter as to which a broker will have discretionary authority to vote shares if they have not received voting instructions at least 10 days prior to the annual meeting. However, given the contested nature of the annual meeting, to the extent that street name holders are provided with

Mr. Wilson’s gold proxy card or voting instruction form, brokers will not have discretionary voting authority to vote on any of the proposals at the annual meeting, including Proposal No. 2 (to ratify the selection of the independent registered public accounting firm), without being provided voting instructions, and shares held by such brokers will not be counted for determining whether a quorum exists.

We urge you to instruct your broker, bank, trustee or other nominee how you wish your shares to be voted.

HOW WILL MY SHARES BE VOTED ON THE UNIVERSAL WHITE PROXY CARD? WILL MY SHARES BE VOTED IF I DO NOT PROVIDE VOTING INSTRUCTIONS?

The shares represented by any universal WHITE PROXY CARD that is properly completed, validly executed, and received by the company prior to or at the annual meeting will be voted in accordance with the specifications made on the card, whether it is returned by mail or Internet. If you hold shares as the stockholder of record and submit a validly executed universal WHITE PROXY CARD without giving specific voting instructions on a proposal, then your shares will be voted in accordance with the recommendations of our board as to that proposal. Our board unanimously recommends that stockholders vote “FOR” ONLY the three company nominees listed in Proposal No. 1; “FOR” the ratification of the selection of our independent registered public accounting firm for the fiscal year ending January 31, 2027, in Proposal No. 2; “FOR” the approval, on an advisory basis, of our executive compensation in Proposal No. 3; “FOR” the approval of an amendment to the 2023 Equity Incentive Plan to increase the share reserve in Proposal No. 4; and “FOR” the approval on an advisory basis of a stockholder proposal submitted by Mr. Wilson to declassify the board in Proposal No. 5.

The board is not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented for action at the annual meeting, the persons identified as having the authority to vote the proxies will vote on such matter in their own discretion.

If you do not provide your broker, bank, trustee or other nominee specific voting instructions, such broker, bank, trustee or other nominee may not have the authority to vote your shares with respect to any of the proposals. Please see “What is a broker non-vote?” for more information. We urge you to provide voting instructions so that your shares will be voted.

WILL MY SHARES BE VOTED IF I DO NOTHING?

If you are a stockholder of record and do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting. If you are a beneficial holder and do not instruct your broker, bank, trustee or other nominee how to vote your shares, your broker, bank, trustee or other nominee may not be able to vote on your behalf without instruction as to any matter that is considered non-routine under the NYSE rules. For more information, please see “What is a broker non-vote?” in this proxy statement.

WHAT IF I RECEIVE MORE THAN ONE UNIVERSAL WHITE PROXY CARD OR SET OF PROXY MATERIALS FROM THE COMPANY?

If your shares are held in more than one account, you will receive more than one universal WHITE PROXY CARD, and in that case, you can and are urged to vote all of your shares by completing, signing, dating, and returning all universal WHITE PROXY CARDS you receive from the company in the postage-paid envelope provided. If you choose to vote via the Internet, please vote using each universal WHITE PROXY CARD you receive to ensure that all of your shares are voted. Only your latest dated proxy for each account will count. Please sign each proxy card exactly as your name or names appear on the proxy card. For joint accounts, each owner should sign the proxy card. When signing as an executor, administrator, attorney, trustee, guardian, or other representative, please print your full name and title on the proxy card.

If Mr. Wilson proceeds with a proxy solicitation, the company may conduct multiple mailings prior to the annual meeting to ensure stockholders have the company’s latest proxy materials to vote.

The company will send you a new universal WHITE PROXY CARD with each mailing, regardless of whether you have previously voted. We encourage you to vote every universal WHITE PROXY CARD you receive. The latest dated proxy you submit will be counted.

WHAT SHOULD I DO IF I RECEIVE A GOLD PROXY CARD FROM MR. WILSON?

You may receive proxy solicitation materials from Mr. Wilson. Our board strongly urges you NOT to sign or return any gold proxy card sent to you by or on behalf of Mr. Wilson. While you may vote for the company’s nominees on either the company’s proxy card or Mr. Wilson’s proxy card, we strongly encourage you to use the enclosed universal WHITE PROXY CARD to vote your shares, regardless of how you intend to vote.

If you have previously submitted a proxy card sent to you by or on behalf of Mr. Wilson, you can revoke it and vote “FOR” ONLY the three company nominees recommended by our board by completing, signing, dating, and returning the enclosed universal WHITE PROXY CARD in the postage-paid envelope provided or by following the instructions on the universal WHITE PROXY CARD to vote via the Internet. Only the latest validly executed proxy card that you submit will be counted, and any proxy card may be revoked at any time prior to its exercise at the annual meeting as described above. If you attend and validly vote at the annual meeting, your proxy will not be used.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ONLY THE THREE COMPANY NOMINEES LISTED IN PROPOSAL NO. 1 BY USING THE ENCLOSED UNIVERSAL WHITE PROXY CARD AND DISREGARD ANY MATERIALS, AND DO NOT SIGN, RETURN, OR VOTE ON ANY GOLD PROXY CARD, SENT TO YOU BY OR ON BEHALF OF MR. WILSON.

WHAT HAPPENS IF I RETURN A UNIVERSAL PROXY CARD BUT GIVE VOTING INSTRUCTIONS “FOR” MORE THAN 3 NOMINEES?

An “over-vote” occurs when a stockholder submits more votes “FOR” director nominees than there are board seats up for election. To the extent an over-vote (e.g., voting “FOR” with respect to more than three nominees on Proposal No. 1) occurs on a record holder’s universal proxy card and it is not corrected, all of such record holder’s votes on Proposal No. 1 regarding nominees will be invalid and will not be counted. In addition, depending on the broker, bank, trustee or other nominee through which you hold your shares, your votes on all other proposals before the annual meeting may also be invalid and not counted. We encourage you to vote by Internet to avoid an “over-vote.”

WHAT HAPPENS IF I RETURN A UNIVERSAL PROXY CARD BUT GIVE VOTING INSTRUCTIONS “FOR” FEWER THAN 3 NOMINEES?

An “under-vote” occurs when a stockholder submits fewer votes “FOR” director nominees than there are director seats up for election. To the extent an under-vote (i.e., voting “FOR” with respect to fewer than three nominees on Proposal No. 1) occurs on any stockholder’s universal proxy card, your shares will only be voted FOR those nominees you have so marked and “WITHHOLD” for the other nominees. We encourage you to vote by Internet to avoid an “under-vote.”

WHAT IF I SUBMIT A PROXY AND LATER CHANGE MY MIND?

If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

•     Delivering written notice of revocation to the Corporate Secretary at c/o lululemon athletica inc., 1818 Cornwall Avenue, Vancouver, British Columbia, V6J 1C7, that is received on or before [•] Pacific Time on [•];

•     Delivering a properly executed proxy card bearing a later date than the proxy that you wish to revoke;

•     Submitting a later dated proxy over the Internet in accordance with the instructions on the proxy card; or

•     Voting your shares electronically during the annual meeting.

If you are the beneficial owner of shares held through a broker, bank, trustee or other nominee, then you must follow the specific instructions, including applicable deadlines, provided to you by your broker, bank, trustee or other nominee to change or revoke any instructions you have already provided to your broker, bank, trustee or other nominee. If you have obtained a voting instruction form from your broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares, you may change your vote by attending the virtual annual meeting and voting electronically if you attach to your ballot a legal proxy from your broker, bank, trustee or other nominee saved as a PDF or image file.

Attendance at the annual meeting, in and of itself, will not constitute a revocation of a proxy.

If you have previously submitted a gold proxy card sent to you by or on behalf of Mr. Wilson, you may change your vote by completing, signing, dating, and returning the enclosed universal WHITE PROXY CARD in the postage-paid envelope provided, or by voting via the Internet by following the instructions on the universal WHITE PROXY CARD. Please note that submitting a gold proxy card sent to you by or on behalf of Mr. Wilson will revoke votes you have previously made via the company’s universal WHITE PROXY CARD.

WHAT HAPPENS IF MR. WILSON WITHDRAWS OR ABANDONS HIS SOLICITATION OR FAILS TO COMPLY WITH THE UNIVERSAL PROXY RULES AND I ALREADY GRANTED PROXY AUTHORITY IN FAVOR OF MR. WILSON?

Stockholders are encouraged to submit their votes on the universal WHITE PROXY CARD. If Mr. Wilson withdraws or abandons his solicitation or fails to comply with the universal proxy rules after a stockholder has already granted proxy authority, stockholders can still sign and date a later submitted universal WHITE PROXY CARD. If Mr. Wilson withdraws or abandons his solicitation or fails to comply with the universal proxy rules, any votes cast in favor of Mr. Wilson’s nominees will be disregarded and not be counted, whether such vote is provided on the company’s universal WHITE PROXY CARD or on Mr. Wilson’s gold proxy card.

IF I CANNOT ATTEND THE ANNUAL MEETING, CAN I VOTE LATER?

We encourage stockholders to vote and submit their proxy in advance of the annual meeting by one of the methods described in this proxy statement, regardless of whether you think you will be able to attend the annual meeting. Any votes submitted after the closing of the polls at the annual meeting will not be counted.

WHAT HAPPENS IF THE ANNUAL MEETING IS ADJOURNED?

Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our common stock at the adjourned annual meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.

WHO WILL COUNT THE VOTES?

The company has retained First Coast Results, Inc. to serve as independent judge of election. In such capacity, First Coast Results, Inc. will count, tabulate and certify votes at the annual meeting.

WHERE CAN I FIND THE RESULTS OF THE VOTING?

We intend to announce preliminary voting results at the annual meeting and will publish final results through a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting.

WHAT IF I HAVE SHARES REGISTERED IN MY NAME AND ALSO HAVE SHARES IN A BROKERAGE ACCOUNT?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank, trustee or other nominee will send you instructions on how to vote those shares.

DO I HAVE ANY DISSENTERS’ OR APPRAISAL RIGHTS WITH RESPECT TO ANY OF THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETINGS?

No, stockholders do not have any dissenters’ or appraisal rights with respect to the matters to be voted on at the annual meeting.

HOW DO I OBTAIN A PAPER OR ELECTRONIC COPY OF THE PROXY MATERIALS?

A copy of our proxy materials, as filed with the SEC, is available, without charge, by mailing a request to lululemon athletica inc. at 1818 Cornwall Avenue, Vancouver, British Columbia, V6J 1C7, Attention: Investor Relations or by e-mailing a request to Investor Relations at investors@lululemon.com.

The proxy materials are also posted free of charge on our website https://corporate.lululemon.com/ by clicking the “SEC filings” link in the “Financial Information” section of the “Investors” tab and are available from the SEC free of charge at its website, www.sec.gov.

WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

If you have any questions or require any assistance with voting your shares, please contact:

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Stockholders and All Others Call Toll-Free: (888) 785-6617

Email: info@okapipartners.com

PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION, UNDER REGULATIONS REQUIRING A “UNIVERSAL PROXY CARD” THAT ARE DESCRIBED IN MORE DETAIL BELOW. THIS MEANS THE COMPANY’S PROXY CARD IS REQUIRED TO LIST MR. WILSON’S NOMINEES IN ADDITION TO THE COMPANY’S NOMINEES. PLEASE MARK YOUR CARD CAREFULLY AND VOTE “FOR” ONLY THE COMPANY’S THREE NOMINEES AND PROPOSALS AS RECOMMENDED BY YOUR BOARD USING THE ENCLOSED UNIVERSAL WHITE PROXY CARD. WE ENCOURAGE YOU TO VOTE BY INTERNET TO AVOID POTENTIAL CONFUSION WITH THE UNIVERSAL PROXY CARD. YOU SHOULD ONLY VOTE “FOR” THREE NOMINEES TOTAL.

Background of the Solicitation

DENNIS J. “CHIP” WILSON’S REPEATED CRITIQUES OF THE COMPANY SINCE HIS RESIGNATION AS CHAIR IN 2013

Mr. Wilson founded lululemon in 1998 and served as its CEO from 1998 to December 2005. At that time, Mr. Wilson sold approximately 48% of the company to an investor group led by Advent International that helped facilitate the company’s initial public offering in July 2007. After stepping down as CEO, Mr. Wilson served in various management roles until January 2012, and as chair of the board until December 2013. Mr. Wilson’s resignation as chair followed backlash to his public comments regarding customers’ bodies, including stating that “some women’s bodies just actually don’t work” for the company’s products.

In August 2014, in connection with a partial sale of his remaining ownership stake to Advent International, Mr. Wilson and the company entered into a support agreement, dated August 7, 2014 (the “support agreement”), which, among other things, permitted Mr. Wilson to designate himself or another person to serve as a director on the board, subject to certain conditions, including minimum ownership thresholds, and included a standstill prohibiting Mr. Wilson from taking certain other actions against the company.

After stepping down as chair in 2013, Mr. Wilson resigned from his board seat in February 2015, when the board determined that a clothing business founded by Mr. Wilson’s wife and son, Kit and Ace, was actively competing against the company. At the time, Mr. Wilson stated that he was stepping away to “have more opportunity to work with my wife and son as they grow . . . Kit and Ace.” Mr. Wilson retained his right to designate a director, subject to continued compliance with the provisions of the support agreement. Kathryn Henry was subsequently appointed to the board in January 2016 as Mr. Wilson’s designee.

Following his resignation from the board, Mr. Wilson had no formal role or involvement with the company.

Mr. Wilson subsequently engaged in a series of further public actions, including issuing open letters to stockholders and giving media interviews that, as described below, the board later determined violated the support agreement. He repeatedly criticized management and the board both privately and publicly.

In June 2016, Mr. Wilson launched a website to publicly criticize the company and agitate for changes to the board and management. Mr. Wilson posted a public letter to stockholders that, among other items, criticized the CEO and the company’s performance, including as compared to Under Armour. A year later, Mr. Wilson purchased a bus stop advertisement located across from the company’s headquarters urging the company to acquire Under Armour. In January 2020, Mr. Wilson acknowledged in an interview that “I think Under Armour kind of lost it many years ago.”

In October 2018, Mr. Wilson published a book that publicly aired personal grievances against the board and management. In media interviews, Mr. Wilson indicated he was considering seeking a board seat. In February 2019, Mr. Wilson filed a Schedule 13D indicating that he may propose director nominations, engage in communications with other stockholders regarding the company and pursue strategic transactions involving the company. As a result of Mr. Wilson’s actions, which the board determined breached his obligations under the support agreement, Mr. Wilson’s right to designate a person for appointment or election to the board was terminated. Nevertheless, the board subsequently renominated Mr. Wilson’s former designee, for reelection to the board, and she continues to serve as an independent director of the company.

Following this determination, the board periodically engaged with Mr. Wilson as a stockholder. Nonetheless, Mr. Wilson continued publicly criticizing the board and management in various media interviews and in an independently published book in 2024. On July 15, 2024, Mr. Wilson sent the board a letter regarding governance and other matters relating to the company, which was subsequently discussed at CRSG committee and board meetings.

Mr. Wilson continued to make public comments, including in a 2024 Forbes interview criticizing the company’s inclusion efforts where he stated, “You’ve got to be clear that you don’t want certain customers coming in.” The board continued to periodically communicate with Mr. Wilson regarding his public statements and as part of its ongoing stockholder engagement.

LULULEMON’S ENGAGEMENT WITH MR. WILSON IN 2025

On June 3, 2025, Marti Morfitt, Alison Loehnis and Ms. Henry met with Mr. Wilson, who had provided materials in advance of the meeting raising various concerns regarding the company. The company directors expressed appreciation for Mr. Wilson’s direct outreach and discussed the work underway to address the raised issues.

On July 1, 2025, Ms. Morfitt emailed Mr. Wilson, noting that the pre-read materials and key points from the meeting had been shared with the full board for review and further discussion. Ms. Morfitt acknowledged the input from Mr. Wilson and his team and reiterated that the company already had initiatives underway to address many of the concerns.

In August 2025, the board continued its ongoing refreshment efforts with the assistance of an external recruiting firm. In the fall of 2025, Chip Bergh, former president and CEO of Levi Strauss & Co., was identified as a director candidate. Mr. Bergh’s first meeting with Ms. Morfitt occurred in October 2025.

On October 7, 2025, Mr. Wilson published a paid advertisement in The Wall Street Journal, in which he criticized the company’s strategy and governance.

Also on October 7, 2025, Ms. Morfitt emailed Mr. Wilson regarding the paid advertisement. Ms. Morfitt expressed surprise regarding the advertisement in light of the parties’ ongoing dialogue and offered to schedule a call to discuss his views, to which Mr. Wilson agreed.

On October 8, 2025, Mr. Wilson filed a Schedule 13D amendment, disclosing that he may engage with other stockholders, officers and directors of the company regarding various topics.

On October 10, 2025, Mr. Wilson appeared on CNBC’s “Squawk on the Street,” where he discussed his advertisement and shared his views regarding the company’s performance, board and management team.

Also on October 10, 2025, Mr. Wilson emailed Ms. Morfitt, noting, among other items, that he was “reviewing [his] options.” Mr. Wilson also referenced his extensive involvement with competitors of the company, noting that “I see an increase in [resumes] coming into other Vancouver apparel public companies, for which I am intimate.”

On October 15, 2025, Ms. Morfitt responded to Mr. Wilson, reaffirming her belief that “there is value in meeting,” and offered to introduce him to new board members. At the time, Mr. Wilson had not spoken with directors Shane Grant, Isabel Mahe and Teri List, who had been appointed since 2022. Ms. Morfitt further indicated that the board valued his perspective and sought to better understand the specifics underlying the comments in his prior email.

On October 17, 2025, Mr. Wilson informed Ms. Morfitt that he would be willing to meet with the new board members, and the parties worked together to schedule a call.

On October 29, 2025, Mr. Wilson requested a call with Ms. Morfitt in advance of his meeting with the new directors.

On October 30, 2025, Ms. Morfitt held a call with Mr. Wilson, during which Mr. Wilson outlined his views on the company’s strategy and governance. Mr. Wilson disclosed his intention to request four board seats and to designate the chair of the CRSG committee. Ms. Morfitt responded that she was looking forward to meeting his candidates and understanding the experience each could bring to the board and the company.

On November 13, 2025, at Mr. Wilson’s request, Ms. Morfitt provided an agenda, a list of questions for further discussion and a list of attendees for the upcoming meeting, including Ms. Morfitt and four directors added since 2022 (Mr. Grant, Ms. Loehnis, Ms. Mahe and Ms. List). The agenda included introductions and discussion of the new directors’ backgrounds, as well as Mr. Wilson sharing the story of the brand and the founding of lululemon’s culture.

On November 14, 2025, Mr. Wilson responded via email with a critique of the proposed agenda, among other items, noting he did not “believe it is a productive use of time for [him] to explain the brand’s founding story or the origins of the company’s culture,” adding that “[i]f the board was not familiar with this history . . . I would direct them to my book.” Mr. Wilson proposed revisions to the agenda and indicated that John James (JJ) Wilson (his son) and Jason Gaede (the president of his family office) would join.

On November 17, 2025, Mr. Wilson, Mr. J. Wilson and Mr. Gaede met with Ms. Morfitt and fellow lululemon directors Ms. Loehnis, Ms. Mahe, Ms. List and Mr. Grant as well as Howard Tubin, VP investor relations. Mr. Wilson opened the meeting by stating that he had reviewed the biographies of the directors in attendance and that, accordingly, introductions were unnecessary. During the meeting, Mr. Wilson contrasted the appearance of the company’s store employees unfavorably with those of Alo and stated that, in his view, the company had become overly influenced by inclusion initiatives. In response to a question from the directors, Mr. Wilson stated, “How can you be on the board if you haven’t read my book?”

On December 3, 2025, Sullivan & Cromwell LLP (“S&C”), counsel to Mr. Wilson, sent a letter to the company’s corporate secretary, requesting a copy of the company’s form director questionnaire.

On December 7, 2025, Sidley Austin LLP (“Sidley”), counsel to the company, advised S&C that the company was in the process of updating its director questionnaire for the upcoming year and expected this process to be concluded on or by December 12.

On December 9, 2025, S&C delivered a follow-up letter to Sidley regarding the request for the company’s form director questionnaire. The letter demanded that the company provide the form director questionnaire used in connection with the company’s 2025 annual meeting immediately, and in any event, no later than 12:00 p.m. Eastern Time on December 10.

Also on December 9, 2025, Mr. Wilson emailed Ms. Morfitt requesting a private conversation on December 15. Later that day, Ms. Morfitt confirmed her availability. Ms. Morfitt and Mr. Wilson subsequently corresponded regarding meeting logistics.

On December 10, 2025, Sidley emailed S&C a copy of the company’s form director questionnaire.

On December 11, 2025, the company announced that Calvin McDonald was stepping down from his position as CEO and director, and the appointment of Meghan Frank, chief financial officer, and André Maestrini, president and chief commercial officer, as interim co-CEOs effective January 31, 2026, while the board conducted a comprehensive and structured search process, supported by an executive search firm, to identify the company’s next CEO. The company also announced that Ms. Morfitt, then chair of the board, would assume the expanded role of executive chair, effective immediately.

Also on December 11, 2025, Mr. Wilson and Ms. Morfitt exchanged emails confirming the December 15 meeting. In those communications, Ms. Morfitt indicated that the discussion could include the company’s recently announced leadership transition.

On December 12, 2025, Mr. Wilson issued a press release regarding the company’s leadership changes.

Also on December 12, 2025, Mr. Wilson emailed Ms. Morfitt regarding his press release, noting that, “I felt compelled to comment on my view on the situation.”

On December 15, 2025, Ms. Morfitt and Mr. Tubin met with Mr. Wilson, Mr. J. Wilson and Mr. Gaede. During that meeting, Mr. Wilson presented his proposal, which demanded significant and immediate changes to the composition of the board and the company’s governance. Mr. Wilson also demanded that the parties negotiate over the following three-day period and reach agreement by Friday of that week.

Also on December 15, 2025, following the meeting, Mr. Gaede emailed additional details of the proposal:

•     the appointment of three undisclosed independent directors selected by Mr. Wilson and his associates;

•     the departure of four incumbent directors, with lead director David Mussafer and Mr. Grant leaving on or before the annual meeting and two additional directors leaving on or before the 2027 annual meeting;

•     the formation of an innovation and strategy committee, to be chaired by one of the new directors proposed by Mr. Wilson, with a mandate that would include succession planning and oversight of the CEO search process;

•     the formation of a brand product committee, also to be chaired by one of the new directors proposed by Mr. Wilson, as a “working group” focused on the company’s “culture, product, muse and vision”;

•     the appointment of at least two of the new directors proposed by Mr. Wilson to each of the board’s three standing committees, with one of the new Wilson directors serving as chair of the corporate responsibility, sustainability and governance (CRSG) committee;

•     the submission by the company of a proposal to declassify the board at the annual meeting immediately “in the most expeditious manner available under Delaware law”; and

•     a standstill until the beginning of the window for director nominations for the 2027 annual meeting.

Mr. Gaede communicated that Mr. Wilson would proceed with submitting nominations if the parties did not reach a “fully negotiated constructive resolution” by December 19 (four days following the date of the email).

On December 17, 2025, Ms. Morfitt responded to Mr. Wilson, informing him that she had discussed their prior conversation with the board. Ms. Morfitt communicated that the board would be open to considering the director candidates identified by Mr. Wilson and asked that he provide their names for inclusion in the refreshment process.

On December 23, 2025, Mr. Wilson reposted a Forbes article on LinkedIn that included his criticisms regarding the company and the board.

MR. WILSON NOMINATES AN ALTERNATIVE SLATE OF DIRECTORS

On December 29, 2025, S&C, on behalf of Mr. Wilson, delivered to the company’s corporate secretary a notice of intent to nominate three director candidates (Laura Gentile, Eric Hirshberg and Marc Maurer) and to submit a stockholder proposal regarding declassification for consideration at the annual meeting. Mr. Wilson subsequently issued a press release announcing his nomination of Ms. Gentile, Mr. Hirshberg and Mr. Maurer and submission of a stockholder proposal.

Also on December 29, 2025, Mr. Wilson emailed Ms. Morfitt regarding his nomination notice. Despite Ms. Morfitt’s December 17 response communicating the board’s openness to considering Mr. Wilson’s proposed directors, Mr. Wilson asserted that the “total lack of engagement on our proposal . . . shows me that the [b]oard remains focused on protecting itself instead of working for shareholders.” Mr. Wilson affirmed his intention to pursue a campaign until the annual meeting unless the parties reached an agreement.

Also on December 29, 2025, the company issued a press release reiterating its extensive, years-long good faith engagement with Mr. Wilson. The press release disclosed that “[i]n the interest of avoiding a costly and distracting proxy fight, the [b]oard requested from Mr. Wilson the names of his director nominees to evaluate their qualifications and backgrounds, but Mr. Wilson declined to engage further.”

On December 30, 2025, Ms. Morfitt responded to Mr. Wilson’s December 29 email disputing his characterization that the board had displayed “a total lack of engagement” with respect to his proposal. Ms. Morfitt reiterated that she had previously written to Mr. Wilson on December 17 requesting the names of his candidates and noted that Mr. Wilson had not responded to the request.

On December 31, 2025, Mr. Wilson wrote to Ms. Morfitt complaining about the company’s December 29 press release.

On January 15, 2026, Mr. Wilson requested a meeting with the board to discuss CEO selection. Ms. Morfitt replied later that day that the board was interested in hearing Mr. Wilson’s views regarding the profile of the next CEO. Ms. Morfitt noted that she would work on scheduling a call, which was subsequently scheduled for January 26.

On January 20, 2026, Mr. Wilson emailed Ms. Morfitt a list of topics he sought to cover during the January 26 meeting.

On January 26, 2026, Ms. Morfitt and two additional directors, Ms. Henry and Emily White, met with Mr. Wilson, Mr. J. Wilson and Mr. Gaede. Ms. Morfitt shared that the company had begun its latest board refreshment efforts in August 2025. Mr. Wilson acknowledged that he had encountered difficulty recruiting good candidates to join his slate. In response, Ms. White requested the names of candidates who had declined to participate in his campaign in an effort to identify mutually acceptable candidates. Mr. Wilson declined to share the names of such individuals. Instead, Mr. Wilson reiterated his view that the company should appoint all three of his candidates and insisted that any other new directors “must have read my book.” Mr. Wilson then stated that “[t]he whole board can step down, and that would be best for the shareholders . . . [a] massive disruption is what the company needs.” Ms. Morfitt requested to interview Mr. Wilson’s director candidates. Mr. Wilson declined to commit to such interviews, noting that he would respond regarding the request following the meeting. Ms. Morfitt also requested that Mr. Wilson share the names of any CEO candidates he might recommend for consideration. Mr. Wilson declined to offer any suggestions.

On January 27, 2026, Mr. Wilson sent an email to Ms. Morfitt regarding the prior day’s discussion. In the email, Mr. Wilson stated that the proxy contest was “far from resolved and without a collaborative resolution, will not be resolved before the upcoming annual meeting.”

On January 28, 2026, Mr. Wilson’s counsel delivered to the company’s corporate secretary a books and records demand seeking certain information regarding the company’s stockholders.

On January 30, 2026, Ms. Morfitt sent an email to Mr. Wilson, reiterating that the board was open to collaborative discussions regarding a potential resolution. Ms. Morfitt again noted that, in order to evaluate any such resolution, the board would need to interview Mr. Wilson’s director nominees. Ms. Morfitt requested confirmation that the board would be able to interview them.

On February 3, 2026, Mr. Wilson sent an email to Ms. Morfitt, copying Mr. Maurer. Mr. Wilson asserted that the board could negotiate a non-binding director and governance framework with him without first interviewing his director candidates. Mr. Wilson proposed a time to meet to discuss further. He also indicated that Mr. Maurer wished to speak directly with Ms. Morfitt.

On February 4, 2026, the company’s counsel sent a response letter to Mr. Wilson’s counsel regarding the demand for information regarding the company’s stockholders. In its response, the company provided Mr. Wilson’s counsel with a draft confidentiality agreement in order to obtain the requested information.

On February 8, 2026, Ms. Morfitt responded to Mr. Wilson’s February 3 email and reaffirmed that meeting with director candidates is a necessary precursor to board consideration. She noted that Mr. Wilson was familiar with this process, having met with several of the company’s recently appointed directors over the preceding years.

On February 10, 2026, Ms. Morfitt, Mr. Maurer and a member of the company’s legal team held an introductory call during which Mr. Maurer shared his background and perspectives on the company.

On February 13, 2026, following the call, Ms. Morfitt emailed Mr. Maurer stating that she appreciated their prior discussion. She suggested lululemon store locations for Mr. Maurer to visit during an already planned visit to Vancouver. Mr. Maurer replied expressing interest in continuing discussions with other representatives of the company.

Also on February 13, 2026, Mr. Wilson’s counsel met via video conference with the company’s counsel to discuss the demand for information regarding the company’s stockholders and other related matters. In the meeting, the company’s counsel indicated that Mr. Maurer’s recent discussion with Ms. Morfitt had been viewed as productive from the company’s perspective, and that Ms. Morfitt was expected to contact Mr. Maurer to continue the dialogue.

On February 16, 2026, Ms. Morfitt sent an email to Mr. Wilson expressing interest in introducing Mr. Maurer to other members of the CRSG committee.

On February 17, 2026, Mr. Wilson responded, indicating that he supported Mr. Maurer having additional conversations with members of the CRSG committee. He stated that it “seems as though you [Ms. Morfitt] and the [b]oard are ready to work with me in good faith toward reaching a resolution.” Mr. Wilson requested a meeting with Ms. Morfitt and other board members to discuss a potential resolution and a previously shared framework, and provided his availability.

On February 24, 2026, Ms. Morfitt, Ms. Henry and Mr. Tubin met with Mr. Wilson, Mr. J. Wilson and Mr. Gaede to discuss a potential resolution. During that meeting, Mr. Wilson stated his position that three incumbent directors step down and three new directors be appointed, and demanded the turnover of up to six directors. Mr. Wilson further asserted that other companies, including Alo and Vuori, had adopted his playbook and had sought and received his advice, while lululemon had not. Ms. Morfitt and Ms. Henry reiterated the board’s willingness to consider any qualified CEO candidates he wished to propose. Mr. Wilson did not provide the names of any CEO candidates. Ms. Morfitt also outlined a potential settlement framework, which was subsequently provided by email on February 25. Mr. Wilson also declined at that time to facilitate introductions to Ms. Gentile and Mr. Hirshberg, with whom the board had not yet spoken.

On February 25, 2026, Mr. Mussafer and Ms. White met with Mr. Maurer. During the meeting, Mr. Maurer shared his views on Mr. Wilson’s campaign and ideas for the company.

Also on February 25, 2026, Ms. Morfitt sent an email to Mr. Wilson, Mr. J. Wilson and Mr. Gaede thanking them for their time the prior day and expressing a desire to reach an amicable resolution. In that communication, Ms. Morfitt included a framework regarding a potential settlement. The email noted, among other items, that (i) the board was contemplating the departure of multiple directors at either the 2026 or 2027 annual meetings; (ii) the board was actively interviewing new independent director candidates, was open to including Mr. Maurer in the pool of director candidates, and was open to speaking with Mr. Wilson’s two other nominees; (iii) the board did not believe the formation of two new committees was prudent or appropriate; (iv) the board was open to declassification of the board at a pace generally adopted by the market; and (v) the board sought non-disparagement and standstill provisions that would extend through the 2027 annual meeting.

On February 27, 2026, Mr. Wilson issued a public letter to the company’s stockholders providing what he described as an “update” regarding his ongoing campaign, which he also promoted in a LinkedIn post. In the letter, Mr. Wilson reiterated his views regarding the composition of the board and the company’s performance and governance.

Also on February 27, 2026, following the issuance of his public letter, Mr. Wilson emailed Ms. Morfitt stating that he “felt compelled” to send the letter because, in his view, the company’s response to his previously shared framework “has not reflected urgency that demonstrates that resolution is the [b]oard’s priority.” Mr. Wilson indicated that he would provide a more detailed response to the company’s framework, including his perspective on the board interviewing Ms. Gentile and Mr. Hirshberg. Mr. Wilson proposed meeting the following week to discuss a potential resolution.

Also on February 27, 2026, the company issued a press release in response to Mr. Wilson’s public letter. In the press release, the company disagreed with Mr. Wilson’s characterization of his interactions with the board, noting that it had engaged with Mr. Wilson in good faith over several months, including numerous meetings. The company disclosed Mr. Wilson’s rejection of the board’s request to interview his candidates, with the exception of preliminary conversations between members of the board and Mr. Maurer.

Also on February 27, 2026, Mr. Wilson filed a Schedule 13D amendment. In the amendment, among other items, Mr. Wilson stated his belief that, “instead of issuing a reactive and defensive statement,” the board should have concluded that “the urgent and immediate change advocated by Mr. Wilson is in the best interests of the Issuer and all of its shareholders.”

On March 2, 2026, Ms. Morfitt emailed Mr. Wilson regarding his February 27 public letter and his related LinkedIn post. Ms. Morfitt stated that the board was disappointed by the public statements in light of progress made during the parties’ meeting the prior week, and expressed surprise at Mr. Wilson’s characterization of the engagement. Ms. Morfitt requested confirmation that Mr. Wilson remain focused on a collaborative approach. She also stated that the board looked forward to Mr. Wilson’s response regarding the next steps suggested during the prior meeting, which included interviewing Mr. Wilson’s nominees.

On March 5, 2026, Mr. Wilson issued a press release announcing the launch of a campaign website. In addition, Mr. Wilson also launched campaign social media accounts, and subsequently initiated a digital ad campaign.

Also on March 5, 2026, Mr. Wilson sent an email to Ms. Morfitt, copying Mr. J. Wilson and Mr. Gaede. Mr. Wilson stated that the board’s conduct during recent engagement “makes us inclined to believe that the [b]oard is not in fact operating in good faith” and indicated that he would pursue his proxy contest “in parallel to this ongoing negotiation . . . .” Mr. Wilson attached an updated governance framework, which expanded upon his prior December proposal. The proposal called for, among other items, (i) the immediate addition of Mr. Wilson’s three nominees; (ii) the departure of three incumbent directors, including Mr. Mussafer; (iii) the formation of a Strategy and Operations Committee and a Brand Product Committee (focused, among other topics, on “realignment with the [c]ompany’s muse”), each to be chaired by one of Mr. Wilson’s nominees; (iv) specified reconstitution of existing board committees, including for the CRSG committee to include at least two of his three nominees, with one of his nominees serving as chair; and (v) submission of a declassification proposal at the annual meeting. Mr. Wilson also stated that he would permit the board to meet with Ms. Gentile and Mr. Hirshberg.

On March 6, 2026, Ms. Morfitt responded to Mr. Wilson’s email, stating that she had shared his email with the board and that, following discussion, it appeared that the parties remained far apart on their respective frameworks. Ms. Morfitt reiterated the board’s desire to reach a mutually agreeable resolution. Ms. Morfitt also accepted Mr. Wilson’s offer to speak with Ms. Gentile and Mr. Hirshberg.

On March 9, 2026, Mr. Maurer emailed Ms. Morfitt regarding Mr. Wilson’s campaign. Later that day, Ms. Morfitt responded expressing interest in a follow-up conversation and inviting Mr. Maurer to schedule a call to discuss his candidacy.

Also on March 9, 2026, Mr. Wilson emailed Ms. Morfitt and appeared to again condition the availability of his nominees for interviews. Mr. Wilson stated that “[t]o comfortably move forward with introductions to Laura [Gentile] and Eric [Hirshberg], we must work together to close the gap that we agree with you currently has us far apart.” Mr. Wilson proposed potential meeting times to discuss a resolution framework.

On March 11, 2026, a truck displaying advertisements for Mr. Wilson’s campaign that denigrated the brand and the work of employees was parked outside the company’s headquarters in Vancouver.

Also on March 11, 2026, Ms. Morfitt met with Mr. Maurer. At the meeting, Mr. Maurer shared observations from his recent visit to Vancouver to meet with Mr. Wilson, during which he also met with current and former employees of the company.

On March 12, 2026, Ms. Morfitt sent an email to Mr. Wilson stating that she remained committed to working toward a productive resolution. Ms. Morfitt expressed concern that Mr. Wilson had continued to increase his demands rather than move toward a negotiated resolution. Ms. Morfitt also reiterated that the company had ongoing board refreshment efforts underway that would align with certain of Mr. Wilson’s goals. Ms. Morfitt indicated that she would be available to meet following the company’s earnings release.

Also on March 12, 2026, Mr. Wilson issued a public letter in an apparent attempt to discourage potential CEO candidates. Mr. Wilson addressed his letter to “leaders in the retail and apparel space who may consider becoming lululemon’s next Chief Executive Officer.” In the letter, Mr. Wilson criticized the company’s board, warning candidates that, “one must consider if the [c]ompany’s [b]oard is simply not equipped to support visionary leadership, no matter how qualified an individual may be.” Mr. Wilson reiterated his support for his director nominees and encouraged prospective candidates for the CEO position to consider the composition and oversight of the board in evaluating the role.

Also on March 12, 2026, Mr. Wilson published LinkedIn posts on the “Creativity First lulu” page and his personal account referencing the public letter he issued earlier that day. In the post, Mr. Wilson reiterated his view that the board should be refreshed before a new CEO is selected and promoted his director nominees.

On March 13, 2026, Mr. Wilson sent an email to Ms. Morfitt agreeing to her prior requests for members of the board to meet with Ms. Gentile and Mr. Hirshberg. Mr. Wilson suggested scheduling discussions the following week in Vancouver. Mr. Wilson stated that he expected the discussions to proceed based on the framework he had previously proposed and indicated that he believed the board should delegate authority to Ms. Morfitt to negotiate a resolution.

On March 15, 2026, Ms. Morfitt sent an email to Mr. Wilson acknowledging that he had made his remaining director nominees available to meet with members of the board. Ms. Morfitt proposed that those meetings occur later that week and suggested additional times for Mr. Wilson to meet with both she and Ms. Henry.

Also on March 15, 2026, Mr. Wilson sent an email introducing Ms. Gentile and Mr. Hirshberg to Ms. Morfitt. He proposed additional times to discuss a potential resolution. Members of the board subsequently conducted interviews with Mr. Wilson’s three director nominees over the course of March.

On March 17, 2026, prior to the company’s scheduled earnings release, Mr. Wilson issued a press release criticizing the board and management.

Also on March 17, 2026, the company announced its fourth quarter and full year financial results. The company also announced the appointment of Mr. Bergh as a Class I independent director and member of the CRSG and people, culture and compensation committees. The company also announced that lead director Mr. Mussafer would not stand for reelection at the annual meeting.

Later on March 17, 2026, Ms. Morfitt sent an email to Mr. Wilson regarding Mr. Bergh’s appointment and Mr. Mussafer’s departure from the board. Ms. Morfitt noted that these actions had been “largely finalized” prior to her receipt of Mr. Wilson’s recent email and had been “long in the works,” as mentioned in a prior meeting. Ms. Morfitt offered to arrange for an introductory call between Mr. Bergh and Mr. Wilson. She further reaffirmed that the announcement did not change the company’s desire to reach an agreement with Mr. Wilson. Ms. Morfitt requested that Mr. Wilson confirm that the parties would proceed with the previously discussed plan.

On March 18, 2026, Mr. Wilson issued a press release commenting on the company’s announcement of board refreshment and its fourth quarter and full year 2025 financial results. Among other topics, Mr. Wilson described the appointment of Mr. Bergh as “underwhelming.” Mr. Wilson again promoted his director nominees and stated that he intended to continue his efforts to effect what he described as the “quantum of change” needed at the company.

Also on March 18, 2026, Mr. Wilson published a post on LinkedIn, among other posts, in connection with his press release from that date. In the post, Mr. Wilson again criticized the company’s financial performance and reiterated his view that additional board changes were necessary.

On March 19, 2026, Mr. Wilson responded to Ms. Morfitt’s March 17 email, stating that he looked forward to the parties’ upcoming meetings and reiterating his view that additional changes to the composition of the board would be required. In the email, Mr. Wilson requested confirmation that Ms. Morfitt and Ms. Henry would have authority from the board to negotiate toward a resolution and stated that he expected the parties to work efficiently to reach an agreement. Mr. Wilson further indicated that he remained open to working together to determine the appropriate governance structure while continuing to advocate for what he described as “significant additional change” to the board. Ms. Morfitt and Mr. Wilson subsequently exchanged emails regarding the scheduling of a follow-up meeting.

On March 25, 2026, Ms. Morfitt responded to Mr. Wilson’s email, explaining that the company had postponed the previously scheduled meeting in order to complete interviews with Mr. Wilson’s director nominees and to allow the board and its committees sufficient time to evaluate those interviews prior to further discussions. She further explained that the company was seeking to undertake appropriate diligence in evaluating director candidates and indicated that she expected to confirm a new meeting date shortly.

On March 26, 2026, Mr. Wilson replied to Ms. Morfitt commenting on the interview process. Mr. Wilson requested that the parties schedule a meeting and indicated his view that a potential resolution could be discussed in parallel with the interview process.

Also on March 26, 2026, Ms. Morfitt emailed Mr. Wilson, stating that the company had completed interviews of his nominees. Ms. Morfitt indicated that, as previously noted to Mr. Wilson, the next step was for the full board to discuss the candidates, which was expected to be completed that week. She proposed that she, Ms. Henry and Mr. Tubin meet with Mr. Wilson on March 30.

On March 27, 2026, Mr. Wilson filed his preliminary proxy statement.

On March 30, 2026, Ms. Morfitt and Ms. Henry met with Mr. Wilson and members of his team to discuss a potential resolution. During the meeting, the company proposed a potential settlement that included, among other things, the appointment of one of Mr. Wilson’s directors to the board and the departure of one additional company director, in addition to Mr. Mussafer, a proposal to declassify the board at the annual meeting, and a standstill through the 2027 annual meeting. Mr. Wilson rejected these proposals and instead insisted that all three of his nominees be appointed to the board as a package. Mr. Wilson then proposed the formation of a “100-day,” 10-person committee comprised of former company employees to provide input to the company. In this meeting, a member of Mr. Wilson’s team also suggested that Mr. Wilson be appointed to the board. Ms. Morfitt reminded Mr. Wilson and his team that Mr. Wilson held significant interests in a competitor of the company. Mr. Wilson reiterated his previous comment that he had advised the company’s competitors, Alo and Vuori.

Also on March 30, 2026, following the meeting, Mr. Wilson emailed Ms. Morfitt, proposing a follow-up meeting and stating that, in advance of such meeting, he expected Ms. Morfitt to seek additional negotiating authority from the board and that meaningful progress would require movement by the company on the central issues he had raised.

On March 31, 2026, Ms. Morfitt responded to Mr. Wilson, stating that a near-term meeting would not be beneficial due to Mr. Wilson’s “expanding demands,” including the new demand for a “100-day,” 10-person former employee committee. Ms. Morfitt included a cooperation agreement term sheet that, among other items, contemplated (i) the appointment of one of Mr. Wilson’s nominees, (ii) Mr. Mussafer not standing for reelection at the 2026 annual meeting, (iii) an additional incumbent director not standing for reelection at the 2027 annual meeting, and (iv) the company’s submission of Mr. Wilson’s proposal to declassify the board to stockholders at the annual meeting. Ms. Morfitt communicated that members of the board would be happy to meet the following week or in the future, if Mr. Wilson were willing to make an offer closer to the board’s proposal.

In the following days, Mr. Wilson and his representatives took steps typical of an investor intending to commence solicitation of stockholders, including requesting materials regarding the company’s stockholders, establishing a record date with Broadridge without the company’s authorization to potentially facilitate mailings, and sending emails to stockholders referencing forthcoming mailings.

On April 7, 2026, Mr. Wilson emailed Ms. Morfitt, reiterating criticisms of the company’s strategy and governance and attaching a revised settlement proposal. The proposal included two options. Mr. Wilson demanded, among other items, that (i) two of Mr. Wilson’s nominees be appointed immediately, with a third mutually agreed director to be appointed by the end of 2026 or the 2027 annual meeting; (ii) one or two of the new directors to join the CRSG committee, with one as chair; (iii) two or three additional director resignations by the 2027 annual meeting; (iv) quarterly meetings for Mr. Wilson and his son to meet with the company’s CEO and three directors who would “present business, strategy, two upcoming seasons of product, and alignment on muse”; and (v) a board cap of 10 or 11 directors.

On April 8, 2026, a truck displaying advertisements for Mr. Wilson’s campaign and denigrating the company was parked outside the company’s store on 5th Avenue in New York City.

On April 10, 2026, Mr. Wilson filed his definitive proxy statement. At the time, the company had not even filed its preliminary proxy statement. That same day, despite unilaterally and prematurely taking a step typically indicating an escalating proxy campaign, Mr. Wilson emailed Ms. Morfitt, warning that “[it] would be unfortunate if the [b]oard was preparing to take any defensive steps that could jeopardize a constructive path forward.” Mr. Wilson also incongruously noted, “let’s continue to work together to reach the common goals for lululemon and all of its shareholders that we have been speaking about.”

Also on April 10, 2026, counsel to Mr. Wilson sent the company’s counsel a letter providing notice of Mr. Wilson’s intent to nominate Ms. Gentile, Mr. Hirshberg and Mr. Maurer as director nominees.

On April 12, 2026, Ms. Morfitt responded to Mr. Wilson, indicating that the board had discussed his revised settlement proposal, attaching an updated cooperation agreement term sheet that reflected the company’s response. The revised term sheet included (i) in addition to the appointment of a new director from one of Mr. Wilson’s three candidates in advance of this year’s annual meeting, the appointment of a mutually agreed second new director by April 1, 2027, (ii) the departure of two incumbent directors at the annual meeting and one additional incumbent director at the 2027 annual meeting, (iii) the submission of Mr. Wilson’s proposal to declassify the board at the annual meeting, and (iv) a quarterly meeting for Mr. Wilson to share his views on product, brand and culture.

On April 15, 2026, Mr. Wilson emailed a revised proposal to Ms. Morfitt. Mr. Wilson reiterated that two of his nominees be appointed to the board immediately. Mr. Wilson also demanded, among other items, (i) the appointment of one mutually agreed additional director with product and brand experience by April 2027, (ii) the departure of two directors (including Mr. Mussafer) by the annual meeting, (iii) the departure of an additional director by the 2027 annual meeting, and (iv) the full board standing for election in 2028. In addition, Mr. Wilson demanded an expanded list of attendees at quarterly meetings with the company, including two company executives, three directors and House of Wilson representatives, at which the company would be expected to present “business strategy, two upcoming seasons of product, and alignment on muse.”

On April 16, 2026, Ms. Morfitt and Ms. Henry met with Mr. Wilson, Mr. J. Wilson and Mr. Gaede. During the meeting, Mr. Wilson reiterated his demand for two board seats and suggested an additional board observer role for his third candidate. Mr. Wilson also disclosed that “I help Alo and Vuori because they ask.” Mr. Wilson proposed that the observer role could be handled as a “gentleman’s agreement,” and questioned whether stockholders needed to be informed of such agreement. Ms. Morfitt and Ms. Henry suggested that the parties engage in a more collaborative approach and find mutually agreeable nominees, as Mr. Wilson had previously noted that several candidates had declined to join his slate.

On April 17, 2026, Ms. Morfitt had a call with Mr. Maurer regarding his candidacy.

Also on April 17, 2026, Bloomberg published an article titled “Lululemon Founder Chip Wilson Is Starting Athletic-Brand Venture.” A spokesperson for Mr. Wilson confirmed he had established a new structure to invest in technical apparel companies.

On April 18, 2026, Ms. Henry met with Ms. Gentile and discussed Ms. Gentile’s candidacy.

On April 19, 2026, Ms. Morfitt met with Mr. Hirshberg and requested that he provide additional references.

Also on April 19, 2026, Mr. Wilson emailed Ms. Morfitt regarding their ongoing discussions.

On April 20, 2026, Ms. Morfitt responded to Mr. Wilson, requesting his position on a number of issues raised in the company’s latest cooperation agreement term sheet that were not addressed in his April 15 proposal. Later that day, Mr. Wilson declined to discuss those issues until the parties reached an agreement on the appointment of his candidates.

On April 22, 2026, the company announced the appointment of Heidi O’Neill as CEO. Following the announcement, Ms. Morfitt emailed Mr. Wilson regarding the CEO appointment and reiterated the board’s desire to continue to discuss a potential resolution.

Also on April 22, 2026, counsel to the company sent Mr. Wilson’s counsel a letter providing notice of the company’s director nominees.

On April 23, 2026, Mr. Wilson emailed Ms. Morfitt a further revised proposal, in which he reverted to his original demand for all three of his nominees to be immediately appointed to the board. The previous week, Mr. Wilson had demanded the immediate appointment of two directors and, by April 2027, one additional mutually agreed director with product and brand experience. He also reiterated prior demands, including (i) the departure of two directors (including Mr. Mussafer) by the annual meeting, (ii) the departure of an additional director by the 2027 annual meeting, (iii) the full board standing for election in 2028, (iv) one of his nominees serving as chair of the CRSG committee, and (v) quarterly meetings with the company executives and directors.

On April 24, 2026, Mr. Wilson emailed Ms. Morfitt. Mr. Wilson denied “mov[ing] any goal posts,” despite demanding that three directors be immediately appointed. Mr. Wilson’s immediately preceding offer had included the immediate appointment of only two nominees and the later appointment of a third mutually agreed director by April 2027.

On April 26, 2026, Ms. Morfitt replied to Mr. Wilson, reiterating her request that he provide a fulsome response to the company’s latest cooperation agreement term sheet so that the board could fully evaluate his counterproposal.

Also on April 26, 2026, Ms. Morfitt emailed Mr. Maurer regarding his candidacy.

On April 28, 2026, the company announced the appointment of Esi Eggleston Bracey as a Class I independent director. The company also announced that Mr. Grant, an incumbent director, would not stand for reelection at the annual meeting.

Also on April 28, 2026, the company filed its preliminary proxy statement.

On April 29, 2026, Mr. Wilson issued a public letter to stockholders. Mr. Wilson asserted that he is “ready to effect change and will do whatever is necessary, for as many years as necessary.”

On April 30, 2026, Mr. Wilson emailed Ms. Morfitt. Mr. Wilson reaffirmed his intention to continue his campaign over multiple years, noting that, “[t]his is a campaign I will see throughout this year, next year and for however long it takes to fix lululemon.”

On May 1, 2026, Mr. Wilson filed a revised definitive proxy statement.

On May 3, 2026, Ms. Morfitt emailed Mr. Wilson regarding potential settlement terms.

On May 4, 2026, Mr. Wilson emailed Ms. Morfitt, declining to substantively engage on the outstanding issues raised in the company’s cooperation agreement term sheet until the parties reached agreement regarding the appointment of all of his three nominees.

On May 6, 2026, Mr. Wilson issued a public letter to stockholders.

On May 7, 2026, the company filed a copy of this revised preliminary proxy statement.

2025 Year in Review

Photo Credit: Anthony Blasko / Supervision

Our Purpose

We elevate human potential by helping people feel their best.

Our Vision

We create transformative products and experiences that build meaningful connections, unlocking greater possibility and wellbeing for all.

“In 2025, we continued to expand our global footprint, introduce new products to our guests, and connect with our communities around the world in new and exciting ways. While we navigated a dynamic macro environment and saw a slowdown in our North America business, we moved decisively to sharpen our focus and strengthen performance. We are taking targeted actions to elevate product newness, improve full-price sell-through, and reinforce our premium brand positioning, with early signs of progress. As we look ahead, the lululemon brand remains strong and our teams are highly engaged and working to deliver on our goals.”

— Martha (Marti) Morfitt, Executive Chair

In this proxy statement, we refer to the fiscal year ended February 2, 2025 as “2024,” the fiscal year ended February 1, 2026 as “2025,” and the fiscal year ending January 31, 2027 as “2026.”

Our Business

The summary below compares 2025 to 2024:

•     Net revenue increased 5% to $11.1 billion.

•     Comparable sales increased 2% with Americas decreasing 3%, China Mainland increasing 20%, or 19% on a constant dollar basis(1), and Rest of World increasing 9%, or 7% on a constant dollar basis(1).

•     Gross profit was consistent at $6.3 billion and margin decreased 260 basis points to 56.6%.

•     Income from operations decreased 12% to $2.2 billion and operating margin decreased 380 basis points to 19.9%.

•     Ended the year with 811 company-operated stores.

(1)    Refer to the non-GAAP reconciliation table in Appendix A of this proxy statement for reconciliations between the above non-GAAP financial measures and the most directly comparable measures calculated in accordance with GAAP.

Photo Credit: Adam Amengual

Product Innovation

•     Continued to see guests respond well to products across our core activities, including a number of our key franchises such as Align™ and Swiftly in women’s and Pace Breaker and Metal Vent Tech in men’s.

•     Began to implement strategies intended to increase the frequency and breadth of new styles. New styles introduced in 2025 included Daydrift, Be Calm, Big Cozy, and Mile Maker.

•     Focused on improving our speed to market through initiatives intended to reduce our product development timelines and enhance our chase capabilities, with the objective of enabling more responsive replenishment of select strong performing styles.

•     Unveiled 2026 Milano Cortina Olympic and Paralympic Winter Games athlete kit, marking our third Games as official outfitter of Team Canada in partnership with the Canadian Olympic Committee and Canadian Paralympic Committee.

•     Announced new partnership with ZymoChem and deepened collaboration with Samsara Eco to innovate and advance the use of preferred materials by 2030.

•     We continued to introduce new product innovations including Unrestricted Power™, a new sensation for strength training, and the latest advancement in ShowZero™, our first-ever sweat-concealing technology for high-sweat activities.

Photo Credit: Jerry Buttles

lululemon FY25 Brand Presence & People Overview

As of February 1, 2026

Americas
476
Company-operated stores
Europe and the Middle East
49
Company-operated stores
45
Retail locations operated by franchise partners
China Mainland
172
Company-operated stores
Asia Pacific
114
Company-operated stores

39,000
Approximate employees

30+
Markets where lululemon has a brand presence

811
Company-operated store locations

45
Retail locations operated by franchise partners

Market Expansion

•     Expanded our international footprint by opening 30 net new company-operated stores across China Mainland, APAC, and EMEA markets.

•     Broadened our global presence to over 30 markets through our company-operated and license and supply models, extending lululemon’s brand reach and global community.

•     Opened our first store in Italy in the heart of Milan’s iconic shopping district.

•     Entered Turkey, Denmark, and Belgium through our franchise model. Separately, we announced plans to expand into six new markets with our franchise partners in 2026 including Greece, Austria, Poland, Hungary, Romania, and India, subject to the completion of the franchise arrangements and other conditions.

lululemon
SUMMER
SWEAT
GAMES
夏日乐挑战
SUMMER
SWEAT
GAMES
夏日乐挑战
SUMMER
SWEAT
GAMES
夏日乐挑战

Photo Credit: NOVA
Photo Credit: VINVIA

Guest Experience & Community

•     Elevated our shop site and app and debuted our elevated store design concept with two flagship openings in iconic global destinations – SoHo, New York City (over 17,000 sq ft), and Gangnam, Seoul (over 9,000 sq ft).

•     Grew our membership program in North America to more than 30 million members and enhanced the offering with four-tiered benefit levels and new partner perks designed to drive greater engagement.

•     Welcomed new ambassadors to our global community, including Lewis Hamilton (Formula 1™ World Champion), Sidney Crosby (Canadian professional hockey player), KAZUHA (member of K-pop group LE SSERAFIM), and Yilong Zhu (Chinese actor).

•     Deepened connections with our local and global communities through key events and activations, including our Glow Up Studio in New York City, fifth annual China Summer Sweat Games, lululemon CLUBHOUSE in APAC, and Club 600 series in EMEA.

•     Celebrated the 10th anniversary of our Align™ franchise with ambassador-led community activations around the world.

Our People
Photo Credit: Adam Amengual Photo Credit: Adam Amengual

•     Provided leaders with resources through our Practice of Leadership program to help them unlock the potential and performance of their teams.

•     Hosted regional Leadership Summits for our local lululemon retail, store, and Guest Education Centre leaders focused on team connection, learning, and development.

•     Recognized by Glassdoor, TIME, and Forbes as a best place to work, reinforcing our focus on people-first culture and commitment to creating an environment where employees can thrive.

•     Renewed our Mental Wellbeing Global Advisory Board to continue supporting improvements in mental wellbeing outcomes for both our employees and communities around the world.

•     Unveiled lululemon Gives, an evolution of the lululemon Centre for Social Impact, aimed at positively impacting the mental health and wellbeing of our communities and providing employees with opportunities to volunteer and participate in grant review councils and global matched giving programs.

Our Impact

We believe we have a role to play in advancing the wellbeing of people and our planet

In 2025, we launched lululemon’s Impact Agenda 2030—a renewed vision, strategy, and set of intended goals to guide our impact work through 2030.

Impact Agenda 2030 is composed of two pillars—People and Planet—united by a single, overarching vision: We move together to drive resilience and innovation for people and the planet.

Impact Agenda 2030 incorporates our learnings over the years, reflects the evolving landscape of our industry, and underscores our commitment to continue working toward solutions that are integrated, scalable, and enduring.

To drive progress toward our impact ambitions, we have a multi-level governance structure comprised of business leaders across lululemon.

2024 Impact Report

We also published our 2024 Impact Report, which highlights progress toward our publicly stated goals as well as initiatives and performance data related to environmental, social, and governance topics. The full 2024 Impact Report can be found on our website at corporate.lululemon.com/our-impact/reporting-and-governance/reporting-and-disclosure.

Impact Agenda 2030

People	Planet

•     Employee Wellbeing: Elevating employee wellbeing through a culture of high performance and high care

•     Supply Chain Wellbeing: Supporting supply chain worker(1) rights, and wellbeing for their communities

•     Community Wellbeing: Fostering mental health and wellbeing through movement and mindfulness

•     Climate Action: Minimizing emissions from product creation, transportation, and our operations

•     Circular Innovation: Developing circular product solutions(2) for our business and guests

•     Nature: Deepening our focus on nature, including land and water

(1) The people employed by suppliers that are involved in the manufacturing of products and materials for lululemon.	(2) Solutions such as procuring preferred materials for products, fostering circular design principles, or offering solutions to extend product use.

Board of Directors

Martha (Marti) Morfitt Principal, Partner, and Chief Executive Officer at River Rock Partners Inc.
Age: 68 Executive Chair Committees: N/A Director since: 2008

Qualifications, Experience and Expertise Contributed to Our Board:

•  Marti Morfitt has served as board chair since March 2022 and as an independent director from 2008 – 2025. In December 2025, Ms. Morfitt took on an expanded role of executive chair.

•  Ms. Morfitt is an experienced public company director, executive and advisor who has spent decades guiding consumer and brand-driven businesses through critical milestones, including most recently serving as executive chair at lululemon to support leadership continuity and execution during the CEO transition.

•  She also currently holds the role of a principal, partner, and CEO of River Rock Partners, Inc., a business and cultural transformation consulting firm.

•  Ms. Morfitt has a proven track record of developing and executing complex business transformation strategies to grow branded business with improved financial and operational performance. During her tenure as CEO of Airborne Health, Inc., she drove a 30% increase in revenue in her first year and reestablished market leadership within the immune-health category. As president, CEO and COO of CNS, Inc., she repositioned the Breathe Right brand, launched the Fiber Choice brand and more than tripled net sales.

Other Key Skills and Qualifications:

•  Experience reinvigorating consumer brands, repositioning market-leading products and driving meaningful revenue acceleration.

•  Demonstrated leadership in board-level oversight through her service on multiple public company boards, including experience guiding companies through leadership transitions and strategic inflection points.

Employment Experience:

2008 – Present Principal, Partner, and Chief Executive Officer, River Rock Partners, a business and cultural transformation consulting firm

2009 – 2012 Chief Executive Officer, Airborne Health, Inc., a consumer healthcare company

2001 – 2007 Chief Executive Officer, CNS, Inc., a consumer healthcare company

1998 – 2001 President & Chief Operating Officer, CNS, Inc.

1983 – 1998 Various Marketing and General Management roles, The Pillsbury Company

Other Public Company Directorships:

1995 – Present Graco Inc., an industrial fluid management company

2021 – Present Olaplex Holdings, Inc., a health and beauty company

2017 – 2020 Mercer International Inc., a renewable bio-based products company

2008 – 2015 Life Time Group Holdings, Inc., a fitness center company

2006 – 2007 Intrawest, an operator and developer of ski resorts

David Mussafer Chairman and Managing Partner of Advent International
Age: 63 Lead Director Independent Committees: • CRSG (Chair) Director since: 2014

Qualifications, Experience and Expertise Contributed to Our Board:

•  Mr. Mussafer brings a valuable perspective on long-term value creation, disciplined capital allocation, and operational transformation gained from his role as chairman and managing partner of Advent International, where he oversees over $100 billion in assets under management. During his tenure at Advent, he has personally led more than 37 investments and serves as a member of the company’s executive committee.

•  Mr. Mussafer has extensive experience partnering with boards and management teams of consumer-facing companies to drive platform growth and deliver outsized investor returns. At luxury apparel retailer Zimmermann, the company achieved 148% sales growth in the last two years since Advent’s majority stake acquisition. At Sovos Brands, a consumer packaged food company, he supported a 92% return to public shareholders, significantly outperforming the S&P 500 over the course of Advent’s investment.

•  He brings to the board institutional knowledge of lululemon’s growth and evolution since before its IPO, as well as strategic perspective from guiding numerous companies through multiple stages of growth, informing his role as lead independent director.

Other Key Skills and Qualifications:

•  Global business perspective informed by leadership and investment experience across industries and geographies.

•  Experience working with management teams at portfolio companies to develop and implement sustainability and operational strategies that drive long-term value creation, support platform growth, and mitigate risk.

Employment Experience: 1990 – Present Chairman & Managing Partner, Advent International, L.P., a global private equity firm
Other Public Company Directorships: 2021 – Present Olaplex Holdings, Inc., a health and beauty company 2019 – 2021 First Watch Restaurant Group, Inc., a U.S. restaurant chain

Charles (Chip) Bergh Former President and Chief Executive Officer, Levi Strauss & Co.
Age: 68 Independent Committees: • CRSG • PCCC Director since: 2026

Qualifications, Experience and Expertise Contributed to Our Board:

•  Mr. Bergh is a seasoned public company executive who brings extensive experience in global consumer brands. As president, chief executive officer and director of Levi Strauss & Co. for more than a decade, he led a strategic turnaround that revitalized the brand, led the company’s return to the public markets through its 2019 IPO and restored profitable growth, resulting in a 5x increase in market cap during his tenure. This transformation included reinvigorating the women’s business and repositioning the brand at the center of culture and music.

•  During his 28-year tenure at The Procter & Gamble Company (P&G), one of the world’s largest consumer goods companies, Mr. Bergh held several senior leadership roles where he led brand management and consumer engagement initiatives across iconic franchises. Among his many accomplishments, he led the development and launch of Swiffer—P&G’s most successful new brand in nearly three decades—and led the turnaround and growth of Old Spice. He also led the integration of the $57 billion Gillette acquisition and subsequently Gillette’s $7 billion global blades and razors business, where he grew its profits, market share and total stockholder return through innovation, new product launches and global brand expansion.

•  Mr. Bergh has a strong track record of corporate governance, informed by his board service at Pinterest, e.l.f. Beauty, and HP Inc., where he serves as independent board chair. He also teaches as a senior lecturer at Harvard Business School.

Other Key Skills and Qualifications:

•  Executive leader with extensive experience building and revitalizing iconic global consumer brands through strategic transformation and product-led innovation.

•  Deep corporate governance experience developed through service on governance and compensation committees of global public company boards.

Employment Experience:

2024 – Present Senior Lecturer, Harvard Business School

2024 – 2024 Senior Advisor, Levi Strauss & Co.

2011 – 2024 President and CEO, Levi Strauss & Co.

1983 – 2011 Group President, Global Male Grooming; various senior leadership roles, The Procter & Gamble Company

1979 – 1983 US Army Officer

Other Public Company Directorships: 2025 – Present e.l.f. Beauty 2024 – Present Pinterest 2015 – Present HP Inc. 2011 – 2024 Levi Strauss & Co. 2008 – 2011 VF Corporation

Esi Eggleston Bracey Former Chief Growth & Marketing Officer, Unilever PLC
Age: 55 Independent Committees: • To be determined Director since: 2026

Qualifications, Experience and Expertise Contributed to Our Board:

•  Ms. Bracey is a seasoned executive with more than 30 years of experience whose career has combined brand creation, category transformation, global general management, and enterprise leadership at global consumer and beauty companies. Under her direction, brands such as Unilever’s Dove and Coty’s COVERGIRL consistently delivered growth, market share gains, and margin expansion, and she built cosmetics and beauty brands across international markets.

•  She has substantial global operating and brand leadership experience, informed by executive roles at Unilever where she oversaw the transformation of the $60 billion business’ global marketing operating model across 190 countries and 400 brands, and at Coty where she led the integration of The Procter & Gamble Company’s (P&G) beauty assets, effectively doubling the company’s scale to approximately $4.6 billion across brands.

•  Ms. Bracey contributes an innovation-first mindset underscored by her breakthrough accomplishments, including originating P&G’s concept for Febreze—now a multi-billion-dollar global franchise—and modernizing and repositioning COVERGIRL through successful product launches such as Lash Blast and Outlast Lipcolor.

Other Key Skills and Qualifications:

•  Extensive expertise in image-led and premium beauty and personal care categories where brand desirability and consumer experience are key drivers of growth and value.

•  Proven track record in category creation, brand reinvention, portfolio expansion, and transforming to operating and innovation models.

•  Cybersecurity, data privacy, and ESG oversight experience through audit and governance committee service and enterprise-scale digital and data initiatives.

Employment Experience:

2024 – 2025 Chief Growth & Marketing Officer, Unilever PLC

2022 – 2023 President, Unilever USA, CEO, Unilever Personal Care, North America, Unilever PLC

2018 – 2022 Executive Vice President & Chief Operating Officer, North America Beauty and Personal Care, Unilever PLC

2015 – 2017 President, Consumer Beauty, Coty Inc.,

1991 – 2016 Senior Vice President & General Manager Global Cosmetics (2009-2016); various roles, The Procter & Gamble Company;

Other Public Company Directorships: 2021 – Present Williams-Sonoma, Inc. 2020 – 2025 Six Flags Entertainment Corporation

Shane Grant Chief Operating Officer, Americas at Colgate-Palmolive
Age: 51 Independent Committees: • Audit Director since: 2023

Qualifications, Experience and Expertise Contributed to Our Board:

•  Mr. Grant brings nearly 30 years of experience at Fortune 500 consumer businesses, including leading Colgate-Palmolive’s North America and Latin America businesses in his current role as Chief Operating Officer, Americas. Additionally, Mr. Grant served as Group Deputy CEO, CEO Americas, and EVP Dairy, Plant-Based and Global Sales, at Danone, after spending nearly 20 years at the Coca-Cola Company in various leadership roles and beginning his career at Unilever PLC.

•  He has guided multiple businesses through periods of accelerated growth, operational and capability transformation, including during his tenure at Danone S.A. Among his accomplishments at Danone S.A., Mr. Grant led the company’s largest global category to accelerated performance and restored its largest geography to multi-year high growth and competitiveness, overseeing expansion through strategic acquisitions and capability investments.

•  Mr. Grant’s deep consumer industry expertise and experience overseeing complex operations across geographic regions informs the board’s oversight of lululemon’s global operations, growth strategy and risk management.

Other Key Skills and Qualifications:

•  Cross-category expertise across domestic and international markets, developed through senior leadership roles at global consumer businesses operating in multi-jurisdictional environments.

•  Track record of business transformation, overseeing global brands, innovation, customers, multi-channel sales and business development initiatives to capture evolving consumer preferences and drive sustainable growth.

•  Executive Leadership with a proven track record of leading large, multi-country businesses and operating teams through strategic leadership and executional rigor.

Employment Experience:

2025 – Present Chief Operating Officer, Americas, Colgate-Palmolive

2023 – 2025 Group Deputy CEO, CEO Americas & EVP Dairy, Plant-Based and Global Sales, Danone S.A.

2021 – 2021 Co-CEO, Danone S.A.

2020 – 2023 EVP & CEO, Danone North America PBC

2000 – 2020 President, Still Beverages Business Unit; various senior leadership roles, The Coca-Cola Company

1997 – 2000 Brand Manager; various roles, Unilever PLC

Kathryn Henry Former Chief Executive Officer, Co-Founder, LightBrite
Age: 60 Independent Committees: • Audit • PCCC Director since: 2016

Qualifications, Experience and Expertise Contributed to Our Board:

•  The board benefits from Ms. Henry’s more than 25 years of experience leading enterprise technology, digital transformation and systems integration strategies across global retail organizations, including as Gap’s vice president and chief information officer for International IT and Gap North America and Levi Strauss & Co.’s vice president of the Dockers business following her role as vice president of Global IT Strategy & Development.

•  She brings an entrepreneurial mindset to the board given her role in co-founding LightBrite, a technology-enabled consumer wellness company, as well as her investments in many other women-led businesses through the venture capital firm How Women Invest.

•  She also has deep institutional knowledge about lululemon from her prior service as chief information officer, Logistics & Distribution, where her work overseeing enterprise systems enabled revenue growth of more than 300% and $16 million in annual savings. She supports the board’s risk oversight of its global innovation, supply chain and technology strategies, as well as the work of the audit and people, culture and compensation committees.

Other Key Skills and Qualifications:

•  Combines deep expertise in IT and retail with inside-out understanding of the lululemon business, organization and community.

•  Public company governance, enterprise risk oversight experience and institutional knowledge gained through her public company board service.

Employment Experience:

2022 – 2023 Chief Executive Officer & Co-Founder, LightBrite

2015 – 2022 Strategic consultant to retail and technology companies, VC and investment firms and consulting firms

2010 – 2014 Chief Information Officer, SVP Logistics & Distribution, lululemon

2005 – 2007 VP & Chief Information Officer for International IT and Gap North America, Gap, Inc.

2004 – 2005 VP of Dockers Business Divestiture (with direct responsibility for Dockers’ divestiture), Levi Strauss & Co.

2004 – 2004 VP of IIE Enterprise Program Office, Charles Schwab Corporation

1999 – 2003 VP of Global IT Strategy & Development, Levi Strauss & Co.

Other Public Company Directorships: 2024 – 2025 Prenetics Global Limited, a leading health sciences company

Teri List Former EVP and Chief Financial Officer at Gap, Inc.
Age: 63 Independent Committees: • Audit (Chair, financial expert) • CRSG Director since: 2024

Qualifications, Experience and Expertise Contributed to Our Board:

•  As CFO and senior finance executive of several Fortune 500 companies, including The Gap, Inc., DICK’S Sporting Goods, Inc., Kraft Foods Group, Inc. and The Procter & Gamble Company, Ms. List brings to the board first-hand experience overseeing the financial performance of global consumer businesses, navigating organizations through market cycles and instilling financial rigor and accountability across teams.

•  Ms. List has extensive experience overseeing complex finance and accounting matters at large retail organizations, informed by her tenure at The Gap, Inc., where she pursued initiatives to drive portfolio growth and operational efficiency, including rationalizing the store footprint, strengthening cost discipline to fund investments, and advancing IT capabilities in commerce, analytics and inventory management. She was a key partner to the CEO, providing strategic counsel on a broad range of operating matters.

•  Ms. List also brings deep corporate governance expertise and provides perspective on consumer and technology trends, as well as broad economic and global issues, from her current director roles with Visa Inc., Microsoft Corporation and Danaher Corporation.

Other Key Skills and Qualifications:

•  Over three decades of experience in corporate finance and technology at complex, global public companies.

•  Deep knowledge of consumer businesses, as well as functional expertise in accounting, auditing, M&A, treasury, investor relations, and tax.

•  Nearly 15 years of governance experience as a board director across a range of industries.

•  Familiarity with accounting standards, oversight and regulatory processes through previous role as FAF Trustee and a FASB Fellowship while employed with Deloitte.

Employment Experience:

2017 – 2020 EVP & Chief Financial Officer, The Gap, Inc.

2015 – 2016 EVP & Chief Financial Officer, DICK’S Sporting Goods, Inc.

2013 – 2015 EVP & Chief Financial Officer, Kraft Foods Group, Inc.

2012 – 2014 Trustee, Financial Accounting Foundation, a not-for-profit organization responsible for the oversight, administration, financing and the appointment of the Financial Accounting Standards Board (FASB) and the Governmental Accounting Standards Board (GASB)

1994 – 2013 Senior Vice President & Treasurer; various roles, The Procter & Gamble Company

1985 – 1994 Senior Manager, Deloitte

Other Public Company Directorships:

2022 – Present Visa Inc.

2014 – Present Microsoft Corporation

2011 – Present Danaher Corporation, a global life sciences and diagnostics company

2020 – 2024 DoubleVerify Holdings, Inc., an AI-driven media effectiveness software company

2021 – 2022 Oscar Health, Inc., a health insurance company

Alison Loehnis Senior Advisor, Consumer and Retail Investment Banking Group at JPMorgan Chase & Co.
Age: 55 Independent Committees: • PCCC Director since: 2022

Qualifications, Experience and Expertise Contributed to Our Board:

•  Ms. Loehnis is a luxury retail industry veteran whose nearly two decades in executive and senior leadership positions at Yoox Net-a-Porter Group (YNAP), an online fashion retailer, including as president and ad interim chief executive officer, as well as her earlier career at LVMH, provide the board with invaluable expertise on building, scaling and marketing premium global consumer brands.

•  Under her leadership, YNAP experienced exponential growth, localized in key territories and launched two new businesses, The Outnet and Mr Porter, that enabled the company to expand its reach to millions of high-value global consumers across 180 countries and establish YNAP as one of the world’s leading digital luxury platforms. Her significant experience strengthens the lululemon board’s oversight as the company continues to enhance its in-store and digital guest experiences and drive ongoing innovation and expansion across apparel and accessories categories that will resonate with guests globally.

•  Ms. Loehnis also brings unique perspectives on talent development to her service on the board’s people, culture and compensation committee from her time leading global teams in creative-driven organizations, as well as her retail-focused advisory work with multinational banking institution J.P. Morgan, and consumer-focused investment firm Active Partners.

Other Key Skills and Qualifications:

•  Managed YNAP’s business, operations and supply chain through several transformational milestones, including the 2008 financial crisis, Net-a-Porter’s merger with Yoox, Brexit, and YNAP’s ultimate sale to Mytheresa.

•  Works closely with founders focused on building next-generation consumer brands through an advisory role.

Employment Experience:

2026 – Present Non-Executive Director, Adam Lippes

2025 – Present Senior Advisor, Consumer and Retail Investment Banking Group, JPMorgan Chase & Co.

2025 – Present Advisor, Active Partners

2022 – 2025 President & Ad Interim Chief Executive Officer, Yoox Net-a-Porter Group S.p.A.

2021 – 2022 President, Net-a-Porter Group Limited, Mr Porter and The Outnet

2015 – 2021 President, Net-a-Porter Group Limited and Mr Porter

2007 – 2015 Various senior leadership roles, Net-a-Porter Group Limited

2002 – 2007 Sales and Marketing Director & Sales Director, LVMH (Thomas Pink)

1999 – 2002 Director & Vice-President of Business Development, KPE Digital Agency

1996 – 1999 Creative Executive, The Walt Disney Company

Isabel Mahe Vice President and Managing Director of Greater China, Apple Inc.
Age: 52 Independent Committees: • CRSG Director since: 2022

Qualifications, Experience and Expertise Contributed to Our Board:

•  Ms. Mahe has significant experience driving product sales and brand development within China. In her current role as vice president and managing director of Greater China at Apple Inc., she oversees $64 billion in annual sales. Her experience strengthens the board’s oversight of lululemon’s expansion into China, which represents the company’s second-largest market and a critical pillar of its international growth strategy.

•  In addition to strategic business expertise, she brings extensive knowledge of China’s operating landscape, including its regulatory environment, business practices and digital ecosystems.

•  Ms. Mahe’s experience overseeing thousands of employees in the Greater China region, and her leadership in Apple’s goal to power 100% of the region’s supply chain with renewable energy by 2030, provides unique expertise to her role as a member of our corporate responsibility, sustainability and governance committee.

Other Key Skills and Qualifications:

•  Recognized industry leader, named to Fortune’s Most Powerful Women in Asia in 2025, Fortune’s Most Powerful Women International list multiple times since 2018 and Fortune’s 50 Most Powerful Women list in 2021 and 2022.

•  Proven ability to lead large, complex organizations in highly regulated environments, enhancing the board’s oversight of geopolitical risk, supply chain continuity and international growth strategy.

Employment Experience:

2017 – Present Vice President & Managing Director, Greater China, Apple Inc.

2008 – 2017 Vice President, Wireless Technologies, Apple Inc.

2002 – 2008 Vice President, Wireless Technologies, Palm, Inc.

Other Public Company Directorships: 2019 – 2023 Starbucks Corporation

Jon McNeill Chief Executive Officer, Co-Founder at DVx Ventures
Age: 58 Independent Committees: • PCCC Director since: 2016

Qualifications, Experience and Expertise Contributed to Our Board:

•  Mr. McNeill brings to the board a proven track record of driving large-scale growth through industry-leading innovation and operational expertise, as both a successful entrepreneur and an executive at large, consumer-facing technology companies. His experience is particularly valuable for lululemon, whose foundation is built on innovation, and which has significant opportunity to grow its business around the world.

•  As chief operating officer of Lyft, he played a pivotal role in doubling revenues and helping to take the company public, and as president of Tesla, he grew revenue from approximately $2 billion to $20 billion in 30 months and scaled his team to over 10,000 people across 32 countries.

•  Mr. McNeill bolsters the board’s brand-building mentality as a proven entrepreneur who has founded, operated and scaled multiple businesses, including TruMotion, Sterling and Trek Bicycles Stores, that have collectively delivered multi-billion dollar returns for investors. He continues to start growth-oriented businesses through his role as chief executive officer and co-founder of venture capital firm DVx Ventures, which has created 12 companies, including the top-performing public AI infrastructure fund.

•  He contributes a differentiated perspective on orienting teams around a performance-driven culture, making him a valuable member of the board’s people, culture and compensation committee that provides oversight of executive compensation, talent strategy and organizational performance.

Other Key Skills and Qualifications:

•  Public company corporate governance experience from his service on the General Motors board, including on committees that oversee its governance framework, risk management and cybersecurity efforts.

•  Broad perspective across industries, informed by leadership and board experience spanning technology platforms and automotive and consumer-facing services.

Employment Experience:

2024 – Present Co-Founder, VistaShares, a company seeking to provide investors with solutions to improve portfolio outcomes

2020 – Present Co-Founder & Chief Executive Officer, DVx Ventures

2020 – Present Advisor, Goodwater Capital, a venture investment firm

2019 – 2024 Advisory Partner, Advent International, LP, a private equity firm

2018 – 2019 Chief Operating Officer, Lyft, Inc.

2015 – 2018 President, Global Sales, Government Relations, Delivery and Service, Tesla, Inc.

2013 – 2022 Founder & Chairman, TruMotion/Cambridge Mobile Telematics

2006 – 2015 Chairman & Chief Executive Officer, Enservio

1997 – 2003 Co-Founder & Chief Executive Officer, Sterling Collision Centers, Inc.

Other Public Company Directorships: 2022 – Present General Motors Company, an automotive manufacturing company

Emily White President, Anthos Capital
Age: 47 Independent Committees: • PCCC (Chair) • CRSG Director since: 2011

Qualifications, Experience and Expertise Contributed to Our Board:

•  Ms. White brings a strong track record of value creation as a technology executive, with hands-on experience building and monetizing some of the world’s most important consumer advertising platforms, including Google, Facebook (now Meta), Instagram and Snap Inc., and as an early investor in AI-driven companies disrupting traditional markets. Her unique insights strengthen the board’s oversight of lululemon’s digital business and AI-driven initiatives to enhance customer experience, engagement and analytics.

•  During her tenure as President of Anthos Capital, Ms. White directly oversaw investments in cutting-edge companies, including Yerba Madre, Gretel.ai, Augustinas Bader, Kalshi, Erewhon, and Laurel.ai.

•  She brings significant digital advertising and sales experience, having led Snap Inc.’s first advertising revenue stream as COO, scaled Instagram’s multi-billion-dollar global advertising platform as head of business operations, and built Google’s global advertising and sales infrastructure as head of online sales and operations for North America, Asia Pacific and Latin America.

Other Key Skills and Qualifications:

•  Extensive public company experience, enhancing board oversight of strategy, innovation, and enterprise risk in rapidly evolving markets.

•  Sophisticated understanding of consumer behavior, digital platform economics, AI-driven analytics, and global technology markets, informed by prior leadership roles across the technology industry.

Employment Experience:

2018 – Present President, Anthos Capital, a growth equity firm investing in leading consumer companies across personal care, health, and technology

2013 – 2015 Chief Operating Officer, Snap Inc.

2012 – 2013 Head of Business Operations, Instagram, Facebook, Inc.

2010 – 2013 Senior Director, Facebook, Inc.

2001 – 2010 Senior Director; various roles, Google

Other Public Company Directorships:

2021 – Present Olaplex Holdings, Inc., a health and beauty company

2018 – 2022 Graco Inc., an industrial fluid management company

2021 – 2023 Northern Star Investment Corp., a blank check company focused on direct-to-consumer and digitally-disruptive e-commerce companies

2017 – 2020 Zayo Group Holdings, Inc., a communications infrastructure company

Executive Officers

Meghan Frank Interim Co-CEO and Chief Financial Officer	Officer since: 2020 Age: 49

Meghan Frank is serving as interim co-CEO of lululemon pending the commencement of Heidi O’Neill’s role as chief executive officer on September 8, 2026. In this role, Ms. Frank supports all aspects of the business, alongside interim co-chief executive officer André Maestrini and executive chair Martha Morfitt. She oversees lululemon’s product, brand, supply chain, and enabling functions, in addition to continuing her Chief Financial Officer responsibilities.

Ms. Frank joined lululemon in 2016 as Senior Vice President of Financial Planning and Analysis and served as interim co-CFO from April 2020 until her appointment to CFO in November 2020. Prior to joining lululemon, Ms. Frank served as Vice President of Merchandise Planning at Ross Stores, Inc., and before that spent 10 years at J. Crew in senior finance roles. With over two decades of retail industry experience, she began her career at Saks Fifth Avenue, where she held various positions of increasing responsibility across merchandising and strategic planning functions. Ms. Frank holds a B.A. in Economics from Colgate University.

André Maestrini Interim Co-CEO and President, and Chief Commercial Officer	Officer since: 2021 Age: 62

André Maestrini joined lululemon in 2021 as Executive Vice President of International and currently serves as interim co-CEO pending the commencement of Heidi O’Neill’s role as chief executive officer on September 8, 2026. In this role, he supports all aspects of the business, alongside interim co-CEO Meghan Frank and executive chair Martha Morfitt. He is also continuing his current responsibilities as President & Chief Commercial Officer, which includes overseeing lululemon’s global commercial strategy as well as the company’s regions, stores, and digital channels across North America, EMEA, APAC, and China Mainland.

Prior to lululemon, Mr. Maestrini spent 14 years at adidas in various senior roles across the globe. During this time, he served in a number of General Manager positions where he helped to grow the company’s global sports categories and regional markets. Before adidas, Mr. Maestrini held marketing roles at The Coca-Cola Company, Danone, and Kraft Jacobs Suchard.

Mr. Maestrini holds a master’s degree in Marketing from ESSEC Business School in Paris, France.

Nicole (Nikki) Neuburger Chief Brand & Product Activation Officer	Officer since: 2020 Age: 45

Nikki Neuburger joined lululemon in 2020 as Chief Brand Officer to drive the company’s global brand and storytelling initiatives and lead its marketing, brand creative, communications, store design, and social impact functions. In 2024, her role expanded to chief brand & product activation officer, and she now oversees the company’s research and product innovation team and footwear portfolio, in addition to her existing brand leadership responsibilities. This evolution unites brand and key aspects of product under one leader to more closely integrate the work of these teams.

Prior to lululemon, Ms. Neuburger served as Global Head of Marketing for Uber Eats, where she led the introduction and expansion of the brand globally. Previously, she built her career over a 14-year period at Nike, where she ultimately served as vice president, global brand marketing of Nike Running.

Ms. Neuburger holds a B.S. in Business Administration, with a focus on International Business and Marketing, and a minor in Product and Merchandising from Oregon State University.

Edward (Ted) Dagnese Chief Supply Chain Officer	Officer since: 2026 Age: 60

Ted Dagnese joined lululemon in 2016 and leads all aspects of supply chain management, including our global vendor base, product quality, raw material development, and distribution and logistics.

Prior to joining lululemon, Mr. Dagnese served as Vice President, Supply Chain at VF Corporation and Senior Director at Gap, Inc.

Mr. Dagnese earned his M.S. in engineering economics from Stanford University, an M.S. in electrical engineering from Northeastern University, and a B.S. and B.A. in electrical engineering and humanities from Purdue University.

Mr. Dagnese also sits on the board of the American Apparel & Footwear Association.

Ranju Das Chief AI & Technology Officer	Officer since: 2025 Age: 53

Ranju Das joined lululemon in 2025 to lead the company’s technology organization and accelerate the development and execution of its enterprise data, technology, and AI strategy.

Mr. Das is an AI and technology leader known for launching disruptive products, scaling multi-billion-dollar businesses, and attracting top global talent across industries including healthcare, fintech, retail, and consumer technology.

Prior to joining lululemon, Mr. Das was the founder and CEO of Swan AI Studios, developing next-generation AI platforms for the healthcare, legal, and real estate industries. He has created high-growth ventures both within Fortune 50 corporations and as a founder of startups that scaled from inception to market leadership. Earlier in his career, he served as CEO of OptumLabs, the R&D arm of UnitedHealth Group, where he led enterprise-wide digital and AI initiatives. He also spent nearly eight years at Amazon, where he founded Amazon’s AI Services organization and helped launch cornerstone AWS products.

Mr. Das is also the co-founder of Foster Dreamzzz, a transformative social venture supporting aging-out foster youth through structured housing, mentorship, career training, and entrepreneurship.

Mr. Das holds a Bachelor of Science degree in Civil and Structural Engineering from Annamalai University.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have a classified board of directors currently consisting of eleven members, divided into three classes:

•     Class I directors, whose terms expire at the 2026 annual meeting

•     Class II directors, whose terms expire at the 2027 annual meeting

•     Class III directors, whose terms expire at the 2028 annual meeting

Director Nominees for Election at the Annual Meeting

The corporate responsibility, sustainability and governance committee of our board of directors has evaluated the Class I directors whose terms expire at the annual meeting, in accordance with the criteria outlined in our “guidelines for evaluating director candidates.” As part of our board refreshment process, the corporate responsibility, sustainability and governance (CRSG) committee considered a range of factors for the Class I directors, including tenure, skills, experience and, background as well as the individual qualifications of each nominee.

Following this evaluation, the board of directors has nominated the three individuals listed in the opposite table for election as Class I directors. Our board believes these nominees have the leadership, experience, and global consumer-brand expertise required to support long-term growth and value creation. If elected, each nominee will serve a three-year term expiring at the 2029 annual meeting, and until their respective successors are duly elected and qualified, or until earlier resignation or removal. Current directors David Mussafer and Shane Grant are not standing for reelection at the annual meeting.

Each of the company’s nominees has consented to being named as nominee of the company in a proxy statement in connection with the annual meeting and to serve as director if elected. The board of directors has no reason to believe that any company nominee will be unable to serve as a director. If any company nominee is unavailable, proxies may be voted in favor of a substitute nominee selected by the board of directors. There are no family relationships among any of the directors or executive officers.

Name	Age(1)	Director Since
Class I directors (nominated for reelection at the 2026 annual meeting)
Chip Bergh	68	2026
Esi Eggleston Bracey	55	2026
Teri List	63	2024

(1) Age as of April 28, 2026

Vote Required and Board Recommendation

If a quorum is present, a plurality of votes of our common stock cast is required to elect a director. Under our bylaws, when the number of director nominees exceeds the number of directors to be elected, as is the case this year, directors are elected by a plurality of votes cast rather than by a majority of votes cast. This means that the three director nominees receiving the highest number of “for” votes cast by the shares entitled to vote at the annual meeting will be elected as directors.

Withheld votes and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome on the election of the nominees.

The board of directors unanimously recommends a vote “FOR” ONLY each of the three company nominees—Chip Bergh, Esi Eggleston Bracey, and Teri List, on the enclosed universal WHITE PROXY CARD.

CORPORATE GOVERNANCE

lululemon’s Board of Directors

Our Board of Directors

The following table states the name, principal occupation, age, tenure, and committees of each of our current directors (including the nominees to be elected at this meeting), and the period during which each has served as a director of lululemon.

Name	Occupation	Age(1)	Director Since	Tenure (Years)	Independent	Audit Committee	Corporate Responsibility, Sustainability & Governance Committee	People, Culture & Compensation Committee
Class I directors (nominated for reelection at the 2026 annual meeting)
Chip Bergh	Former President and Chief Executive Officer, Levi Strauss & Co.	68	2026	< 1(2)	•		•	•
Esi Eggleston Bracey	Former Chief Growth & Marketing Officer, Unilever PLC	55	2026	< 1(3)	•
Teri List	Former EVP and Chief Financial Officer at Gap, Inc.	63	2024	2	•	Chair	•
Class II directors (whose terms expire at the 2027 annual meeting)
Isabel Mahe	Vice President and Managing Director of Greater China, Apple Inc.	52	2022	3	•		•
Martha Morfitt Executive Chair	Principal, Partner, and Chief Executive Officer at River Rock Partners Inc.	68	2008	18
Emily White	President, Anthos Capital	47	2011	15	•		•	Chair
Class III directors (whose terms expire at the 2028 annual meeting)
Kathryn Henry	Former Chief Executive Officer, Co-Founder, LightBrite	60	2016	10	•	•		•
Alison Loehnis	Senior Advisor, Consumer and Retail Investment Banking Group at JPMorgan Chase & Co.	55	2022	4	•			•
Jon McNeill	Chief Executive Officer, Co-Founder at DVx Ventures	58	2016	10	•			•
Class I directors not standing for reelection
David Mussafer Lead Director	Chairman and Managing Partner of Advent International	63	2014	12	•		Chair
Shane Grant	Chief Operating Officer, Americas at Colgate-Palmolive	51	2023	2	•	•

(1) Age is as of April 28, 2026.

(2) Mr. Bergh joined the board on March 17, 2026.

(3) Ms. Bracey joined the board on April 28, 2026.

Director Skills & Experience

Our directors bring a broad mix of skills, experiences, and perspectives that we believe contribute to the effective oversight of business and support long-term stockholder value. The qualifications listed below reflect the competencies we consider important to oversee the company’s strategy, operations, and risk management. This summary is not intended to capture all of the individual contributions of each director. Additional information about each director’s background and experience is included in the “Board of Directors” section of this proxy statement.

		Chip Bergh	Esi Eggleston Bracey	Shane Grant	Kathryn Henry	Teri List	Alison Loehnis	Isabel Mahe	Jon McNeill	Martha Morfitt	David Mussafer	Emily White
Skills & Qualifications*	Senior Leadership	•	•	•	•	•	•	•	•	•	•	•
	International Markets	•	•	•		•	•	•	•	•	•
	Retail Industry	•	•	•	•	•	•	•	•	•
	Finance/Accounting	•	•	•		•			•	•	•	•
	Technology				•	•	•	•	•			•
	HR & Talent				•					•	•	•
	Environmental, Social & Governance (ESG)	•	•	•				•	•	•	•

*Skills and Qualifications Definitions

Senior Leadership

Chief executive officer or executive management experience at a publicly-traded or private company, or other large complex organization with leadership qualifications and skills to help our board advise, support, and oversee our management team across a range of governance, strategic, operational and financial matters.

International Markets

Experience in an organization that operates internationally, with an understanding of diverse business environments, economic conditions, cultures and regulatory frameworks, and a broad perspective on global market opportunities.

Retail Industry

Experience in the retail or consumer product industry and an understanding of factors affecting our industry, operations, business needs and strategic goals, including specific experience overseeing product design or merchandising, or developing strategies for real estate, store operations and logistics.

Finance/Accounting

Significant experience in positions requiring financial knowledge and analysis, including in accounting, corporate finance, treasury functions and risk management from a financial perspective. This may include those who have experience as an operating executive with responsibility for all or a portion of a company’s financial reporting, in the financial sector or private equity or who have an educational background or training in accounting or finance.

Technology

Experience in technology-related business or technological functions or in implementing innovative technological business strategies, as well as an understanding of emerging technology trends to help the board oversee cybersecurity and advise our management team on enhancing our guest experience and our omni-channel approach to e-commerce.

HR & Talent
Experience overseeing executive compensation and succession planning, as well as employee engagement and talent management.
Environmental, Social & Governance (ESG)

Experience developing or overseeing ESG-related programs, including environmental management, sustainability initiatives, workplace health and safety, social impact or responsibility programs, and corporate governance matters. Governance experience may include service on public company boards or holding executive roles at public companies (excluding service at lululemon).

Independence of the Board

Under applicable U.S. federal securities laws and Nasdaq listing standards, the board of directors is required to evaluate the independence of each of its members. In making this determination, the board of directors considers the definitions and criteria for director independence provided in the Nasdaq listing standards, as well as other relevant factors that may affect a director’s ability to exercise objective judgment.

The board of directors, with input from the corporate responsibility, sustainability and governance committee, reviewed information provided by each director, including any relationships or arrangements that could bear on a director’s independence. This included any agreements or understandings under which a director was selected and other relevant facts and circumstances.

Following this review, the board of directors determined that the following directors are “independent” under the Nasdaq listing standards:

Chip Bergh	Esi Eggleston Bracey	Shane Grant
Kathryn Henry	Teri List	Alison Loehnis
Isabel Mahe	Jon McNeill	David Mussafer
Emily White

Following her appointment as executive chair in December 2025, the board of directors determined that Ms. Morfitt may no longer be independent under Nasdaq listing standards due to her expanded role and compensation arrangement. This transition does not affect the independence of any board committee, as Ms. Morfitt stepped down from the audit committee upon assuming this role.

Committees and Meeting Attendance

Our board of directors has three standing committees: the audit committee, the people, culture and compensation committee, and the corporate responsibility, sustainability and governance committee. Each committee operates under a written charter approved by our board of directors. Copies of the committee charters are available on our website at https://corporate.lululemon.com/. The board of directors may establish additional committees from time to time as it deems appropriate.

In fiscal year 2025, the board of directors held ten meetings. The non-management directors generally meet in executive session without management present in connection with each regularly scheduled board meeting.

Each standing committee held the number of meetings indicated in the corresponding committee summaries below. During 2025, all directors attended at least 75% of the total meetings of our board of directors and the committees on which they served. Directors are expected to attend all board and applicable committee meetings, except under extraordinary circumstances, and to review meeting materials in advance of each meeting.

Directors are also encouraged to attend the annual meeting of stockholders. In 2025, all of the directors serving at the time attended the annual meeting.

Audit Committee Current Members Teri List (chair) Shane Grant Kathryn Henry Meetings in FY2025: 7

The audit committee is appointed by our board of directors to assist it in fulfilling its oversight responsibilities by overseeing the accounting and financial reporting processes of lululemon and the audits of our financial statements as well as overseeing our risk assessment and risk management policies, procedures and practices. The audit committee’s primary duties and responsibilities also include:

•  Reviewing the financial reports and other financial information of the company for filing with the appropriate governance or regulatory authorities;

•  Reviewing the company’s accounting and financial reporting processes generally and the audits of the financial statements of the company;

•  Appointing and retaining our independent registered public accounting firm, approving all audit, review, and other services to be provided by our independent registered public accounting firm and determining the compensation to be paid for those services;

•  Overseeing the integrity of our financial reporting process and systems of internal controls regarding accounting, finance, legal compliance and ethics;

•  Overseeing the qualifications, independence, and performance of our independent registered public accounting firm;

•  Overseeing our financial risk assessment and risk management policies, procedures, and practices;

•  Overseeing our enterprise risk assessment and management policies, procedures and practices (including regarding those risks related to information security, cyber security, and data protection);

•  Reviewing and, if appropriate, approving any related party transactions;

•  Reviewing our code of business conduct and ethics applicable to all directors, officers, and employees, and monitoring and approving any modifications or waivers of the code;

•  Providing a means for processing complaints and anonymous submissions by employees of concerns regarding accounting or auditing matters;

•  Monitoring compliance with legal and regulatory requirements, including developments affecting environmental, social and governance reporting within the financial reporting framework as well as overseeing the reporting and auditing of any mandatory sustainability and climate-related disclosures that require information to be presented on a global consolidated basis; and

•  Monitoring compliance with the global code of business conduct and ethics and overseeing the company’s corporate compliance program.

Our board of directors has determined that each of the members of the audit committee meet the independence and financial literacy requirements for purposes of the Nasdaq listing requirements as they apply to audit committee members. The board has also determined that Teri List qualifies as an “audit committee financial expert” under the rules of the SEC as they apply to audit committee members.

Corporate Responsibility, Sustainability & Governance Committee

Current Members

David Mussafer (chair)

Chip Bergh(1)

Teri List(2)

Isabel Mahe

Emily White

Meetings in FY2025: 6

(1) Chip Bergh joined the CRSG committee on March 17, 2026.

(2) Teri List joined the CRSG committee on June 11, 2025.

The corporate responsibility, sustainability and governance committee (CRSG) is appointed by our board of directors to assist it in fulfilling its oversight responsibilities related to the corporate governance of the company, including:

•  Identifying and recommending qualified nominees for election as directors at each stockholder meeting at which directors are to be elected;

•  Identifying and recommending candidates to fill any vacancies on our board of directors or any of its committees;

•  Reviewing and making recommendations regarding the size, structure, composition of the committees and the board and overseeing committee and board succession planning;

•  Reviewing and recommending any changes to the company’s corporate governance framework;

•  Overseeing the evaluation of the board of directors and each committee of the board; and

•  Reviewing and monitoring progress on the company’s significant strategies, policies, programs, practices and public reporting with respect to environmental, social and governance matters, including corporate responsibility, environmental sustainability, human rights, social impact and philanthropy issues and impacts to support sustainability and the responsible growth of the company’s business.

Our board of directors has determined that each of the members of this committee is “independent” for purposes of the Nasdaq listing standards as they apply to board committees performing the nominating function.

People, Culture & Compensation Committee
Current Members Emily White (chair) Chip Bergh(1) Jon McNeill Alison Loehnis Kathryn Henry Meetings in FY2025: 9 (1) Chip Bergh joined the PCCC committee on March 17, 2026.

The people, culture and compensation committee is appointed by our board of directors to assist it in fulfilling its oversight responsibility by overseeing all significant aspects of our compensation policies and programs, including:

•  Reviewing and recommending to our board of directors the compensation and annual performance objectives and goals of our chief executive officer;

•  Reviewing and approving the compensation of our executive officers (other than the chief executive officer) and getting overall insight into each named executive officer’s performance;

•  Reviewing, approving, and administering incentive-based and equity-based compensation plans for our executive officers;

•  Evaluating risks and any likely effect of such risks created by our compensation policies and practices;

•  Establishing and reviewing policies with respect to management perquisites and special benefits;

•  Reviewing reporting on succession planning, talent management, and policies and practices with respect to diversity and inclusion; and

•  Reviewing and recommending to our board of directors proposed changes in director compensation and new executive compensation programs.

Additional information concerning the people, culture and compensation committee’s processes and procedures for the consideration and determination of executive and director compensation (including the role of its independent compensation consultant, WTW) can be found in the Compensation Discussion and Analysis section of this proxy statement under the captions “Role of the People, Culture and Compensation Committee,” “Role of the Compensation Consultant,” and “Role of People, Culture and Compensation Committee and Chief Executive Officer in Executive Compensation.”

Our board of directors has determined that each of the members of this committee is “independent” for purposes of the Nasdaq listing standards as they apply to board committees performing the compensation function.

Compensation Committee Interlocks and Insider Participation

None of the current members of the people, culture and compensation committee, Emily White (chair), Chip Bergh, Alison Loehnis and Jon McNeill has ever served as an officer or employee of lululemon. Kathryn Henry, who also serves on the committee, was previously our chief information officer, logistics & distribution, and last held an executive role in the company in 2014.

None of our executive officers currently serves, or in 2025 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or our people, culture and compensation committee.

Director Nominations

The board of directors regularly considers potential director candidates and engages in ongoing efforts to build relationships with individuals who may be appropriate for future service. The corporate responsibility, sustainability and governance (CRSG) committee reviews potential director candidates regularly to ensure the board continues to reflect an appropriate balance of skills, experience and perspectives aligned with lululemon’s evolving business needs.

The CRSG committee considers candidates recommended by directors, officers, employees, stockholders, and others. The committee may also retain a third-party search firm to assist in identifying and evaluating potential nominees. All candidates are evaluated based on qualifications, business and leadership experience, integrity, judgment, and the ability to contribute effectively to board deliberations. Nominees are expected to:

•     Be committed to enhancing long-term stockholder value;

•     Demonstrate high standards of ethics, integrity, and personal character;

•     Possess sound business judgment, and relevant experience;

•     Understand our business and the broader industry;

•     Commit to regular attendance and active participation in board and committee meetings; and

•     Be willing to advise management and contribute meaningfully to strategic discussions.

Evaluations generally involve a review of background materials, interviews, and internal discussions. Once identified, the CRSG committee recommends qualified candidates to the full board for consideration.

When evaluating the re-nomination of an incumbent director, the CRSG committee considers the director’s overall contribution during their term, including meeting attendance, engagement, performance, tenure and any unique skills, experience, or perspectives they bring to the board.

The CRSG committee will consider candidates recommended by stockholders. Recommendations must comply with the procedures outlined in the “Stockholder Proposals for the 2027 Annual Meeting of Stockholders” section of this proxy statement and in our bylaws. Each recommendation must include:

•     The recommending stockholder’s name, address, shareholdings and holding period;

•     Verification of beneficial ownership and any derivative interests;

•     The candidate’s name, biography, business and professional experience (past five years), and director qualifications; and

•     Any other information required by our bylaws or “Guidelines for Evaluating Director Candidates,” available at https://corporate.lululemon.com/.

Board Structure and Composition

We have a classified board structure with directors generally serving three-year terms. One class of directors is elected each year at the annual meeting of stockholders. This structure has been in place since lululemon became a public company in 2007.

The board recognizes that governance practices evolve, and it remains committed to ongoing dialogue with stockholders regarding board structure. The board has determined to recommend “FOR” a proposal regarding board declassification, as described more fully in Proposal No. 5.

The board of directors recognizes that its composition must evolve with lululemon’s business. It regularly evaluates its composition and tenure to ensure a balance between continuity and fresh perspectives. As of the date of this proxy statement, the average tenure of our independent directors is approximately 5.9 years, with a mix of newer and longer-serving members. In evaluating board composition and refreshment, the board considers a range of factors, including tenure, skills, experience, and background. While selections are based on the qualifications of each individual director, the board values the varied perspectives that come from a mix of personal and professional experiences.

Board Leadership Structure

The board of directors believes that its primary responsibility is to represent stockholders interests through effective, independent oversight of management. It also recognizes that the optimal leadership structure may vary depending on lululemon’s needs at a given time.

Currently, the roles of board chair and chief executive officer are held by separate individuals. The board of directors determined that this structure best supports effective oversight and strategic leadership for lululemon at this time. The board of directors retains the flexibility to evaluate and adjust the leadership structure as circumstances warrant.

The board may appoint a lead independent director at any time, including when the chair is independent. When the chair is not independent, the independent directors will appoint a lead independent director. The lead independent director:

1.   Presides at the executive sessions of independent directors,

2.   Chairs board meetings in the chair’s absence,

3.   Works with management and the independent directors to approve the agenda, schedules and materials for board meetings, and

4.   Is available to engage directly with major stockholders where appropriate.

Board and Committee Evaluations

The board of directors and each of its committees conduct annual self-evaluations, coordinated by the CRSG committee. Directors assess the performance of the board of directors and the committees on which they serve. These assessments may include individual and peer evaluations and are designed to identify opportunities to enhance board effectiveness. The results are reported to and discussed by the board and each relevant committee. Directors may also have one-on-one conversations, with the board chair, to obtain additional feedback on board performance and individual directors’ contributions. Through this process, a director may not be nominated for re-election to the board unless it is affirmatively determined that he or she is substantially contributing to the overall effectiveness of the board.

Our evaluation process is designed to gather feedback on the structure, composition, and effectiveness of the board and its committees as well as individual directors. The results help sharpen focus on key priorities, succession planning, and recruitment efforts.

In fiscal 2025, the CRSG committee engaged an independent third party to facilitate the evaluation process and provide a comprehensive evaluation summary to the CRSG committee.

Succession Planning

The board oversees management succession planning, including chief executive officer succession, which is reviewed annually. The CRSG committee is responsible for board succession planning and makes recommendations regarding board composition and director rotation.

During fiscal 2025 and early fiscal 2026, the board made several changes to committee assignments to support director development and provide directors with broader exposure across committees. Teri List joined the CRSG committee in June 2025. In December 2025, Jon McNeill transitioned from the CRSG committee to the people, culture, and compensation committee (PCCC), and Isabel Mahe left the PCCC, but remains on the CRSG committee. In connection with her appointment as executive chair in December 2025, Martha Morfitt stepped down from the audit committee. Chip Bergh joined the board in March 2026 and became a member of both the CRSG committee and the PCCC. Esi Eggleston Bracey joined the board in April 2026. In connection with these recent appointments, the board temporarily expanded its size from nine to eleven members. As of the annual meeting, the board size will return to nine members as current directors David Mussafer and Shane Grant are not standing for reelection.

The board convened an ad hoc chief executive officer search committee in late 2025 to oversee the selection, interview and appointment process for the next chief executive officer of the company. The committee engaged in a comprehensive search process, supported by an independent executive search firm, and recommended Heidi O’Neill for the board’s consideration.

On April 20, 2026, following completion of this process, the board approved the appointment of Heidi O’Neill as the company’s next chief executive officer, effective September 8, 2026, and Ms. O’Neill entered into an employment agreement with the company on April 21, 2026. Ms. O’Neill is also expected to join the board on September 8, 2026. Until Ms. O’Neill commences her role, Meghan Frank and André Maestrini are expected to continue to serve as interim co-chief executive officers, and Martha Morfitt is expected to continue to serve as executive chair. Additional information regarding Ms. O’Neill’s appointment and the terms of her employment agreement is included in the company’s Current Report on Form 8-K filed on April 22, 2026.

Limits on Director Outside Activities

We expect directors to devote sufficient time to fulfill their responsibilities effectively. Directors must avoid conflicts of interest and should not take on outside obligations that may interfere with their service.

•     Directors who are current chief executive officers or hold equivalent executive roles at public companies should serve on no more than two additional public company boards.

•     Non-executive directors should serve on no more than four additional public company boards.

Directors are expected to notify the board chair (and the chair of the CRSG committee, if the director in question is the board chair) before accepting a new public company board appointment.

Stockholder Engagement

We value ongoing dialogue with our stockholders to enable us to understand and respond to their concerns. We consider their feedback an important component of our governance and decision-making processes. Throughout the year, we seek to regularly engage with stockholders to discuss a range of topics, such as strategy, performance, corporate governance, executive compensation, and environmental and social matters. Our stockholder outreach is a year-round effort to better inform our decision-making, enhance disclosures and shape our practices going forward. We share this feedback with the board as we review and update our practices and policies.

Our investor relations team regularly engages with stockholders, including investor calls, in-person meetings and investor conferences. As appropriate, these meetings include our chief executive officer and chief financial officer and other members of our executive management team.

•     In fiscal 2025, we engaged on governance, environmental and social topics with a cross-section of stockholders.

•     The executive chair and audit committee chair were also present in many of these engagement sessions to directly engage with stockholders and respond to questions.

Yearly head office visits, as well as conferences and non-deal roadshows several times a year allow for meaningful conversations, product showcases and greater access to the work at lululemon.

Key topics of discussion during our fiscal year 2025 engagements included:

•     Business strategies and financial performance

•     Corporate governance

•     Long-term growth targets and strategic plans

•     Talent and company culture

•     Our Impact Agenda

Before Annual Meeting (Winter / Spring)	Annual Meeting (Spring)

•     Engage with all stockholder proposal proponents to better understand their perspectives

•     Review proposals and responses with the board and committees

•     Publish Annual Report and Proxy Statement

•     Discuss Proxy Statement voting items and other topics of interest with stockholders

• Stockholders vote on the election of directors, executive compensation, stockholder proposals and any other proxy items
Off Season Engagement and Evaluation of Practices (Fall / Winter)	After Annual Meeting (Spring / Summer)

•     Conduct outreach with stockholders to discuss strategy, performance, corporate governance, executive compensation and any other areas of interest

•     Review trends, corporate governance best practices, regulatory developments and feedback to evaluate any potential changes to our practices and disclosure

•     Discuss vote results and feedback from stockholder engagement with the board and committees, and determine potential next steps

•     Continue outreach to best understand feedback and issues important to our stockholders

In addition to our regular stockholder engagement activities, following the announcement of chief executive officer Calvin McDonald’s departure in December 2025, the board engaged with key stockholders to discuss the succession process, interim leadership arrangements, and the board’s plans for the chief executive officer search. On April 20, 2026, the board approved the appointment of Heidi O’Neill as the company’s next chief executive officer, effective September 8, 2026.

Communications with Directors

Stockholders and other interested parties may communicate with the board of directors, a board committee, or an individual director by contacting:

Corporate Secretary

c/o lululemon athletica inc.

1818 Cornwall Avenue

Vancouver, British Columbia

Canada V6J 1C7

Email: investors@lululemon.com

The Corporate Secretary reviews all correspondences and forwards it as appropriate to the intended recipients based on the subject matter.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all directors, officers, and employees. The code is available on our website at https://corporate.lululemon.com/. Any substantive amendments or waivers for executive officers or directors will be disclosed on our website, as required by Nasdaq rules or other legal requirements.

Say-on-Pay Advisory Vote on Executive Compensation

At the 2025 annual meeting, approximately 83% of votes cast supported the compensation of our named executive officers. The PCCC considered this outcome, along with other relevant factors, in its review of our executive compensation program.

While no changes were made to our compensation program as a direct result of the vote, the committee continues to evaluate the program design to ensure it supports our business strategy and aligns with stockholder interests.

Advisory Vote on the Frequency of Say-on-Pay Votes

At the 2023 annual meeting, stockholders expressed a preference for holding an advisory vote on executive compensation annually. In light of this outcome and other relevant factors, the board of directors determined that we will continue to hold the advisory say-on-pay vote every year.

In accordance with SEC rules, we will conduct the next advisory vote on the frequency of say-on-pay votes no later than the 2029 annual meeting.

Risk Oversight

Our board of directors plays an active role in overseeing our risk management program, which is designed to identify, assess, monitor, and mitigate the various risks that may affect our operations, performance, and long-term strategic goals. We recognize that thoughtful risk oversight is fundamental to protecting stockholder value and building long-term resilience in a dynamic and complex business environment.

While the day-to-day management of risk is the responsibility of our management team, the board of directors maintains ultimate oversight responsibility. Oversight of specific risk categories is delegated to the board’s standing committees, each of which reports regularly to the full board of directors and works closely with management to monitor risk exposures and mitigation efforts.

Role of the Board of Directors

Our board of directors oversees our overall risk profile and monitors how key risks are managed in alignment with our strategic priorities. The board regularly reviews reports and presentations from management covering a broad range of business risks, including:

•     Strategic and operational risks

•     Brand and reputational risks

•     Regulatory and compliance developments

•     Business continuity and crisis management

•     Geopolitical and macroeconomic developments

•     Cybersecurity, data privacy, and technology risk

•     Environmental, social and governance (“ESG”) risk

These reviews help our board assess whether our enterprise risk management framework is appropriately structured and implemented to support long-term business goals.

Committee-Level Oversight

The board has delegated specific risk oversight responsibilities to each of its three standing committees, enabling a more detailed focus on key risk areas:

Audit Committee

The audit committee is responsible for overseeing our enterprise risk management policies and practices. Its duties include:

•     Monitoring financial reporting and internal control risks

•     Overseeing compliance with legal and regulatory requirements, including any ESG reporting within the financial reporting framework

•     Reviewing internal audit reports and risk assessments

•     Engaging with external auditors on audit-related risks

•     Overseeing risks related to cybersecurity, data privacy, and technology infrastructure

The audit committee also receives regular updates from our chief financial officer, head of internal audit, chief legal and compliance officer, and other members of senior management on risk-related topics. The committee reports regularly to the board of directors on its discussions and findings.

Cybersecurity Subcommittee

Cybersecurity and information security risk oversight is supported by a dedicated cybersecurity subcommittee of the audit committee.

This subcommittee includes members of senior management and select directors with experience in technology and cybersecurity.

Management generally meets with, and provides reports to, the cybersecurity subcommittee on a quarterly basis. The audit committee and board of directors receive periodic reports regarding the activities of the cybersecurity subcommittee.

People, Culture and Compensation Committee

The people, culture and compensation committee monitors risks associated with our executive compensation program, talent strategy, and human capital management. The committee:

•     Reviews compensation design to ensure it does not encourage excessive risk-taking

•     Oversees succession planning and talent development for key leadership roles

•     Reviews regulatory and reputational risks related to compensation and workforce management

The committee also receives input from its independent compensation consultant and meets regularly with management to evaluate the alignment of pay with performance and risk tolerance.

Corporate Responsibility, Sustainability and Governance Committee

The CRSG committee oversees risks related to our corporate governance practices and our sustainability and social strategy. The committee:

•     Oversees strategies, policies, programs and public reporting relating to ESG matters

•     Monitors risks related to stakeholder expectations and emerging regulatory frameworks

•     Advises the board on corporate governance trends and practices

The committee works closely with management to evaluate the integration of sustainability into our overall business strategy and risk management.

Enterprise Risk Management (ERM) Program

We maintain a company-wide enterprise risk management program led by senior leaders and coordinated by cross-functional teams. This program identifies, monitors, and addresses risks across all areas of our business. Key components include:

•     Regulatory risk assessments by function and business unit

•     Identification of top enterprise risks and mitigation plans

•     Ongoing monitoring and risk trend analysis

•     Integration with strategy and operational planning processes

The results of these assessments are shared regularly with the board of directors and its committees to inform governance decisions and to help ensure accountability.

Insider Trading Policy

We maintain an insider trading policy that applies to all of our directors, officers, employees, contractors, and consultants. The policy is designed to ensure compliance with applicable securities laws and to protect the integrity of trading in our securities.

The policy prohibits the purchase or sale of our securities while in possession of material non-public information, as well as during blackout periods that apply around earnings releases and other significant corporate events. Directors, executive officers, and other designated individuals are subject to pre-clearance procedures and may only transact in our securities during open trading windows or under a Rule 10b5-1 trading plan adopted in accordance with the policy and applicable SEC rules.

Our policy also generally prohibits all forms of speculative trading in our securities, including short sales, derivative transactions, hedging, and pledging our securities as collateral.

Our chief legal and compliance officer administers the policy and provides training and guidance designed to enhance company-wide compliance. A copy of our insider trading policy is included as an exhibit to our Annual Report on Form 10-K and is available on the SEC’s EDGAR website.

It is also our policy to comply with all applicable securities laws when transacting in our own securities.

DIRECTOR COMPENSATION

Director Compensation Philosophy

Our people, culture and compensation committee considers the specific duties and responsibilities for our non-employee director compensation program. We believe an offering of both cash and equity grants is best to attract and retain qualified candidates and aligns our directors’ interests with those of our stockholders. In setting our director compensation, the people, culture and compensation committee annually reviews our pay in an effort to ensure it remains competitive, and consults with its independent compensation advisor, Willis Towers Watson Public Limited Company (WTW), for recommendations and market practice.

Director Compensation Design

For 2025, directors who served on the board of directors received cash retainers as appropriate for their position and services performed. Furthermore, each non-employee director received an annual grant of restricted stock awards under our 2023 equity incentive plan. These annual awards are generally granted after the annual meeting of stockholders each year if the director continues to be a member of our board of directors. For 2025, directors who served on the board of directors for the full fiscal year received an award of restricted stock having a fair value at the time of grant equal to approximately $160,000, subject to one year vesting. Non-employee directors who join our board of directors other than in connection with an annual meeting generally receive these awards on a pro-rata basis.

Executive Chair Arrangement

Effective December 11, 2025, the board appointed Martha Morfitt to serve as executive chair in connection with our chief executive officer succession process. In this expanded role, Ms. Morfitt has worked closely with our interim co-chief executive officers Meghan Frank and André Maestrini to support all aspects of the business. This arrangement is expected to continue until Ms. O’Neill commences her role as chief executive officer on September 8, 2026.

The people, culture and compensation committee approved the following compensation for Ms. Morfitt’s service as executive chair, in lieu of standard director compensation:

•     Base salary: $500,000 per year, paid bi-weekly, for so long as she remains in the executive chair role.

•     One-time equity grant: $1,500,000, delivered as 50% stock options and 50% RSUs. The equity vests 50% after 12 months from the grant date and 50% after 18 months from the grant date. In the event Ms. Morfitt is removed from the board or is not re-nominated by the board prior to full vesting, she will be eligible for continued vesting in accordance with the vesting schedule.

This compensation reflects the increased time commitment and responsibilities associated with the executive chair role.

Fiscal 2025 Director Compensation

The following table shows the amount of compensation we paid to each of our non-employee directors for fiscal 2025 for serving on our board of directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Martha Morfitt(2)	342,308	286,866	629,174
David Mussafer	180,000	158,018	338,018
Shane Grant	115,000	158,018	273,018
Kathryn Henry	127,500	158,018	285,518
Teri List	137,459	158,018	295,477
Alison Loehnis	112,514	158,018	270,532
Isabel Mahe	122,500	158,018	280,518
Jon McNeill	115,000	158,018	273,018
Emily White	152,500	158,018	310,518
Michael Casey(3)	98,064	54,317	152,381

(1) The amounts in this column represent the expense we recognized in fiscal 2025 in accordance with FASB ASC Topic 718. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended February 1, 2026 for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.

(2) Effective December 2025, Ms. Morfitt transitioned from board chair to executive chair and receives compensation for this role in lieu of standard director compensation. See “Executive Chair Arrangement” for details.

(3) Mr. Casey resigned from the board on March 25, 2025, effective on June 12, 2025.

Director Compensation

Following a review of the non-employee director compensation plan, the board of directors updated the following for fiscal 2026:

•     Fees and annual equity to align with market data.

•     A director may annually elect to receive 100% or 50% of the director’s compensation in the form of restricted stock units (RSUs).

•     The annual equity grant to be granted on or about the annual meeting of stockholders will be in the form of RSUs.

Fees ($)
Base Annual Cash Retainer
All Non-Employee Directors	100,000
Additional Retainers
Non-Executive Chair	200,000
Lead Director	50,000
Audit Committee (AC) Chair	40,000
People, Culture and Compensation Committee (PCCC) Chair	30,000
Corporate Responsibility, Sustainability and Governance Committee (CRSG) Chair	20,000
AC Member	15,000
PCCC Member	12,500
CRSG Committee Member	10,000
Subcommittees - additional compensation may be provided
Annual Grant of RSUs	180,000

Director Stock Ownership Guidelines

We have adopted stock ownership guidelines for our directors as follows:

Position	Minimum Ownership Guidelines (Dollar Value of Shares)(1)
Non-Employee Director	5 x Base Annual Cash Retainer

(1) The base annual cash retainer does not include the amount of any additional retainers.

Our non-employee directors are expected to comply with the stock ownership guidelines within five years after their date of appointment or election to the board of directors.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm to audit lululemon’s consolidated financial statements for the fiscal year ending January 31, 2027. PwC has served in this capacity since its appointment in fiscal 2006. A representative of PwC is expected to attend the annual meeting, with the opportunity to make a statement if desired and to respond to appropriate questions.

Stockholder ratification of PwC’s selection is not required by our bylaws or otherwise. However, as a matter of good corporate governance, the board of directors is submitting the selection to stockholders for ratification. If stockholders do not ratify the selection, the audit committee will reconsider whether to retain PwC for subsequent fiscal years. Regardless of the outcome, the audit committee retains discretion to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of lululemon and our stockholders.

Fees for Professional Services

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, including audit, audit-related, tax, and other services. Pre-approval is generally granted for up to one year and is specific to the service or category of services. The independent registered public accounting firm and management are required to periodically report to the audit committee on the scope of services provided in accordance with this pre-approval.

The audit committee chair is also authorized to pre-approve additional services on a case-by-case basis, and such approvals are communicated to the full audit committee at its next meeting.

None of the audit-related fees, tax fees, or other fees described below were approved pursuant to the waiver of pre-approval provisions under applicable SEC rules.

The following table shows the aggregate fees billed or expected to be billed to lululemon by PwC for 2025 and 2024:

Fees	Fiscal 2025	Fiscal 2024
Audit Fees(1)	$2,799,634	$2,840,194
Audit-Related Fees(2)	241,052	219,669
Tax Fees(3)	—	—
All Other Fees(4)	70,776	50,221

(1) Audit fees consist of fees for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements, including consent procedures in connection with public filings.

(2) Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under audit fees.

(3) Tax fees consist of fees for professional services rendered for tax compliance and tax advice.

(4) All other fees consist of fees for products and services other than the services reported above.

Vote Required and Board Recommendation

If a quorum is present, the selection of our independent registered public accounting firm will be ratified if the votes cast “for” this proposal exceed the votes cast “against” the proposal at the annual meeting. Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal.

The board of directors unanimously recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027 on the enclosed universal WHITE PROXY CARD.

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees lululemon’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles. The audit committee also evaluates lululemon’s policies, procedures and practices with respect to enterprise risk assessment and risk management (including those risks related to information security, cyber security, and data protection), including discussions with management about material risk exposures and steps being taken to monitor, control, and report such risks.

The audit committee consists of three directors, each of whom, in the judgment of our board of directors, is an “independent director” for purposes of the Nasdaq listing standards as they apply to audit committee members. The audit committee acts pursuant to a written charter that has been adopted by our board of directors. A copy of this charter is available on our website at https://corporate.lululemon.com/.

The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed and reviewed with our independent registered public accounting firm all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the Securities and Exchange Commission. The audit committee has met with our independent registered public accounting firm, with and without management present, to discuss the overall scope of its audit, the results of its examinations, and the overall quality of lululemon’s financial reporting.

The audit committee has received from our independent registered public accounting firm a formal written statement describing all relationships between the firm and lululemon that might bear on the auditors’ independence, as required by the applicable requirements of the PCAOB, and has discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that lululemon’s audited financial statements be included in lululemon’s Annual Report on Form 10-K for the fiscal year ended February 1, 2026.

AUDIT COMMITTEE
Teri List (Chair)
Shane Grant
Kathryn Henry

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are required to submit a proposal to stockholders for a non-binding advisory vote to approve the compensation of our named executive officers under Section 14A of the Securities Exchange Act of 1934. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation principles, policies and practices described in this proxy statement. Accordingly, the following resolution is submitted for stockholders’ vote at the annual meeting:

•     The compensation of the named executive officers, as disclosed in this proxy statement (including the compensation discussion and analysis, the compensation tables, and the narrative disclosure that accompanies the compensation tables), is hereby approved, on an advisory basis.

Vote Required and Board Recommendation

If a quorum is present, the compensation of our named executive officers will be approved, on an advisory basis, if the votes cast “for” this proposal exceed the votes cast “against” this proposal at the annual meeting. Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal.

The board of directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers on the enclosed universal WHITE PROXY CARD.

Executive Compensation

2025 Executive Compensation Summary

The compensation discussion and analysis describes our executive compensation philosophy, practices, design, policies and related corporate governance for 2025, and explains how and why the people, culture and compensation committee made compensation decisions for our named executive officers. Where relevant, we also describe compensation decisions made early in fiscal 2026 that relate to fiscal 2025 performance or our leadership transition.

A key factor in our success and our culture of fostering collaboration and innovation is our people. We believe in motivating and retaining talented and exceptional leadership, which helps us achieve our results. The committee believes that our programs support progress towards our short-term and long-term strategic plans through a variety of compensation vehicles. Our pay policies and practices are designed to align with stockholder interests and market practice, while reflecting our leaders’ contributions to our company. We believe this helps demonstrate our approach to executive compensation, including how our programs are linked to financial performance and contribute to our culture.

Compensation Highlights

•     91% and 88% of the former chief executive officer (Mr. McDonald) and other named executive officers’ 2025 total compensation, on average, was at-risk.

•     On average, 84% of total named executive officers’ (officers other than the former chief executive officer) direct target compensation was in the form of equity awards, consisting of stock options that vest over four years, RSUs that vest over three years, and PSUs that vest at the end of a three-year performance period.

2025 Named Executive Officers

Meghan Frank
Interim Co-Chief Executive Officer and Chief Financial Officer

André Maestrini
Interim Co-Chief Executive Officer, President, and Chief Commercial Officer

Nicole Neuburger
Chief Brand & Product Activation Officer

Edward Dagnese
Chief Supply Chain Officer

Calvin McDonald
Former Chief Executive Officer

Celeste Burgoyne
Former President, Americas and Global Guest Innovation

Chief Executive Officer Transition

Leadership Transition and CEO Appointment

In December 2025, the board of directors and Calvin McDonald mutually agreed that Mr. McDonald’s employment would be terminated by the company without cause, effective January 31, 2026. Mr. McDonald also stepped down as a director on that date. Following his departure, Mr. McDonald served as a senior advisor to the company through March 31, 2026, to support the leadership transition.

Effective January 31, 2026, the board of directors appointed Meghan Frank, chief financial officer, and André Maestrini, president and chief commercial officer, to serve as interim co-chief executive officers. In these roles, Ms. Frank and Mr. Maestrini share executive leadership responsibilities for the company’s operations, with Ms. Frank serving as the company’s principal executive officer during this interim period.

In connection with these changes, the board of directors appointed Martha Morfitt, then non-executive chair of the board, to serve as executive chair. The executive chair role is advisory in nature and focused on supporting strategic continuity during the transition. Ms. Morfitt has not assumed day-to-day management responsibilities or executive authority over the company’s operations. In that capacity, she has worked with the interim co-chief executive officers and the board to support continuity of our long-term strategic priorities.

The board of directors convened an ad hoc chief executive officer search committee, composed of Ms. Morfitt and independent directors, to lead the process to identify a permanent chief executive officer. The search process was supported by an independent executive search firm. On April 20, 2026, following a comprehensive search, the board of directors approved the appointment of Heidi O’Neill as the company’s next chief executive officer, and Ms. O’Neill entered into an employment agreement with the company on April 21, 2026. Ms. O’Neill is expected to commence her role as chief executive officer and join the board effective September 8, 2026.

Ms. O’Neill is a seasoned executive with more than three decades of experience across performance apparel, footwear, and sport, with a strong track record of driving growth at scale through product innovation, digital transformation, and brand connection. During her more than 25-year career at Nike, Inc., she was part of the leadership team that helped grow the company from a $9+ billion business to a $45+ billion global leader, and she played a central role in overseeing product, brand, and operations. Earlier in her career, Ms. O’Neill worked in marketing for the Dockers brand at Levi Strauss & Co. She brings additional strategy and leadership perspectives from her service on the boards of directors of consumer-facing companies, including Spotify Technology, Hyatt Hotels, and Lithia & Driveway.

Ms. Frank and Mr. Maestrini are expected to continue to lead as interim co-chief executive officers until Ms. O’Neill joins the company on September 8, 2026. At that time, Ms. Frank and Mr. Maestrini are expected to return to their previous senior leadership roles and work closely with Ms. O’Neill and the rest of the leadership team.

Compensation During the Interim Period

In connection with Ms. Frank’s interim co-chief executive officer appointment, the committee approved an increase to Ms. Frank’s annual salary to $950,000 and target annual equity grants to $4.5 million.

One-time retention awards for both Ms. Frank and Mr. Maestrini were also awarded. These awards consisted of deferred cash bonuses, restricted stock units (RSUs) and stock options.

•     Ms. Frank received a one-time retention deferred cash bonus in the amount of $1.5 million, payable at the earlier of the start date of a permanent chief executive officer and December 11, 2026, subject to her continued employment through that payment date. Ms. Frank also received a one-time retention equity award with a grant date fair value of $4.0 million, which consists of stock options vesting over a four-year period and RSUs vesting over three years.

•     Mr. Maestrini received a one-time retention deferred cash bonus in the amount of $750,000, payable at the earlier of the start date of a permanent chief executive officer and December 11, 2026, subject to his continued employment through that payment date. Mr. Maestrini also received a one-time retention equity award with a grant date fair value of $4.0 million, which consists of stock options vesting over a four-year period and RSUs vesting over three years.

The retention equity awards granted to both Ms. Frank and Mr. Maestrini will remain outstanding and subject to continued vesting and an extended exercise period in the event the interim co-chief executive officers’ employment is terminated without cause within 12 months of the start date of a permanent chief executive officer, subject to customary release and restrictive covenants. The committee’s independent compensation consultant, WTW, advised the committee on the design and market competitiveness of the interim leadership compensation arrangements, including the retention awards.

Compensation Discussion and Analysis

Compensation Philosophy

We are committed to a compensation strategy that supports our values and rewards sustained performance. Our executive compensation policies are based on the principles that compensation should be reflective of our company’s performance (pay-for-performance), aligned with stockholder interests, and meaningfully tied to long-term value creation through equity-based incentives. In designing our program, the committee seeks to balance competitiveness, retention and performance alignment, while avoiding structures that may encourage excessive or inappropriate risk-taking.

In Practice

The committee seeks to set total compensation at competitive levels to attract, motivate, and retain highly qualified executives who contribute to our success and are aligned with our culture. In assessing overall compensation, the committee generally considers the factors outlined in the accompanying chart.

As a company headquartered in Canada that recruits our executives globally, we have developed compensation practices we believe are necessary for talent attraction and retention. All our named executive officers’ compensation is denominated in U.S. dollars.

In assessing the overall compensation for executive officers, the compensation committee generally considers our absolute and relative financial performance, relative stockholder returns and industry position, market compensation data, the individual executive officer’s performance, awards given to our executive officers in past years, and the recommendations of our independent compensation consultants.

Compensation Design

The elements of our executive compensation package are designed to link to our business strategy and pay-for-performance philosophy. We have designed our pay practices to enable us to recruit our executive officers globally and to attract and retain leaders who drive our vision. To support our strategy, our executive compensation packages generally target competitive market levels with positioning informed by peer group data, individual experience, and scope of responsibilities. Actual compensation may fall above or below this range based on performance and other relevant factors.

Executive Compensation Design

Our 2025 executive compensation program consisted of the following primary elements intended to provide a competitive mix of short and long-term incentives to our executive officers.

Element	Key Features	Link to Business Strategies
Base Salary	Fixed cash compensation based on role, responsibilities, experience, market data and individual performance.	Provides a stable income foundation to attract and retain executive talent. Targeted near the market median for similarly situated executive officers at peer group companies.
Bonus	Annual cash award tied to achievement of corporate performance goals established by the committee at the beginning of each fiscal year.	Motivates achievement of annual financial objectives. Performance metrics, typically operating income and net revenue, are aligned with our strategic plan and disclosed financial targets.
Long-Term Incentive Awards	Annual equity grants consisting of performance-based restricted stock units (PSUs), RSUs and stock options. Vesting periods range from three to four years depending on award type.

Aligns executive interests with long-term stockholder value creation. PSUs reward achievement of multi-year financial performance goals. Stock options and RSUs encourage retention and equity ownership, linking realized value directly to stock price performance.

In developing our executive compensation programs, we follow these guidelines to support our compensation philosophy and governance practices:

What we do	What we don’t do
Align executive compensation with stockholder interests through short and long-term incentives that are linked to our financial performance	Permit hedging or pledging of company stock
Conduct annual reviews of compensation programs and practices	Provide excessive benefits or perquisites
Set challenging performance goals for our annual bonus and PSUs	Reprice stock options
Committee retains an independent compensation consultant	Provide single-trigger severance or permit excise tax gross-ups in connection with a change in control
Maintain meaningful and market-competitive stock ownership guidelines for the chief executive officer, executive officers, and non-employee directors	Grant stock options at a discount to market price
Include double-trigger change in control provisions in equity awards	Enter into employment agreements with multi-year terms
Consider relevant market practices when establishing compensation
Assess and mitigate undue risks in compensation programs
Include clawback provisions in our cash and equity incentive plans

Role of the People, Culture and Compensation Committee

As referenced in our Corporate Governance section, the committee evaluates the pay of our executive officers with the goal of setting compensation opportunities at levels comparable with executives in peer companies of similar industry, size and scope of operations.

Executive Compensation Program		Setting Executive Compensation Levels
The committee is responsible for overseeing the following components of the executive compensation program:		When determining the compensation levels for our executive officers, the committee typically considers one or more of the following factors:
Goals & Objectives	Set and approve goals to determine the actual compensation and other benefits.	Individual Performance	The evaluation, experience, responsibilities, and potential of each individual.
Programs	Evaluate our compensation design, policies, and practices to assess achievement of intended purposes.	Evaluation	The chief executive officer’s evaluation with respect to the other executive officers.
Risks	Determine if our programs encourage excessive or inappropriate risk-taking.	Peers	Similarly situated executive officers at other comparable companies.
Administration	Establish and review policies for the administration of our compensation programs.	Company Performance	The company’s absolute and relative performance and achievement of strategic and financial goals.
Talent	Oversee executive officer talent and succession planning.	Independent Compensation Consultant	The advice of consultants for external expertise.

2025 Compensation

We align our executive officers’ pay with performance, resulting in a substantial portion of executive pay being at-risk and tied to objective performance goals, including our annual bonus awards and long-term incentives. The primary focus of our executive compensation program is to drive long-term performance and value for our stockholders.

The charts shown below illustrate each of our executive officers’ 2025 total compensation (i.e., for those who worked the full fiscal year, except for Mr. McDonald whose employment terminated January 31, 2026). A significant portion of the total incentive compensation for each of our executive officers is directly related to our financial performance results and other performance factors designed to measure our progress against our strategic plans.

Chief Executive Officer[1]

Bonus
7%
Base Salary
9%
Stock Options
34%
PSUs
50%

At-Risk Performance Based Pay – 91%

Other Named Executive Officers (average)[2][3]

Bonus
4%
PSUs
22%
RSUs
29%
Base Salary
12%
Stock Options
33%

At-Risk Performance Based Pay – 88%

(1) Reflects compensation earned by Mr. McDonald for fiscal 2025. Mr. McDonald’s employment was terminated by the company effective January 31, 2026.

(2) Includes compensation earned by Ms. Frank and Mr. Maestrini for fiscal 2025 in their various roles. Ms. Frank and Mr. Maestrini were appointed interim co-chief executive officers effective January 31, 2026.

(3) Includes one-time equity awards granted in December 2025 in connection with interim leadership appointments.

Peer Group

The committee annually reviews the peer group used for benchmarking executive compensation to help ensure our pay practices remain competitive. In selecting peers, the committee considers:

•     Companies of comparable size based on revenue, operating income, and market capitalization; and

•     Companies that compete with us for executive talent.

With the support of its independent compensation consultant, WTW, the committee reviewed and approved the peer group used to benchmark executive compensation for fiscal 2025.

2025 Peer Group
Adidas AG	Ralph Lauren Corporation
Chipotle Mexican Grill, Inc.	Ross Stores, Inc.
DICK’S Sporting Goods, Inc.	Skechers, U.S.A., Inc.(1)
The Estée Lauder Companies Inc.	Starbucks Corporation
The Gap, Inc.	Tapestry, Inc.
Levi Strauss & Co.	Ulta Beauty, Inc.
Nike, Inc.	Under Armour, Inc.
Nordstrom, Inc.(1)	V.F. Corporation
PUMA SE	Williams-Sonoma, Inc.
PVH Corp.

(1) Nordstrom, Inc. and Skechers, U.S.A., Inc. both completed a go-private transaction in 2025. Each of the companies was included in our fiscal 2025 compensation peer group and has been removed from our fiscal 2026 compensation peer group because they are no longer publicly traded.

Executive Bonus Plan and PSU Outcomes and Limited Discretion

For fiscal 2025, the committee determined Executive Bonus Plan payouts and PSU outcomes after assessing performance against pre-established goals. Consistent with our plans, the committee used its limited discretion to address items that were not contemplated at the time of goal-setting and that, in their judgment, would otherwise result in incentive compensation outcomes that were inconsistent with the basis on which the goals were set.

As used in this CD&A, “modified operating income” refers to operating income as adjusted solely for incentive compensation purposes and is distinct from any adjusted financial measures reported in our financial statements. The adjustments to Operating Income to derive modified operating income are as follows:

•     Tariff-related costs (including elimination of the de minimis exemption) - Changes in U.S. trade policy during fiscal 2025, including increased tariffs and the removal of the de minimis exemption, had a significant adverse effect on our business and results of operations. The unmitigated impact resulted in a reduction to gross profit for 2025 of approximately $275 million. As this increased import costs in ways not anticipated at goal-setting and the structural nature of our supply chain limited mitigation levers within the performance period, the committee determined to exclude the incremental period costs directly attributable to these U.S. trade policy changes.

•     Tariff-related vendor negotiations - Following implementation of tariffs, we negotiated and secured certain concessions from vendors which partially offset the tariff-related period cost.

•     Executive transition costs - We excluded separation-related costs associated with the executive transition, including severance, equity award modifications, recruiting fees and retention payments that were not contemplated when goals were set.

•     Proxy contest matters - We excluded third-party advisory, legal, public relations, and solicitation fees incurred to respond to a contested proxy solicitation.

Should we receive refunds related to fiscal 2025 IEEPA tariffs for which the U.S. Supreme Court invalidated the underlying legal authority, the committee expects to apply a consistent approach by taking such refunds into account when assessing future incentive outcomes, whether by adjusting results for the year in which the refund is recognized or by considering the refund when establishing future performance goals, as appropriate, to avoid unintended duplicative benefit.

Quantification of Impact

These exclusions increased operating income for Executive Bonus Plan and PSU purposes by a net of $287.4 million, which resulted in modified operating income of $2,498.0 million. Using the modified operating income resulted in an Executive Bonus Plan payout at 35.7% of target and a PSU payout of 134.4%.

A reconciliation of income from operations as reported in our Consolidated Statements of Operations (GAAP) to the modified operating income used for incentive purposes is provided in Appendix A to this proxy statement.

Why We Made These Adjustments

The committee believes these adjustments are consistent with the design of our incentive plans and our pay-for-performance philosophy. Under the Executive Bonus Plan and the PSU award agreements, the committee may adjust performance calculations for extraordinary, unusual, or non-recurring items not contemplated at goal-setting. The adjustments described above were limited to discrete cost categories that were largely outside management’s control. The committee believes this approach appropriately holds management accountable for underlying operating performance while filtering out factors that would have distorted incentive outcomes.

Base Salary

The committee reviews the base salaries of our executive officers at least annually and may adjust them from time to time. In making these determinations, the committee may consider one or more of the following factors:

•     The individual performance of the executive officer;

•     The relative value of the executive officer’s position within the organization;

•     Any new responsibilities delegated to the executive officer during the year;

•     Any contractual agreements with the executive officer; and

•     The competitive market for executive talent.

The market for our senior executive talent is global and highly competitive, with many of our executives recruited from U.S.-based companies. To provide a consistent and relative comparison to the competitive salaries within our peer group, all executive officer salaries are denominated in U.S. dollars.

Named Executive Officer	Role	2025 Base Salary ($)(1)
Meghan Frank	Interim Co-Chief Executive Officer and Chief Financial Officer	950,000
André Maestrini	Interim Co-Chief Executive Officer, President, and Chief Commercial Officer	950,000
Nicole Neuburger	Chief Brand & Product Activation Officer	800,000
Edward Dagnese	Chief Supply Chain Officer	675,000
Calvin McDonald(2)	Former Chief Executive Officer	1,400,000
Celeste Burgoyne(3)	Former President, Americas and Global Guest Innovation	910,000

(1) Represents base salary as of the end of fiscal 2025.

(2) Mr. McDonald’s employment was terminated by the company effective January 31, 2026. Amounts reported reflect base salary as of that date.

(3) Ms. Burgoyne resigned from her position, effective December 31, 2025. Amounts reported reflect base salary as of that date.

Bonus

Design

Our annual cash performance bonuses are designed to reward executive officers for achieving financial and strategic goals. These bonuses recognize performance against annual metrics, complementing our equity grants, which are intended to incentivize long-term performance and value creation.

The committee typically establishes the components of the annual cash performance bonus in the first quarter of each fiscal year and may consider one or more of the following:

•     Target annual levels for each of our executive officers, expressed as a percentage of base salary;

•     Financial performance measures;

•     Relative weighting of each financial performance measure;

•     Threshold, target and maximum goals for each financial performance measure; and

•     Range of potential payouts for the annual cash bonus awards.

After the end of each fiscal year, the committee reviews performance against the company’s performance goals to determine the bonus payouts for executive officers. Under the terms of the Executive Bonus Plan, the committee may adjust financial performance calculations to reflect the impact of extraordinary, unusual, or non-recurring items, changes in accounting standards, or other events not contemplated at the time the goals were established. Any such adjustments are intended to preserve the integrity of the performance objectives. The committee is also authorized to determine in its sole discretion the amount of any bonus payment, the percentage attainment of any applicable performance goals, and any other matter relating to the amount of a bonus payment. Generally, participants must remain employed through the date bonuses are paid to receive a payout, unless otherwise determined by the committee.

Target Annual Bonus Levels

The target annual cash bonus levels for each of our named executive officers for 2025 are shown in the table below.

Named Executive Officer	Role	2025 Target Bonus (as a % of Base Salary)
Meghan Frank	Interim Co-Chief Executive Officer and Chief Financial Officer	100%
André Maestrini	Interim Co-Chief Executive Officer, President, and Chief Commercial Officer	100%
Nicole Neuburger	Chief Brand & Product Activation Officer	100%
Edward Dagnese	Chief Supply Chain Officer	75%
Calvin McDonald	Former Chief Executive Officer	200%
Celeste Burgoyne	Former President, Americas and Global Guest Innovation	115%

For fiscal 2025, the committee reviewed target bonus opportunities for the named executive officers and approved adjustments to align with competitive market levels based on peer group data provided by WTW.

Financial Performance Measures and Relative Weighting

The annual cash bonus awards for fiscal 2025 were determined based on modified operating income and net revenue, with each metric weighted equally at 50%. The final bonus payout reflects the combined performance of these two metrics. The committee believes this structure aligns the executive team with key critical financial priorities.

Payout Range

Actual payouts of the cash bonuses may vary from 0% of the target bonus level for performance below threshold to 200% of the target bonus level for achieving or exceeding the maximum performance level determined by the committee at the beginning of the fiscal year.

Determination of Fiscal 2025 Performance

The fiscal 2025 bonus program was designed so that for any bonus to be earned by executives, operating income must exceed a minimum threshold. For reference, applying income from operations on a GAAP basis would have resulted in no payout.

Based on modified operating income of $2,498.0 million, the committee determined the 2025 financial goals were achieved and resulted in a weighted bonus payout of 35.7% of target, and these payouts are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(1) Bonus payout calculated using modified operating income of $2,498.0 million, which excludes tariff-related costs (including increased tariffs and the elimination of the de minimis duty-free exemption), executive transition costs, proxy contest matters and savings from tariff-related vendor negotiations, as described in “Executive Bonus Plan and PSU Outcomes and Limited Discretion” in this CD&A.

Long-Term Incentive Awards

Design

Equity awards are a key component of our executive compensation program, designed to support the achievement of our long-term performance goals and align the interests of our executive officers with those of stockholders. Providing a significant portion of our total compensation in equity-based awards helps us attract and retain top executive talent in a competitive market.

Operating income is used as a performance metric in both the Executive Bonus Plan and the PSU program. The committee believes its use in both programs is appropriate because the metrics serve complementary purposes: the annual bonus rewards achievement of near-term financial objectives, while PSUs measure sustained growth over a three-year period using a compound annual growth rate (CAGR). The multi-year measurement period and CAGR structure of the PSUs require consistent execution over time, distinguishing them from annual results.

The committee annually evaluates our equity-based awards, including with respect to:

•     Target annual grant levels for each executive officer as a significant part of total compensation;

•     Financial performance metrics that align with company goals and stockholder interests; and

•     Program administration considerations, including market trends within our peer group.

Target Annual Equity Grants

For fiscal 2025, the committee reviewed target annual equity grants for the named executive officers and approved adjustments to align with competitive market levels based on peer group data provided by WTW.

The target annual equity grants for each of our named executive officers for 2025 are shown in the following table.

Named Executive Officer	Role	Fiscal 2025 Target Annual Equity Grant ($)(1)
Meghan Frank	Interim Co-Chief Executive Officer and Chief Financial Officer	4,500,000
André Maestrini	Interim Co-Chief Executive Officer, President, and Chief Commercial Officer	4,500,000
Nicole Neuburger	Chief Brand & Product Activation Officer	3,000,000
Edward Dagnese	Chief Supply Chain Officer	1,500,000
Calvin McDonald(2)	Former Chief Executive Officer	13,000,000
Celeste Burgoyne(3)	Former President, Americas and Global Guest Innovation	4,000,000

(1) Represents target annual equity grant as of the end of fiscal 2025, excluding any one-time equity grants.

(2) Mr. McDonald’s employment was terminated by the company effective January 31, 2026.

(3) Ms. Burgoyne resigned from her position, effective December 31, 2025.

For fiscal 2025, the committee reviewed target annual equity grant opportunities for the named executive officers and approved adjustments to align with competitive market levels.

Consistent with the fiscal 2024 equity program design, the committee granted the following types of equity awards to each executive officer for 2025. The equity mix is heavily weighted toward PSUs, reinforcing the connection between executive compensation and the achievement of our long-term objectives.

(1) Reflects equity received by Mr. McDonald for fiscal 2025. Mr. McDonald’s employment was terminated by the company effective January 31, 2026.

(2) Reflects equity received by other named executive officers for their annual target equity grants received on March 31, 2025.

Equity Program Summary

Our 2025 equity compensation program was designed to align the interests of our executive officers with those of our stockholders while driving long-term value creation. To achieve this, the program included a mix of equity awards that balance performance-based incentives with retention objectives. The three types of equity awards granted in 2025 are outlined in the table below.

Equity Program	PSUs(1)	Stock Options(2)	RSUs(1)
How it Works	Each PSU represents a right to receive one share of our common stock on a specified settlement date if pre-established performance metrics have been met.

Each stock option represents a right to purchase one share of our common stock at the grant price, if the service-based vesting requirement has been met.

Stock options are granted with an exercise price equal to the closing price of our common stock as reported on Nasdaq on the date of grant.

Stock options granted prior to December 2025 expire on the seventh anniversary of their grant date, while those granted in December 2025 and going forward expire on the tenth anniversary of their grant date.

Each RSU represents a right to receive one share of our common stock on a specified settlement date, if the service-based vesting requirement has been met.
Vesting	PSUs generally vest on the third anniversary of the grant date (i.e., end of three-year performance period).	Stock options generally vest 1/4 on the annual anniversary of the grant date (i.e., fully vested on the fourth anniversary of the grant date).	RSUs generally vest 1/3 on the annual anniversary of the grant date (i.e., fully vested on the third anniversary of the grant date).
Payout	The attainment of goals during the performance period may earn from 0% of target for performance below threshold to 200% of target for performance at or above maximum.	Stock options only have value to the extent that, on the date they are exercised, the company's stock price is higher than the exercise price.	RSUs settle in shares of common stock, with realized value determined by our stock price at the time of settlement.

(1) The grant date fair value of RSUs and PSUs is based on the closing price of our common stock on the grant date.

(2) The grant date fair value of each stock option granted is estimated on the grant date using the Black-Scholes model.

Settlement of 2023 PSU Awards (2023-2025 Performance Period)

The committee established the following terms for the 2023 PSU awards:

•     The performance period spans three fiscal years (2023 to 2025).

•     Vesting was generally on the third anniversary of the grant date.

•     Minimum, target and maximum performance and payout levels were set in the first quarter of the performance period.

•     The performance metric was the three-year CAGR of operating income based on fiscal 2022 adjusted operating income of $1,789.1 million.

•     Payouts were structured with a threshold CAGR of 5%, a target CAGR of 10% and a maximum CAGR of 15%.

The committee determined the modified operating income of $2,498.0 million represented a three-year CAGR of 11.8% and resulted in a PSU payout of 134.4% of target. For reference, applying income from operations on a GAAP basis would have resulted in a PSU payout of 72.5% of target.

(1) PSU payout calculated using modified operating income of $2,498.0 million, which excludes tariff-related costs (including increased tariffs and the elimination of the de minimis duty-free exemption), executive transition costs, proxy contest matters and savings from tariff-related vendor negotiations, as described in “Executive Bonus Plan and PSU Outcomes and Limited Discretion” in this CD&A.

PSU Performance Periods As of 2025 Fiscal Year-End

Our executive officers are currently participating in the following ongoing PSU cycles as of our fiscal year end:

Cycle	Baseline(1)	Measure(2)	Performance Period	Payout Multiplier
Fiscal 2024 - 2026	2023 - $2,230.9 M	Operating Income	3 years	0-200% multiplier
Fiscal 2025 - 2027	2024 - $2,505.7 M

(1) The baseline for subsequent PSU cycle targets is generally the prior year’s income from operations (GAAP) as reported in our financial statements, or our adjusted operating income (non-GAAP), if reported. The baseline for the Fiscal 2024 - 2026 PSU targets was fiscal 2023 adjusted operating income. See the non-GAAP reconciliation table in Appendix A to this proxy statement for a reconciliation to the most directly comparable GAAP measures. The baseline for Fiscal 2025 - 2027 was income from operations (GAAP).

(2) The committee generally assesses performance goal achievement using earnings before other income and taxes, as reported in the company’s Consolidated Statements of Operations, or, if reported, the adjusted operating income from our earnings release or other EDGAR filings. The committee may adjust calculations (whether positive or negative) due to changes in accounting standards or extraordinary, unusual, or nonrecurring items occurring after the grant of an award.

PSU Goal Setting

For each PSU cycle, the committee establishes threshold, target and maximum performance goals at the beginning of the applicable three-year performance period. The committee believes these goals are rigorous and aligned with the company’s long-range financial plan and stockholder value creation objectives. Specific numeric goals for ongoing performance cycles are not disclosed prospectively because the committee believes such disclosure could result in competitive harm. Following the completion of each performance period, we disclose the applicable performance goals, actual results and payout outcomes.

Other Benefits

Our executive compensation program includes standard benefits aligned with our pay-for-performance philosophy. As a Canadian-based company that frequently hires U.S.-based executives officers, we provide limited perquisites, including tax preparation services, relocation assistance, and other benefits. From time to time, we may provide security-related benefits to executive officers in response to specific security considerations.

The cost of these benefits for named executive officers is included in the “All Other Compensation” column of the Summary Compensation Table and detailed in the table’s footnotes. We believe these benefits are reasonable and generally consistent with those offered by companies in our industry and peer group.

Benefits	Employee Eligibility	Executive Officer Eligibility
Medical, Dental and Vision Plans
Life and Disability Insurance
Change in Control and Severance Plan
401(k) Plan (or other defined contribution group savings program)
Employee Discount
Supplemental Life
Parental Leave Policy
Fitness Benefits
Tax Preparation
Relocation Assistance
Employee Stock Purchase Plan		Not offered

Role of the Compensation Consultant

Our Independent Compensation Consultant

The committee has engaged WTW as its independent compensation consultant for executive officer and director compensation matters and other topics under the committee’s purview. WTW reports directly to the committee, reviews certain materials, attends meetings as requested, provides market data and recommendations, advises on evolving trends and best practices in compensation and committee governance, evaluates policies and practices, conducts pay equity studies and reviews the compensation discussion and analysis disclosure in our proxy statement.

During 2025, management also engaged WTW for consulting services regarding survey data, research products, and international compensation plans and policies. The WTW team members engaged by management for these other services were different from those engaged by the committee. The total fees for these additional services were less than $120,000.

Determination of Independence

The committee reviewed its relationship with WTW when assessing whether the engagement raised any conflicts of interest. Factors the committee considered included the six required factors under SEC and Nasdaq rules regarding committee advisor independence, which are (1) other services provided by the advisor’s firm, (2) fees as a percentage of firm revenue, (3) any policies and procedures maintained by the advisory firm to prevent or mitigate potential conflicts of interest, (4) any business or personal relationship of the compensation advisor with a member of the committee, (5) any company stock owned by the compensation advisor, and (6) any business or personal relationship of the compensation advisor or the firm employing the advisor with an executive officer of lululemon. After considering these factors, the committee concluded that WTW’s work did not raise any conflicts of interest and that WTW was independent in providing advice to the committee during fiscal 2025.

Role of People, Culture and Compensation Committee and Chief Executive Officer in Executive Compensation

The committee reviews and recommends to the board of directors the compensation and other terms of employment of our chief executive officer and evaluates the chief executive officer’s performance considering relevant corporate performance goals and objectives. The committee also considers the results of the annual say-on-pay advisory vote when evaluating our executive compensation program. At the 2025 annual meeting, approximately 83% of votes cast supported our say-on-pay proposal. The committee considered this outcome, along with other relevant factors, and determined that no changes to the program were warranted in response to the vote.

The chief executive officer provides the committee with a performance assessment and compensation recommendation for the other executive officers. The committee generally considers this feedback when evaluating and approving the compensation of the executive officers other than the chief executive officer, including the executive officers’ achievement of objectives, contributions to our performance, and leadership accomplishments.

The chief executive officer does not participate in or otherwise influence recommendations regarding the chief executive officer’s own compensation.

Stock Ownership Guidelines

We believe our executive officers should have a meaningful ownership stake in lululemon to underscore the alignment of executive officer and stockholder interests and to encourage a long-term perspective. To bolster this philosophy, we maintain stock ownership guidelines for our executive officers in an effort to further align their interests with those of our stockholders. The stock ownership guidelines require that executive officers own a significant amount of lululemon common stock measured as a multiple of base salary as follows:

Position	Minimum Ownership Requirements (Dollar Value of Shares)	What Counts to Determine Compliance with Guidelines	What Does Not Count to Determine Compliance with Guidelines
Chief Executive Officer	6x Base Salary	Stock beneficially owned by the executive officer, and shares issued upon the vesting of RSUs and PSUs.	Unvested PSUs and RSUs and stock options (vested or unvested).
Other Section 16 executive officers	3x Base Salary
Compliance period

Our executive officers are expected to meet the target stock ownership level within five years after they first become subject to the guidelines. Once the ownership threshold is met, executive officers are expected to maintain at least the target amount as long as they are subject to the guidelines.

Compliance status

Executive officers generally must retain at least 75% of the shares they acquire from the vesting or exercise of equity awards (net of shares withheld to pay applicable taxes and exercise price, if applicable) until they meet the applicable ownership threshold. Under the guidelines, an individual may not dispose of any stock if that individual would not meet the required level after the disposition.

Clawback Policy

We have adopted an incentive compensation recoupment policy in compliance with SEC rules and Nasdaq listing standards. The policy requires the recovery of erroneously awarded incentive-based compensation from current or former executive officers in the event we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. federal securities laws. Recovery applies to incentive-based compensation received during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement. The policy operates on a no-fault basis and does not require misconduct by the executive officer. A copy of the policy is filed as an exhibit to our Annual Report on Form 10-K.

Employment Agreements and Severance Arrangements

We have employment agreements with our named executive officers which allow us to terminate their employment with us at any time, with or without cause. These agreements provide them with severance benefits under certain circumstances, including if we terminate their employment without cause. These agreements were entered into in order to attract and retain senior executive officers in a competitive market and to provide clarity regarding terms and conditions of employment, including severance protections in specified circumstances. The committee believes the severance terms are consistent with market practice among similarly situated retail and consumer companies.

In each case, any severance payments are contingent on the occurrence of certain termination events and are subject to the executive’s compliance with the surviving terms of the employment agreement and other terms, which may include a non-compete, non-solicitation and non-disparagement agreement, as well as the executive’s release of any employment-related claims the executive may have against us. These severance arrangements are intended to provide each executive with a sense of security in making the commitment to dedicate the executive’s professional career to our success. These severance rights do not differ based on whether we experience a change in control.

In connection with Mr. McDonald’s departure from the company without cause, the company and Mr. McDonald entered into a separation agreement and release, which is summarized under “Potential Payments upon Termination of Employment and Change in Control” below. Under the agreement, Mr. McDonald agreed to a general release of claims in favor of the company and is subject to restrictive covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality. In exchange, Mr. McDonald received the severance benefits required pursuant to the terms of his employment agreement, payment of his fiscal 2025 bonus at actual payout, a lump sum cash payment, and specified treatment of his outstanding equity awards.

Risk Considerations in Determining Compensation

The committee conducts an annual review of our compensation program’s design to assess whether it encourages excessive or inappropriate risk-taking by our employees, including our executive officers. Following its risk evaluation in March 2026, the committee concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the company. In reaching this conclusion, the committee considered the balance between fixed and variable pay, the use of multiple performance measures, capped payout opportunities, stock ownership guidelines and clawback provisions.

Compensation for Fiscal 2026

The overall design of our executive compensation program for fiscal 2026 remains largely unchanged, as the committee believes it supports our pay-for-performance philosophy and aligns with stockholder interests.

After reviewing the named executive officers’ compensation, the committee approved selected adjustments for fiscal 2026 based on competitive market levels, time-in-role, and overall contributions.

•     Meghan Frank and André Maestrini’s compensation did not change from the compensation arrangements made in December 2025.

•     Nicole Neuburger and Edward Dagnese received a modest base salary increase consistent with company-wide annual review and no increase to target bonus. Consistent with aligning our executive’s interests with long-term stockholder value creation, the committee approved an increase to target annual equity awards based on competitive market levels.

All executive compensation is denominated in U.S. dollars.

Name	Title	Fiscal 2026 Base Salary ($)	Fiscal 2026 Target Bonus (as a % of Base Salary)	Fiscal 2026 Target Annual Equity ($)
Meghan Frank	Interim Co-Chief Executive Officer and Chief Financial Officer	950,000	100%	4,500,000
André Maestrini	Interim Co-Chief Executive Officer, President, and Chief Commercial Officer	950,000	100%	4,500,000
Nicole Neuburger	Chief Brand & Product Activation Officer	825,000	100%	3,100,000
Edward Dagnese	Chief Supply Chain Officer	695,000	75%	1,600,000

For the fiscal 2026-2028 PSU cycle, the baseline will be the prior year’s operating income (GAAP operating income of $2,210.6 million) which is consistent with our robust goal setting process and board-approved operating plans. Beginning with this cycle, PSU awards will have a payout multiplier of 0-250% and includes a total stockholder return (TSR) modifier. Under this provision, if the company’s absolute TSR is negative over the performance period, the PSU payout is capped at 100% of target, regardless of operating income performance. The committee believes this feature strengthens alignment between executive pay outcomes and stockholder returns by helping ensure that executive officers do not receive above-target payouts when stockholders have experienced a decline in share value.

People, Culture and Compensation Committee Report

The people, culture and compensation committee of the board of directors of lululemon athletica inc. has reviewed and discussed the compensation discussion and analysis (CD&A) contained in this proxy statement with management. Based on this review and discussion, the committee recommended to the board of directors that the CD&A be included in this proxy statement and incorporated by reference in the company’s annual report on Form 10-K for the fiscal year ended February 1, 2026, as applicable.

PEOPLE, CULTURE AND COMPENSATION COMMITTEE

Emily White (chair)

Kathryn Henry

Alison Loehnis

Jon McNeill

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below provides compensation information for each individual who served as our principal executive officer or our principal financial officer during fiscal 2025, as well as our three other highest-compensated executive officers for the year. In addition, we have included one former officer, Celeste Burgoyne, who would have been among the three other highest-compensated executive officers had she remained employed with us through the end of the fiscal year. Collectively, we refer to these individuals as our “named executive officers.”

The dollar amounts shown are in U.S. dollars.

•     The amounts originally in Canadian dollars were converted to U.S. dollars for this table using the average of the average exchange rates for each fiscal month during the applicable fiscal year. Applying this formula to fiscal 2025, fiscal 2024, and fiscal 2023, CDN$1.00 was equal to USD$0.719, USD$0.726, and USD$0.741, respectively.

•     The amounts originally in British pounds were converted to U.S. dollars for this table using the average of the average exchange rates for each fiscal month during the applicable fiscal year. Applying this formula to fiscal 2025, fiscal 2024 and fiscal 2023, GBP£1.00 was equal to USD$1.329, USD$1.275 and USD$1.248, respectively.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Meghan Frank, Interim Co-Chief Executive Officer and Chief Financial Officer(5)	2025	861,195	—	5,150,017	3,348,876	307,447	—	9,667,535
	2024	814,380	—	2,099,878	900,031	592,950	—	4,407,239
	2023	738,462	—	1,400,132	600,018	1,329,231	23,879	4,091,722
André Maestrini, Interim Co-Chief Executive Officer, President, and Chief Commercial Officer(6)	2025	863,008	—	5,150,017	3,348,876	308,094	61,849	9,731,844
	2024	800,755	—	1,925,055	825,023	583,030	57,543	4,191,406
	2023	762,763	—	1,749,986	750,023	1,372,974	54,951	4,690,697
Nicole Neuburger, Chief Brand & Product Activation Officer(7)	2025	797,308	—	3,349,933	2,149,304	284,639	17,055	6,598,239
	2024	761,051	—	2,100,332	900,026	554,121	24,800	4,340,330

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Edward Dagnese, Chief Supply Chain Officer(8)	2025	670,288	—	1,800,223	1,199,686	179,470	15,771	3,865,438

Calvin McDonald, Former Chief Executive Officer(9)(10)	2025	1,393,269	—	7,800,001	13,800,030	994,794	35,200	24,023,294
	2024	1,342,453	—	5,499,824	5,499,973	2,172,089	56,060	14,570,399
	2023	1,292,308	—	5,000,011	4,999,937	5,169,231	86,401	16,547,888
Celeste Burgoyne, Former President, Americas and Global Guest Innovation(11)	2025	825,962	—	3,150,175	1,349,991	—	—	5,326,128
	2024	875,472	—	2,800,080	1,199,960	708,257	11,456	5,595,225
	2023	842,308	—	2,799,906	1,200,037	1,684,615	11,407	6,538,273

(1)  This column reflects the grant date fair value of PSUs and RSUs granted. See the “2025 Grants of Plan-Based Awards Table” for information on PSUs and RSUs granted to our named executive officers in fiscal 2025. These amounts reflect the grant date fair value of the awards at target, which was the probable performance outcome for the PSUs at the grant date, and do not correspond to the actual value that will be realized by the named executive officer. Assuming the highest level of performance is achieved, the grant date fair value of the PSU awards would be as follows: Ms. Frank: $4,500,212; Mr. Maestrini: $4,500,212; Ms. Neuburger: $2,999,870; Mr. Dagnese: $1,500,218; Mr. McDonald: $15,600,003; and Ms. Burgoyne: $4,500,088. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended February 1, 2026 for a discussion of all assumptions made by us in determining the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 values of our equity awards.

(2)  This column reflects the grant date fair value of stock options granted as well as the incremental fair value associated with the modification of Mr. McDonald’s outstanding stock option awards, as described in footnote 9 below. See the “Grants of Plan-Based Awards Table” for information on stock options granted to our named executive officers in fiscal 2025. These amounts reflect the grant date fair value of the awards at target, and do not correspond to the actual value that will be realized by the executive officer. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended February 1, 2026 for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.

(3)  The non-equity incentive plan compensation is the annual performance-based cash bonus awards paid in accordance with the executive bonus plan and are reported for the fiscal year in which the relevant performance measures are satisfied rather than when awarded or paid.

(4)  The following table provides additional information with respect to “all other compensation”:

Name	Fiscal Year	Personal Tax Preparation Fees ($)	Tax Gross-Ups(a) ($)	Company Match of 401(k)/RRSP ($)	Pension Allowance(b) ($)	Other(c) ($)	Total All Other Compensation ($)
Meghan Frank	2025(d)	—	—	—	—	—	—
	2024(d)	—	—	—	—	—	—
	2023	11,307	12,572	—	—	—	23,879
André Maestrini	2025	—	—	—	43,174	18,675	61,849
	2024	551	—	—	43,229	13,763	57,543
	2023	—	—	—	41,187	13,764	54,951
Nicole Neuburger	2025	824	546	13,085	—	2,600	17,055
	2024	3,094	2,281	16,875	—	2,550	24,800

Name	Fiscal Year	Personal Tax Preparation Fees ($)	Tax Gross-Ups(a) ($)	Company Match of 401(k)/RRSP ($)	Pension Allowance(b) ($)	Other(c) ($)	Total All Other Compensation ($)
Edward Dagnese	2025	2,440	1,966	11,365	—	—	15,771
Calvin McDonald	2025(e)	5,418	6,233	—	—	23,549	35,200
	2024(e)	12,146	13,975	11,456	—	18,483	56,060
	2023(e)	15,480	17,810	—	—	53,111	86,401
Celeste Burgoyne	2025(d)	—	—	—	—	—	—
	2024	—	—	11,456	—	—	11,456
	2023	—	—	11,407	—	—	11,407

(a)   The amounts shown reflect tax gross-ups related to personal tax preparation fees to offset the additional taxes owed on the benefit received.

(b)   Mr. Maestrini receives a pension allowance in lieu of participation in the company’s pension scheme. Due to U.K. tax limits on pension contributions, participation in the pension scheme would provide limited incremental benefit; accordingly, Mr. Maestrini receives a cash allowance and manages his retirement savings independently.

(c)   The other perquisites are executive health benefits.

(d)   The aggregate of all personal benefits was less than $10,000.

(e)   The amount shown in “Other” for Mr. McDonald in 2025 reflects costs paid by the company to provide residential security and executive health benefits. The amounts shown in “Other” for 2023 and 2024 are for security-related costs that were previously not included and are presented here for completeness.

(5)  In December 2025, Ms. Frank was appointed to become interim co-chief executive officer on January 31, 2026 to recognize her dual service as both interim co-chief executive officer and chief financial officer roles, Ms. Frank was granted a special RSU award with a grant date fair value of $2,000,000 and a Stock Option award with a grant date fair value of $2,000,000 in 2025.

The RSUs will vest in equal installments of 33%, 33%, 34% on the three anniversary dates following the grant date, subject to continued employment, and the stock options will vest in 25% installments on the four anniversary dates following the grant date, subject to continued employment. The stock options will expire ten years after the grant date. A double-trigger protection is in place for both the RSU and stock options which provides continued vesting in the event of (i) the appointment of a new chief executive officer, and (ii) termination without cause within 12 months following the permanent chief executive officer’s start date.

(6)  In December 2025, Mr. Maestrini was appointed to become interim co-chief executive officer on January 31, 2026 to recognize his dual service as both interim co-chief executive officer and president and chief commercial officer roles, Mr. Maestrini was granted a special RSU award with a grant date fair value of $2,000,000 and an Option award with a grant date fair value of $2,000,000 in 2025.

The RSUs will vest in equal installments of 33%, 33%, 34% on the three anniversary dates following the grant date, subject to continued employment, and the stock options will vest in 25% installments on the four anniversary dates following the grant date, subject to continued employment. The stock options will expire ten years after the grant date. A double-trigger protection is in place for both the RSU and stock options which provides continued vesting in the event of (i) the appointment of a new chief executive officer, and (ii) termination without cause within 12 months following the permanent chief executive officer’s start date.

(7)  Ms. Neuburger was granted a special RSU award with a target value of $1,250,000 and a Stock Option award with a target value of $1,250,000 in 2025. The one-time award was to provide executive stability during the leadership transition.

(8)  Mr. Dagnese was granted a special RSU award with a target value of $750,000 and a Stock Option award with a target value of $750,000 in 2025. The one-time award was to provide executive stability during the leadership transition.

(9)  By mutual agreement with the board, Mr. McDonald’s employment was terminated by the company without cause effective January 31, 2026, and he continued as a senior advisor through March 31, 2026. Under his separation agreement, the separation on March 31, 2026 is treated as a termination without cause under his employment agreement. The amount reported in the Option Awards column for Mr. McDonald includes both the grant date fair value of stock options granted in March 2025 ($5,200,030) and the incremental fair value of $8,600,000 attributable to the modification of his outstanding stock options under the separation agreement, which provided for continued vesting for 48 months following the separation date. In addition, under the terms of the separation agreement, (i) PSUs with a performance period ending at the end of fiscal 2025 will vest in full following committee certification, (ii) all other outstanding PSUs will be treated in accordance with the retirement provisions of the applicable award agreements, and (iii) outstanding stock options remain exercisable until the earlier of four years following the separation date or the option expiration date, in each case pursuant to the applicable award agreements. Subject to Mr. McDonald’s continuing compliance with various restrictive covenants, including non-competition, he will receive a $3,050,000 lump-sum payment and $2,100,000 in severance to be paid in equal installments over 18 months following his separation. The severance amounts are excluded from this table as they relate to fiscal 2026 and compliance with the terms of his separation agreement.

(10) The amounts reported for prior years have been revised to reflect the inclusion of certain security-related costs for Mr. McDonald that were not previously included in “All Other Compensation.” These costs relate to residential security services provided by the company and have been added for 2023 and 2024 to ensure consistency with the presentation for 2025 and completeness of disclosure. As a result, the total compensation reported for Mr. McDonald for 2023 and 2024 differs from amounts previously disclosed.

(11) Ms. Burgoyne resigned from her position, effective December 31, 2025. All unvested stock options, PSUs, RSUs and her performance-based cash award were forfeited at that time.

2025 Grants of Plan-Based Awards

The following table shows each plan-based award made to a named executive officer in fiscal 2025.

Name	Type of Award	Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)
Meghan Frank	RSU(3)	03/25/2025	03/31/2025	—	—	—	—	—	—	2,296	—	—	649,906
	Stock Option(4)	03/25/2025	03/31/2025	—	—	—	—	—	—	—	9,622	283.06	975,050
	PSU	03/25/2025	03/31/2025	—	—	—	2,871	5,741	11,482	—	—	—	1,625,047
	Performance-Based Cash Award(5)	—	03/31/2025	430,598	861,195	1,722,390	—	—	—	—	—	—	—
	RSU(3)	11/18/2025	12/15/2025	—	—	—	—	—	—	1,212	—		250,023
	Stock Option(6)	11/18/2025	12/15/2025	—	—	—	—	—	—	—	4,614	206.29	374,828
	PSU	11/18/2025	12/15/2025	—	—	—	1,515	3,030	6,060	—	—	—	625,059
	RSU(7)	12/09/2025	12/15/2025	—	—	—	—	—	—	9,695	—	—	1,999,982
	Stock Option(8)	12/09/2025	12/15/2025	—	—	—	—	—	—	—	24,607	206.29	1,998,999
André Maestrini	RSU(3)	03/25/2025	03/31/2025	—	—	—	—	—	—	2,296	—	—	649,906
	Stock Option(4)	03/25/2025	03/31/2025	—	—	—	—	—	—	—	9,622	283.06	975,050
	PSU	03/25/2025	03/31/2025	—	—	—	2,871	5,741	11,482	—	—	—	1,625,047
	Performance-Based Cash Award(5)	—	03/31/2025	431,504	863,008	1,726,016	—	—	—	—	—	—	—
	RSU(3)	11/18/2025	12/15/2025	—	—	—	—	—	—	1,212	—	—	250,023
	Stock Option(6)	11/18/2025	12/15/2025	—	—	—	—	—	—	—	4,614	206.29	374,828
	PSU	11/18/2025	12/15/2025	—	—	—	1,515	3,030	6,060	—	—	—	625,059
	Restricted Stock Unit(7)	12/09/2025	12/15/2025	—	—	—	—	—	—	9,695	—	—	1,999,982
	Stock Option(8)	12/09/2025	12/15/2025	—	—	—	—	—	—	—	24,607	206.29	1,998,999

Name	Type of Award	Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)
Nicole Neuburger	RSU(3)	03/25/2025	03/31/2025	—	—	—	—	—	—	2,120	—	—	600,087
	Stock Option(4)	03/25/2025	03/31/2025	—	—	—	—	—	—	—	8,881	283.06	899,960
	PSU	03/25/2025	03/31/2025	—	—	—	2,650	5,299	10,598	—	—	—	1,499,935
	Performance-Based Cash Award(5)	—	03/31/2025	398,654	797,308	1,594,615	—	—	—	—	—	—	—
	RSU(3)	11/18/2025	12/15/2025	—	—	—	—	—	—	6,059	—	—	1,249,911
	Stock Option(6)	11/18/2025	12/15/2025	—	—	—	—	—	—	—	15,379	206.29	1,249,344
Edward Dagnese	RSU(3)	03/25/2025	03/31/2025	—	—	—	—	—	—	1,060	—	—	300,044
	Stock Option(4)	03/25/2025	03/31/2025	—	—	—	—	—	—	—	4,441	283.06	450,031
	PSU	03/25/2025	03/31/2025	—	—	—	1,325	2,650	5,300	—	—	—	750,109
	Performance-Based Cash Award(5)	—	03/31/2025	251,358	502,716	1,005,433	—	—	—	—	—	—	—
	RSU(3)	11/18/2025	12/15/2025	—	—	—	—	—	—	3,636		—	750,070
	Stock Option(6)	11/18/2025	12/15/2025	—	—	—	—	—	—	—	9,228	206.29	749,655
Calvin McDonald(9)	Stock Option(4)	03/25/2025	03/31/2025	—	—	—	—	—	—	—	51,315	283.06	5,200,030
	PSU	03/25/2025	03/31/2025	—	—	—	13,778	27,556	55,112	—	—	—	7,800,001
	Performance-Based Cash Award(5)	03/25/2025	03/31/2025	1,393,269	2,786,538	5,573,077	—	—	—	—	—	—	—
Celeste Burgoyne(10)	RSU(3)	03/25/2025	03/31/2025	—	—	—	—	—	—	3,180	—	—	900,131
	Stock Option(4)	03/25/2025	03/31/2025	—	—	—	—	—	—	—	13,322	283.06	1,349,991
	PSU	03/25/2025	03/31/2025	—	—	—	3,975	7,949	15,898	—	—	—	2,250,044
	Performance-Based Cash Award(5)	—	03/31/2025	474,928	949,856	1,899,712	—	—	—	—	—	—	—

(1)  The PSUs vest at the end of the third fiscal year of the performance period based on achievement of performance goals over the three-year performance period.

(2)  This column reflects the grant date fair value in U.S. dollars of the award granted at target in accordance with FASB ASC Topic 718. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended February 1, 2026 for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.

(3)  The RSUs vest in installments of 33%, 33% and 34% on the three anniversary dates following the grant date, subject to continued employment.

(4)  The stock options vest in 25% installments on the four anniversary dates following the grant date, subject to continued employment. The stock options will expire seven years after the grant date.

(5)  Each of the performance-based cash bonus awards shown in the table was granted under our Executive Bonus Plan. The material terms of the 2025 performance-based cash awards are described under “Executive Compensation - Compensation Discussion and Analysis” in the section entitled “Annual Cash Incentives.”

(6)  The stock options vest in 25% installments on the four anniversary dates following the grant date, subject to continued employment. The stock options will expire ten years after the grant date.

(7)  The RSUs vest in installments of 33%, 33% and 34% on the three anniversary dates following the grant date. A double-trigger protection is in place which provides continued vesting in the event of (i) the appointment of a new chief executive officer, and (ii) termination without cause within 12 months following the permanent chief executive officer’s start date.

(8)  The stock options vest in 25% installments on the four anniversary dates following the grant date, subject to continued employment. The stock options will expire ten years after the grant date. A double-trigger protection is in place which provides continued vesting in the event of (i) the appointment of a new chief executive officer, and (ii) termination without cause within 12 months following the permanent chief executive officer’s start date.

(9)  As noted above, Mr. McDonald’s employment was terminated by the company effective January 31, 2026. Under his separation agreement, the separation is treated as a termination without cause under his employment agreement. The grant date fair value reported for Mr. McDonald’s stock options includes the incremental fair value attributable to the modification of his outstanding options under the separation agreement. See footnote (9) to the summary compensation table for additional detail regarding Mr. McDonald’s separation and the option modification.

(10) Ms. Burgoyne resigned from her position, effective December 31, 2025. Under the terms of her employment agreement, she received no severance compensation or equity upon her departure. Ms. Burgoyne forfeited her unvested equity awards when she left the company.

Outstanding Equity Awards at 2025 Fiscal Year End

The following tables show information regarding the outstanding equity awards held by each of the named executive officers on February 1, 2026.

	Outstanding Stock Option Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Meghan Frank	03/27/2020	1,704	—	188.84	03/27/2027
	12/11/2020	373	—	344.32	12/11/2027
	03/31/2021	3,228	—	306.71	03/31/2028
	03/30/2022	2,673	891	376.92	03/30/2029
	03/30/2023	2,308	2,308	358.09	03/30/2030
	03/25/2024	1,551	4,652	388.90	03/25/2031
	06/07/2024	173	517	317.86	06/07/2031
	03/31/2025	—	9,622	283.06	03/31/2032
	12/15/2025	—	4,614	206.29	12/15/2035
	12/15/2025(2)	—	24,607	206.29	12/15/2035
André Maestrini	01/12/2021	320	—	356.93	01/12/2028
	03/31/2021	4,842	—	306.71	03/31/2028
	03/30/2022	3,564	1,188	376.92	03/30/2029
	03/30/2023	2,885	2,885	358.09	03/30/2030
	03/25/2024	1,551	4,652	388.90	03/25/2031
	03/31/2025	—	9,622	283.06	03/31/2032
	12/15/2025	—	4,614	206.29	12/15/2035
	12/15/2025(2)	—	24,607	206.29	12/15/2035
Nicole Neuburger	01/31/2020	56	—	239.39	01/31/2027
	03/27/2020	1,966	—	188.84	03/27/2027
	03/31/2021	2,623	—	306.71	03/31/2028
	03/30/2022	2,079	831	376.92	03/30/2029
	06/08/2022	181	73	307.77	06/08/2029
	03/30/2023	2,019	2,308	358.09	03/30/2030
	03/25/2024	1,410	4,229	388.90	03/25/2031
	06/07/2024	345	1,035	317.86	06/07/2031
	03/31/2025	—	8,881	283.06	03/31/2032
	12/15/2025	—	15,379	206.29	12/15/2035

	Outstanding Stock Option Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Edward Dagnese	03/31/2021	2,421	—	306.71	03/31/2028
	03/30/2022	1,782	594	376.92	03/30/2029
	03/30/2023	1,270	1,269	358.09	03/30/2030
	03/25/2024	620	1,861	388.90	03/25/2031
	03/31/2025	—	4,441	283.06	03/31/2032
	12/15/2025	—	9,228	206.29	12/15/2035
Calvin McDonald(3)	03/28/2019	55,957	—	167.54	03/28/2026
	03/27/2020	52,431	—	188.84	03/27/2027
	03/31/2021	43,042	—	306.71	03/31/2028
	03/30/2022	29,699	9,899	376.92	03/30/2029
	03/30/2023	19,233	19,232	358.09	03/30/2030
	03/25/2024	10,338	31,014	388.90	03/25/2031
	03/31/2025	—	51,315	283.06	03/31/2032
Celeste Burgoyne(4)	03/31/2021	2,017	—	306.71	03/31/2026
	03/30/2022	6,237	—	376.92	03/31/2026
	03/30/2023	4,616	—	358.09	03/31/2026
	03/25/2024	2,256	—	388.90	03/31/2026

(1)  The stock options vest in 25% installments on the four anniversary dates following the grant date, subject to continued employment.

(2)  The stock options vest in 25% installments on the four anniversary dates following the grant date, subject to continued employment. A double-trigger protection is in place which provides continued vesting in the event of (i) the appointment of a new chief executive officer, and (ii) termination without cause within 12 months following the permanent chief executive officer’s start date.

(3)  Mr. McDonald’s employment was terminated by the company effective January 31, 2026. Under his separation agreement, outstanding stock options will continue to vest for up to 48 months following the separation date and remain exercisable until the earlier of (i) four years following the separation date or (ii) the option’s original expiration date.

(4)  Ms. Burgoyne resigned from her position, effective December 31, 2025. All unvested stock options were forfeited at that time, and she was required to exercise any vested options within 90 days of her separation date.

	Outstanding Stock Awards
		Time-Based Vesting Awards		Performance-Based Vesting Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Market Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Meghan Frank	03/30/2023	380	66,310	—	—
	03/25/2024	947	165,252	1,768	308,516
	06/07/2024	105	18,323	197	34,289
	03/31/2025	2,296	400,652	2,871	500,902
	12/15/2025	1,212	211,494	1,515	264,368
	12/15/2025	9,695	1,691,778	—	—
André Maestrini	03/30/2023	475	82,888	—	—
	03/25/2024	947	165,252	1,768	308,516
	03/31/2025	2,296	400,652	2,871	500,902
	12/15/2025	1,212	211,494	1,515	264,368
	12/15/2025	9,695	1,691,778	—	—
Nicole Neuburger	03/30/2023	380	66,310	—	—
	03/25/2024	862	150,419	1,607	280,422
	06/07/2024	211	36,820	394	68,666
	03/31/2025	2,120	369,940	2,650	462,338
	12/15/2025	6,059	1,057,296	—	—
Edward Dagnese	03/30/2023	209	36,471	—	—
	03/25/2024	379	66,136	707	123,372
	03/31/2025	1,060	184,970	1,325	231,213
	12/15/2025	3,636	634,482	—	—
Calvin McDonald(5)	03/30/2023	—	—	—	—
	03/25/2024	—	—	7,071	1,233,890
	03/31/2025	—	—	13,778	2,404,261
Celeste Burgoyne(6)		—	—	—	—

(1)  The RSUs vest in installments of 33%, 33% and 34% on the three anniversary dates following the grant date, subject to continued employment.

(2)  The market value of the RSUs is based on $174.50 per share, the closing sale price on January 30, 2026, the last trading day of our 2025 fiscal year.

(3)  In accordance with SEC disclosure rules, the number and aggregate dollar value of the PSUs is shown at threshold payout value based on $174.50 per share, the fair market value on January 30, 2026, the last trading day of our 2025 fiscal year.

(4)  The PSUs vest at the end of the third fiscal year of the performance period, based on achievement of performance goals over the three-year performance period.

(5)  Mr. McDonald’s employment was terminated by the company effective January 31, 2026. Mr. McDonald continued as a senior advisor through March 31, 2026. Under his separation agreement, outstanding PSU grants will be treated in accordance with the retirement provisions of the applicable award agreements.

(6)  Ms. Burgoyne resigned from her position, effective December 31, 2025. All unvested PSUs and RSUs were forfeited at that time.

2025 Option Exercises and Stock Vested

The following table provides information regarding stock options exercised by our named executive officers during fiscal 2025 and the PSUs and RSUs that vested and the value realized upon exercise or vesting by our named executive officers during fiscal 2025. Stock option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the stock awards vested.

		Option Awards		Stock Awards
Name	Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)
Meghan Frank	03/28/2019	1,364	59,827	—	—
	03/28/2019	1,399	61,283	—	—
	03/30/2022	—	—	271	76,709
	03/30/2022	—	—	3,980	1,126,579
	03/30/2023	—	—	368	104,166
	03/30/2023	—	—	3,754	547,446
	03/25/2024	—	—	467	157,542
	06/07/2024	—	—	52	13,470
André Maestrini	03/30/2022	—	—	361	102,185
	03/30/2022	—	—	5,306	1,501,916
	03/30/2023	—	—	460	130,208
	03/30/2023	—	—	4,692	684,234
	03/25/2024	—	—	467	157,542
Nicole Neuburger	03/30/2022	—	—	253	71,614
	03/30/2022	—	—	3,714	1,051,285
	06/08/2022	—	—	324	91,711
	06/08/2022	—	—	22	5,699
	03/30/2023	—	—	368	104,166
	03/30/2023	—	—	3,754	547,446
	03/25/2024	—	—	424	143,036
	06/07/2024	—	—	104	26,940
Edward Dagnese	03/30/2022	—	—	181	51,234
	03/30/2022	—	—	2,654	751,241
	03/30/2023	—	—	202	57,178
	03/30/2023	—	—	2,064	300,993
	03/25/2024	—	—	187	63,084

		Option Awards		Stock Awards
Name	Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)
Calvin McDonald(3)	08/20/2018	35,355	3,500,914	—	—
	03/30/2022	—	—	26,530	7,509,582
	03/30/2023	—	—	18,766	2,736,646
Celeste Burgoyne	03/30/2022	—	—	631	178,611
	03/30/2022	—	—	9,286	2,628,495
	03/30/2023	—	—	737	208,615
	03/25/2024	—	—	679	229,061

(1)  The shares shown in this column represent the total number of shares acquired on the vesting of the stock awards. However, we generally issue shares after deducting the number of shares of our common stock that would be needed to pay applicable taxes.

(2)  The PSUs vest at the end of the third fiscal year of the performance period, based on achievement of performance goals over the three-year performance period. The amounts shown include shares from PSU awards granted in fiscal 2022 that vested in March 2025 following completion of the 2022-2025 performance period, and shares from PSU awards granted in fiscal 2023 whose 2023-2025 performance period concluded on the last day of fiscal year 2025. The fiscal 2022 PSUs were earned based on achievement of performance goals during the performance period, with final payout determined following committee certification in March 2025. The fiscal 2023 PSUs were earned based on achievement of performance goals during the performance period, with final payout determined following committee certification in March 2026.

(3)  By mutual agreement with the board, Mr. McDonald’s employment was terminated by the company without cause effective January 31, 2026, and he continued as a senior advisor through March 31, 2026. Under his separation agreement, PSUs with a performance period ending at the end of fiscal 2025 fully vested, with final payout determined following committee certification in March 2026.

Potential Post-Employment Payments for Named Executive Officers

We do not have a predefined involuntary termination severance plan or policy for employees, including our named executive officers. Our practice in an involuntary termination situation for a named executive officer may include the following non-equity benefits:

•     Post-employment severance benefits, pursuant to employment agreements with such named executive officer, as detailed under “Potential Payments upon Termination of Employment and Change in Control”;

•     Salary continuation dependent on the business reason for the termination;

•     Lump-sum payment based on job level and years of service with lululemon;

•     Paid health care coverage and Consolidated Omnibus Budget Reconciliation Act, or COBRA, payments for a limited time; and

•     Outplacement services.

Treatment of Equity Awards Upon Termination of Employment and Change in Control

The following table summarizes how stock options, PSUs, restricted stock awards (RSAs) and RSUs would be treated generally in the event of termination of employment and upon a change in control under our 2023 equity incentive plan and our current standard form of award agreements.

The provisions of individual employment agreements may also establish how stock options, PSUs, restricted stock awards and RSUs would be treated in the event of termination or upon a change in control.

Termination Scenario	Stock Options	PSUs	RSAs	RSUs
Cause	All options immediately expire.	All PSUs are immediately forfeited.	All unvested shares of restricted stock are immediately forfeited.	All RSUs are immediately forfeited.
Retirement

All unvested options will continue to vest for 12 months following the date of termination and may be exercised within the earlier of three years from the date of termination or the regular expiry date.

A pro rata portion of the number of PSUs that would have become vested if no termination had occurred become fully vested on the PSU vesting date, with the pro rata portion determined based on the number of days the participant was employed during the performance period.

			All unvested shares of restricted stock are immediately forfeited.	RSUs will continue to vest for 12 months following the date of termination.

Termination Scenario	Stock Options	PSUs	RSAs	RSUs
Death	All unvested options fully vest upon death and may be exercised within the earlier of 12 months or the regular expiry date.	100% of the target number of PSUs become fully vested as of the date of death.	All unvested shares of restricted stock become fully vested.	All unvested RSUs become fully vested.
Disability	All options may be exercised within 12 months to the extent they were exercisable at the time of termination. All unvested options are immediately forfeited.	On the PSU vesting date, a number of PSUs become fully vested equal to the number of PSUs that would have become vested if no termination had occurred.	All unvested shares of restricted stock become fully vested.	All unvested RSUs become fully vested.
Other Termination	All options may be exercised within 90 days to the extent they were exercisable at the time of termination. All unvested options are immediately forfeited.

In the event of the participant’s voluntary termination, all PSUs are immediately forfeited.

In the event of termination without cause more than 12 months before the end of the performance period, all PSUs granted are immediately forfeited.

In the event of termination without cause within 12 months of the end of the performance period, a pro rata portion of the number of PSUs that would have become vested if no termination had occurred become fully vested on the PSU vesting date, with the pro rata portion determined based on the number of days the participant was employed during the performance period.

			All unvested shares of restricted stock are immediately forfeited.	All unvested RSUs are immediately forfeited (except in the case of some supplemental RSU awards, which vest upon termination without cause).

Termination Scenario	Stock Options	PSUs	RSAs	RSUs
Change in Control

If not assumed or substituted for, unvested stock options become fully vested and exercisable as of the date of the change in control (or may be cashed out for their intrinsic value). If the participant’s service is terminated without cause or for good reason within two years following a change in control, any then unvested portion of assumed or substituted stock options becomes fully vested and exercisable as of the date of such termination.

If not assumed or substituted for, 100% of the target number of PSUs become fully vested as of the date of the change in control.

If the participant’s service is terminated without cause or for good reason within two years following a change in control, 100% of the target number of PSUs become fully vested as of the date of such termination.

Board has discretion to determine effect of change in control on unvested shares of restricted stock.

If not assumed or substituted for, 100% of the RSUs become fully vested as of the date of the change in control.

If the participant’s service is terminated without cause or for good reason within two years following a change in control, 100% of the RSUs become fully vested as of the date of such termination.

Potential Payments upon Termination of Employment and Change in Control

We have an employment agreement with each of our named executive officers, which provides that the named executive officer’s employment may be terminated by the executive or by us at any time, with or without cause.

•     If the executive voluntarily resigns or we terminate the executive’s employment for cause, the executive will receive only accrued base salary then in effect and benefits earned and payable as of the date of termination.

•     If we terminate the executive’s employment without cause, and subject to the executive’s compliance with the surviving terms of the executive’s employment agreement and the release of all employment-related claims, each named executive officer will be entitled to the amounts shown in the table below.

•     These employment agreements do not provide for any payments or tax gross-up payments triggered by a change in control.

Under the terms of our current 2023 equity incentive plan, the board of directors may take a number of actions with respect to outstanding equity awards in connection with a change in control, including the acceleration of the unvested portion of equity awards or the cancellation of outstanding awards in exchange for substitute awards.

The table below outlines the payments and intrinsic value of accelerated equity awards that would be provided to each of our named executive officers upon various termination scenarios, including termination in connection with a change in control. The amounts presented assume a termination date of February 1, 2026 (the last day of our fiscal year) and are intended for illustrative purposes only, based on the terms of the applicable arrangements in effect as of that date. Actual amounts payable upon a termination event would be determined based on the circumstances at the time. In the case of Mr. McDonald and Ms. Burgoyne, the amounts shown reflect actual payments made or payable in connection with their separations.

Name	Termination Scenario	Severance ($)(1)	Intrinsic Value of Accelerated Equity Awards ($)(2)(3)	Total ($)
Meghan Frank	Cause	—	—	—
	Death	—	5,257,336	5,257,336
	Disability	—	5,424,994	5,424,994
	Change in Control(4)	1,187,500	5,257,336	6,444,836
	Involuntary (without cause)(5)(7)	1,187,500	2,346,814	3,534,314
	Voluntary	—	—	—
	Retirement	—	—	—
André Maestrini	Cause	—	—	—
	Death	—	5,308,814	5,308,814
	Disability	—	5,518,371	5,518,371
	Change in Control(4)	2,295,833	5,308,814	7,604,647
	Involuntary (without cause)(5)(6)	2,295,833	2,510,515	4,806,348
	Voluntary	—	—	—
	Retirement	—	3,643,543	3,643,543

Name	Termination Scenario	Severance ($)(1)	Intrinsic Value of Accelerated Equity Awards ($)(2)(3)	Total ($)
Nicole Neuburger	Cause	—	—	—
	Death	—	3,791,013	3,791,013
	Disability	—	3,958,671	3,958,671
	Change in Control(4)	800,000	3,791,013	4,591,013
	Involuntary (without cause)(5)(8)	800,000	655,037	1,455,037
	Voluntary	—	—	—
	Retirement	—	—	—
Edward Dagnese	Cause	—	—	—
	Death	—	1,899,258	1,899,258
	Disability	—	1,991,461	1,991,461
	Change in Control(4)	675,000	1,899,258	2,574,258
	Involuntary (without cause)(5)(8)	675,000	360,235	1,035,235
	Voluntary	—	—	—
	Retirement	—	—	—
Calvin McDonald(9)	Involuntary (without cause)(5)	5,150,000	—	5,150,000
Celeste Burgoyne(10)	Voluntary	—	—	—

(1)  The dollar amounts shown are in U.S. dollars.

(2)  Amounts related to the death, disability, involuntary termination in connection with a change in control, and involuntary termination without cause are based on the intrinsic value of unvested equity awards that would have become vested upon the triggering event on February 1, 2026 based on the fair market value of the stock on such date.

(3)  The share-based compensation expense recorded for accounting purposes may differ from the intrinsic value as disclosed in this column.

(4)  Amounts shown assume the triggering event occurred on February 1, 2026 and reflect the treatment of outstanding equity awards under the applicable award agreements. To the extent the award agreements provide the board of directors with discretion to accelerate vesting, the amounts assume that the board exercised such discretion in full.

(5)  Also includes termination of employment by the executive for “constructive dismissal” (as interpreted under applicable law).

(6)  Amounts payable in equal installments on the company’s normal paydays over a 29-month period and will be forfeited if the executive fails to comply with certain restrictive covenants, including non-competition, non-solicitation and non-disparagement agreements.

(7)  Amounts payable in equal installments on the company’s normal paydays over a 15-month period and will be forfeited if the executive fails to comply with certain restrictive covenants, including non-competition, non-solicitation and non-disparagement agreements.

(8)  Amounts payable in equal installments on the company’s normal paydays over a 12-month period and will be forfeited if the executive fails to comply with certain restrictive covenants, including non-competition, non-solicitation and non-disparagement agreements.

(9)  By mutual agreement with the board, Mr. McDonald’s employment was terminated by the company without cause effective January 31, 2026, and he continued as a senior advisor through March 31, 2026. Under his separation agreement, the separation is treated as a termination without cause under his employment agreement. The amounts shown reflect the following: (i) a lump-sum cash payment of $3,050,000, payable following his separation, and (ii) severance of $2,100,000, payable in equal installments over 18 months following separation, in each case subject to Mr. McDonald’s continuing compliance with restrictive covenants, including non-competition, non-solicitation, non-disparagement and confidentiality. In addition, under the terms of his separation agreement, Mr. McDonald received payment of his fiscal 2025 bonus ($994,794), PSUs with a performance period ending at the end of fiscal 2025 vested in full following committee certification, all other outstanding PSUs are being treated in accordance with the retirement provisions of the applicable award agreements, and outstanding stock options will continue to vest for 48 months following the separation date and remain exercisable until the earlier of four years following the separation date or the option expiration date.

(10) Ms. Burgoyne resigned from her position, effective December 31, 2025. She did not receive any severance payments, and all unvested equity awards were forfeited in connection with the termination of her employment.

CEO Pay Ratio

For fiscal 2025, the annual total compensation of our median compensated employee (other than our CEO) was $26,179 and the annual total compensation of our CEO was $24,023,294, each calculated in accordance with SEC rules applicable to the Summary Compensation Table.

Mr. McDonald served as our principal executive officer as of January 30, 2026. This is the date used to identify our median employee, and he is therefore treated as the CEO for purposes of the pay ratio disclosure for fiscal 2025. Mr. McDonald’s annual total compensation as reported in the 2025 Summary Compensation Table is used for this calculation.

Based on this information, for fiscal 2025 the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 918 to 1.

To identify the median employee, we used total compensation (consisting of base wages, overtime, and equity where applicable) as our consistently applied compensation measure. The employee population was determined as of January 30, 2026 and included all full-time, part-time and seasonal employees. Compensation was annualized for permanent employees who were not employed for the full fiscal year, but was not annualized for seasonal or temporary employees.

We used the SEC’s de minimis exemption to exclude approximately 1,881 employees in certain non-U.S. jurisdictions as the aggregate total of these employees represented less than 5% of our total employee population of approximately 39,000 as of the determination date. In applying this exemption, we excluded all employees in each of the identified jurisdictions. The excluded jurisdictions and employees included France (113), Germany (202), Ireland (86), Italy (37), Macau SAR (99), Malaysia (196), Mexico (509), Netherlands (49), New Zealand (224), Norway (30), Spain (86), Sweden (41), Switzerland (32), Thailand (126), and Vietnam (51).

The SEC rules for identifying the median employee and calculating the pay ratio permit companies to use reasonable estimates, assumptions and methodologies. Accordingly, our pay ratio may not be comparable to the pay ratios reported by other companies.

PAY VERSUS PERFORMANCE

Pay Versus Performance Table

The following table shows information detailing (1) the total compensation of our principal executive officer (PEO) as reported in the Summary Compensation Table (SCT), (2) the average total compensation for the remaining named executive officers (NEOs) collectively (other than the PEO) as reported in the Summary Compensation Table, (3) the executive compensation actually paid to the PEO and (4) the average executive compensation actually paid to the non-PEO NEOs collectively, in each case for the covered fiscal year. The table also shows for each covered fiscal year our cumulative total stockholder return (TSR) and our peer group’s cumulative total stockholder return, our net income, and our operating income.

The amounts originally in Canadian dollars were converted to U.S. dollars for this table using the average of the average exchange rates for each fiscal month during the applicable fiscal year. Applying this formula to fiscal 2025, fiscal 2024, fiscal 2023, fiscal 2022, and fiscal 2021, CDN$1.00 was equal to USD$0.719, USD$0.726, USD$0.741, USD$0.765, and USD$0.799, respectively.

The amounts originally in British pounds were converted to U.S. dollars for this table using the average of the average exchange rates for each fiscal month during the applicable fiscal year. Applying this formula to fiscal 2025, fiscal 2024, fiscal 2023, fiscal 2022, and fiscal 2021, GBP£1.00 was equal to USD$1.329, USD$1.275, USD$1.248, USD$1.226, and USD$1.375, respectively.

	SCT Total for PEOs ($)(1)		Compensation Actually Paid to PEO ($)(1)(3)		Average SCT Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment Based On:(4)
Fiscal Year	PEO 1	PEO 2	PEO 1	PEO 2			TSR ($)	Peer Group TSR ($)(4)	Net Income ($)	Operating Income ($)(5)(6)
2025	24,023,294	9,667,535	(17,063,434)	1,192,849	6,380,412	4,747	53.09	49.47	1,579,183,000	2,210,615,000
2024	14,570,399	—	2,233,660	—	4,572,382	1,594,893	126.02	58.60	1,814,616,000	2,505,697,000
2023	16,547,888	—	46,879,603	—	5,403,574	12,603,182	145.44	55.22	1,550,190,000	2,230,886,000
2022	15,663,837	—	18,293,236	—	4,798,051	5,432,002	94.58	68.26	854,800,000	1,789,069,000
2021	13,265,455	—	18,826,215	—	3,801,514	4,642,721	96.11	96.85	975,322,000	1,374,749,000

(1) The following table reconciles the PEO Summary Compensation Table total to compensation actually paid:

Fiscal Year(a)	PEO	SCT Total ($)	Deductions from SCT Total ($)(b)	Addition of Fair Value of Equity Awards Granted in the Year ($)	Addition (Deduction) for Change in Value of Prior Year Awards Unvested at End of Fiscal Year ($)	Addition (Deduction) for Change in Value of Prior Year Awards That Vested During Fiscal Year ($)	Compensation Actually Paid ($)
2025	PEO 1	24,023,294	(21,600,031)	2,627,426	(19,698,179)	(2,415,944)	(17,063,434)
	PEO 2	9,667,535	(8,498,893)	4,790,244	(4,207,414)	(558,623)	1,192,849

(a)  The PEO for 2025 were Calvin McDonald as PEO 1 and Meghan Frank as PEO 2.

(b) The deductions are the grant date fair value of equity-based awards (stock and option awards) granted each year.

(2) The following table reconciles the Non-PEO NEOs Average Summary Compensation Table total to average compensation actually paid:

Fiscal Year(a)	SCT Total ($)	Deductions from SCT Total ($)(b)	Addition of Fair Value of Equity Awards Granted in the Year ($)	Addition (Deduction) for Change in Value of Prior Year Awards Unvested at End of Fiscal Year ($)	Addition (Deduction) for Change in Value of Prior Year Awards That Vested During Fiscal Year ($)	Compensation Actually Paid ($)
2025	6,380,412	(5,374,551)	2,349,475	(2,633,438)	(717,151)	4,747

(a)  The Non-PEO NEOs for 2025 included André Maestrini, Nicole Neuburger, Edward Dagnese and Celeste Burgoyne.

(b) The deductions are the grant date fair value of equity-based awards (stock and option awards) granted each year.

(3) In accordance with Regulation S-K, compensation actually paid reflects adjustments to equity award values from those reported in the Summary Compensation Table. Equity award values were recalculated as of the end of each applicable fiscal year or vesting date, as required by SEC rules, using updated valuation assumptions and stock prices, as follows: (1) the fair value of RSU awards was based on the closing price of our common stock as of the last day of the applicable fiscal year or the vesting date as applicable; (2) the fair value of PSU awards was based on the closing price of our common stock as of the last day of the applicable fiscal year and adjusted to reflect management’s estimate of the probable level of performance as of that date; and (3) the fair value of stock options was estimated using the Black-Scholes option-pricing model and using updated valuation assumptions, including expected volatility, risk-free interest rate, dividend yield, and expected term.

(4) In accordance with the pay versus performance rules, our total stockholder return (TSR) and our peer group TSR is determined based on the value of an initial fixed investment through the end of the listed fiscal year. The peer group TSR used in this table was determined using the S&P 500 Apparel, Accessories & Luxury Goods Index. The peer group index used for purposes of this disclosure is the same index used for the stock performance graph included in our Annual Report on Form 10-K, as permitted under applicable SEC rules.

(5) For purposes of evaluating the achievement of the performance measure in our incentive programs, operating income generally means earnings before other income and taxes as reported in our financial statements or, if reported, adjusted operating income as reported in our earnings release or other EDGAR filings as applicable.

(6) Refer to the non-GAAP reconciliation table in Appendix A of this proxy statement for reconciliations between the above adjusted non-GAAP financial measures and the most directly comparable measures calculated in accordance with GAAP.

Analysis of the Information Presented in the Pay Versus Performance Table

The table and accompanying graphs illustrate the relationship between compensation actually paid to our principal executive officer and the average compensation actually paid to our non-principal executive officer (PEO) named executive officers, and the company’s financial performance during the fiscal years presented.

Compensation actually paid, as calculated under SEC rules, differs from the amounts reported in the Summary Compensation Table because it reflects adjustments to equity award values based on stock price performance and updated valuation assumptions as of each fiscal year end or vesting date. As a result, compensation actually paid may fluctuate significantly from year to year due to changes in our stock price and performance outcomes, even where the underlying compensation program design remains consistent.

Over the periods presented, compensation actually paid to our PEOs and the average compensation actually paid to our non-PEO named executive officers generally reflected changes in cumulative total stockholder return and operating income. In particular, increases or decreases in compensation actually paid were largely driven by changes in the fair value of equity awards, which are directly influenced by stock price performance and the projected achievement of performance-based vesting conditions.

While total stockholder return and operating income are important indicators of company performance and key drivers of our incentive compensation programs, compensation decisions also reflect additional factors described in the compensation discussion and analysis, including individual performance, leadership responsibilities, strategic priorities and long-term value creation objectives.

The graph for the “Compensation Actually Paid vs. lululemon and Peer Group TSR” assumes the investment of $100 on January 31, 2021 at the closing sale price of our common stock and the S&P 500 Apparel, Accessories & Luxury Goods Index.

Financial Performance Measures

As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to align pay with company performance and stockholder value creation through the use of performance-based annual and long-term incentive awards. The financial metrics used in our incentive plans are selected to support these objectives and drive long-term growth.

For fiscal 2025, the following financial performance measures represent the most important measures to link compensation actually paid to company performance:

•     Operating income

•     Net revenue

These were the only financial measures used in our incentive plans to directly link company performance to compensation actually paid. Total stockholder return is also included in the pay versus performance table as required by SEC rules.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE 2023 EQUITY INCENTIVE PLAN (SHARE RESERVE INCREASE)

We are asking you to approve an amendment to the lululemon athletica inc. 2023 Equity Incentive Plan (the “2023 Plan”) to increase the number of shares available for awards (the “Share Reserve Increase”). We are not proposing any other material changes to the 2023 Plan.

Our board of directors approved the Share Reserve Increase on April 20, 2026, subject to and effective upon approval by stockholders at the annual meeting. We are seeking stockholder approval solely to increase the share reserve; all other features and practices of the 2023 Plan would remain unchanged.

The 2023 Plan was originally adopted by our board of directors and approved by stockholders in 2023 to succeed the 2014 Equity Incentive Plan (the “2014 Plan”).

If you approve the Share Reserve Increase, it will become effective on the date of the annual meeting. This proposal would add 6,300,000 shares to the 2023 Plan share reserve, with full value awards continuing to count at 1.7 shares for each share granted. If this proposal is not approved, the 2023 Plan will remain in effect without the increase, and we will continue to grant awards from the existing share reserve until it is depleted.

Stock-based compensation is an important part of our compensation structure and serves the best interests of our stockholders by:

•     Rewarding sustained company performance;

•     Aligning employees’ interests with those of our stockholders; and

•     Helping us attract and retain high-quality talent in a competitive market.

Approving the Share Reserve Increase will allow us to continue granting equity awards and remain competitive. We believe equity compensation is a critical tool for recruiting, retaining and motivating the employees who drive our long-term success. If this proposal is not approved, we may need to increase cash compensation or make other changes to our compensation programs, which could reduce resources available for other business needs.

We encourage stockholders to read this proposal, which includes information about our equity usage, the factors the board considered in determining the requested share increase, and a summary of the material terms of the 2023 Plan.

BOARD RECOMMENDATION

Our board of directors unanimously recommends that stockholders approve an amendment to the lululemon athletica inc. 2023 Equity Incentive Plan to increase the number of shares available for issuance by 6,300,000 shares, with all other terms of the 2023 Plan remaining unchanged.

SUMMARY OF THE 2023 EQUITY INCENTIVE PLAN

We believe the Share Reserve Increase will promote the interests of stockholders and is consistent with good corporate governance. The material terms of the 2023 Plan are summarized below and would remain unchanged other than the Share Reserve Increase. This summary is qualified in its entirety by reference to the complete text of the 2023 Plan and the plan amendment, which is attached to this proxy statement as Appendix C.

BEST PRACTICES AND KEY FEATURES

The 2023 Plan includes several features designed to protect the interests of our stockholders and reflects sound corporate governance practices, including the following key features:

Administration. The 2023 Plan would generally be administered by the people, culture and compensation committee of our board of directors, which is composed entirely of independent, non-employee directors.

Fungible Share Ratio. Full value awards (which are awards other than stock options, stock appreciation rights and restricted stock awards purchased for fair market value) are charged against the 2023 Plan share reserve at the rate of 1.7 shares for each share actually granted.

Stockholder Approval Required for Additional Shares. The 2023 Plan does not contain an annual “evergreen” provision but instead reserves a fixed maximum number of shares of common stock. Additional stockholder approval is required to increase that number.

No Repricing. Stock options and stock appreciation rights may not be repriced without stockholder approval.

No Liberal Share Recycling. Shares tendered, exchanged or withheld to pay the exercise price with respect to stock options or stock appreciation rights or to satisfy withholding taxes for any awards are not available again for grant.

Award Limits for Non-Employee Directors. The aggregate value of all regular compensation paid to any non-employee director for board services rendered in any calendar year, inclusive of cash and the grant date fair value of equity awards under the 2023 Plan, is limited to $800,000.

Minimum Vesting Requirement. Awards generally vest over a period of no less than 12 months from the date of grant.

No Dividend Payment Until Underlying Shares Vest. Dividends and dividend equivalents on awards vest and are paid only if and to the extent those underlying awards become vested.

No Single Trigger Vesting. Generally, awards do not automatically vest in a change in control unless they are not assumed, continued or substituted by the acquiring entity or one of its affiliates.

Limited Transferability. Awards are not transferable except by will or by the laws of descent and distribution, or under a domestic relations order.

FACTORS REGARDING OUR EQUITY USAGE AND NEEDS

We recognize the importance of using equity responsibly. We believe employees and other key service providers provided incentives will have a stake in our future success, be highly motivated to achieve long-term growth objectives, and help increase stockholder value.

In recommending the Share Reserve Increase, the board considered that the 2023 Plan was originally expected to support our equity incentive program until at least 2028. However, a decline in our stock price, increased grants, and a shift in equity design have caused us to use the existing share pool faster than expected.

As of February 1, 2026, approximately 2,017,607 stock remained available for issuance under the 2023 Plan. Based on our historical burn rate and anticipated grant practices, the board believes the proposed Share Reserve Increase, together with stock currently available, will be sufficient to support our equity incentive program for approximately three to four years, although the actual duration will depend on factors such as future stock price performance and the number and type of awards granted.

Approving the Share Reserve Increase is intended to avoid interrupting our equity incentive program and reduce the risk that we need to rely more heavily on cash compensation or make unplanned changes to our equity compensation practices.

BURN RATE AND POTENTIAL DILUTION

The Share Reserve Increase will reserve an additional 6,300,000 shares for issuance under the 2023 Plan. We believe the additional shares will provide sufficient flexibility to support our stock-based compensation programs for the foreseeable future. This belief is based on our historical share usage, adjusted for growth and to allow for flexibility around types of awards used and reflects our current grant practices, though actual usage may vary. Actual usage will depend on a number of factors, including hiring and retention needs, future grant prices, our stock price, and forfeiture rates, and may differ materially from our current expectations.

In determining the Share Reserve Increase, we considered our historic burn rate, which measures annual share utilization. As shown in the following table, our historic equity metrics demonstrate responsible share usage:

Key Equity Metric	Fiscal 2023	Fiscal 2024	Fiscal 2025
Percentage of equity awards granted to NEOs(1)	8.86%	9.73%	13.83%
Equity burn rate(2)	0.36%	0.39%	0.99%

(1) Percentage of equity awards granted to individuals who were named executive officers (NEOs) in the relevant year is calculated by dividing the number of shares that were issuable under equity awards that were granted to NEOs during the fiscal year by the number of shares issuable under all equity awards that were granted during the fiscal year.

(2) Equity burn rate is calculated by dividing (x) the number of stock options, restricted stock units and restricted shares issuable under equity awards granted during the fiscal year, plus (y) the number of performance stock units vested during the fiscal year, by the (basic) weighted-average number of common shares outstanding during the period.

We also considered overhang, which measures potential stockholder dilution, in determining the Share Reserve Increase. Our overhang is equal to the number of shares subject to our outstanding equity awards under the 2023 Plan as of April 3, 2026, plus the number of shares available to be granted, divided by the total shares of common stock outstanding. As of April 3, 2026, there were 109,957,443 shares of our common stock outstanding. The closing price of our common stock as reported on Nasdaq on April 2, 2026 (the last trading day prior to April 3, 2026) was $155.72 per share.

The following table provides additional information regarding our overhang and potential stockholder dilution:

Metric	As of April 3, 2026
Outstanding Stock Options	1,576,211
Weighted-average exercise price	$260.38
Weighted-average remaining term (years)	6.5
Restricted Stock Units	757,910
Performance Stock Units	299,139
Restricted Shares	—
Total Shares subject to outstanding awards	2,633,260
Number of shares remaining available for grant	938,575
Overhang	3.25%
Basic Dilution	8.98%

KEY TERMS

Purpose

The purpose of the 2023 Plan is to advance the interests of lululemon and our stockholders by providing an incentive program that will enable us to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of lululemon. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards, cash-based awards and deferred compensation awards.

Eligibility

Awards may be granted to employees, directors and consultants of lululemon or any present or future parent or subsidiary corporation or other affiliated entity of lululemon. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of lululemon or any parent or subsidiary corporation of lululemon. As of April 3, 2026, we had approximately 39,000 employees, ten non-employee directors, and a limited number of consultants who would be eligible to receive grants under the 2023 Plan. Consistent with past practices, lululemon does not currently intend to grant awards to consultants under the 2023 Plan.

Administration

The 2023 Plan will generally be administered by the people, culture and compensation committee of our board of directors, although the board may appoint another committee or administer the plan directly. Subject to the provisions of the 2023 Plan, the committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The committee may, except as otherwise provided by the 2023 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The 2023 Plan provides, subject to certain limitations, for indemnification by us of any director, oﬃcer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2023 Plan. All awards granted under the 2023 Plan will be evidenced by a written or digitally signed agreement between lululemon and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2023 Plan. The committee will interpret the 2023 Plan and awards granted thereunder, and all determinations of the committee generally will be ﬁnal and binding on all persons having an interest in the 2023 Plan or any award.

Limitations on Awards to Non-Employee Directors

The 2023 Plan provides for an annual limit of $800,000 for cash and equity compensation awarded to each of our non-employee directors (calculating the value of any equity awards based on their grant date fair value for financial reporting purposes). These annual limits do not apply to any compensation for service rendered as an employee or consultant or to any compensation that the board of directors determines is for special services or services beyond those required in the regular course of duties performed by a non-employee director.

Minimum Vesting

All awards other than cash-based awards generally vest or become exercisable no earlier than twelve months from the date on which they were granted, except for the people, culture and compensation committee’s discretion to provide for accelerated vesting or exercisability, including in connection with death, disability, retirement, termination of service without cause or upon a change in control. However, 5% of the aggregate number of shares authorized for issuance under the 2023 Plan will not be subject to these minimum vesting requirements. Additionally, substitute awards granted in connection with awards that are assumed, converted or substituted in connection with a merger, acquisition or similar transaction and awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting are not subject to these minimum vesting requirements.

SHARES SUBJECT TO THE 2023 PLAN

Authorized Shares. If approved, the Share Reserve Increase will add 6,300,000 shares to the number of shares of common stock available for issuance under the 2023 Plan, for a total of 10,300,000 shares. As of April 3, 2026, approximately 938,575 shares remain available for future grant under the 2023 Plan. Full value awards (which are awards other than stock options, stock appreciation rights and restricted stock awards purchased for fair market value) will continue to be charged against the plan share reserve at a rate of 1.7 shares for each share actually granted. Stock options, stock appreciation rights and restricted stock awards purchased for fair market value will continue to count on a one-for-one basis.

Share Counting. If an outstanding award under the 2023 Plan for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of stock acquired under an award subject to forfeiture or repurchase are forfeited or repurchased by us for an amount not greater than the participant’s purchase price, the shares of stock allocable to the terminated portion of such award or such forfeited or repurchased shares of stock will again be available for issuance under the 2023 Plan. Similarly, if an outstanding award under the 2014 Plan expires, is terminated or canceled without having been exercised or settled in full, or if shares acquired under the 2014 Plan are forfeited or repurchased by us for an amount not greater than the holder’s purchase price, then the shares of stock allocable to the terminated portion of such award or such forfeited or repurchased shares of stock will again be available for issuance under the 2023 Plan. Shares of stock will not be deemed to have been issued under the 2023 Plan or the 2014 Plan with respect to any portion of an award that is settled in cash.

Shares withheld or reacquired by us in satisfaction of tax withholding obligations applicable to awards will not again be available for issuance under the 2023 Plan. Upon payment in shares of stock in connection with the exercise of a stock appreciation right under the 2023 Plan or the 2014 Plan, the number of shares available for issuance under the 2023 Plan will be reduced by the gross number of shares subject to the stock appreciation right. If the exercise price of an option under the 2023 Plan or the 2014 Plan is paid by tender, or attestation to the ownership, of shares owned by the participant, or by means of a net-exercise, the number of shares available for issuance under the 2023 Plan will be reduced by the gross number of shares of stock for which the option is exercised. Shares withheld or otherwise not issued in payment of the exercise price of an option, stock appreciation right or fair market value appreciation award granted under the 2014 Plan will not be available for issuance under the 2023 Plan. Shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of options will not be added to the shares authorized for grant under the 2023 Plan. Shares that again become available for issuance will be added back to the share reserve on a one-for-one basis for stock options, stock appreciation rights and restricted stock awards purchased for fair market value and on a 1.7-to-one-basis for full value awards.

Incentive Stock Option Limit. To comply with applicable tax rules, the 2023 Plan also limits the number of shares that may be issued upon the exercise of incentive stock options granted under the 2023 Plan to 10,300,000, as adjusted in accordance with the terms of the 2023 Plan.

Adjustments for Capital Structure Changes. Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2023 Plan, to the numerical limits on certain types of awards, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the people, culture and compensation committee also has the discretion under the 2023 Plan to adjust other terms of outstanding awards as it deems appropriate.

TYPES OF AWARDS

The 2023 Plan authorizes the grant of the following types of awards:

Stock Options

The committee may grant nonstatutory stock options, incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986), or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.

The 2023 Plan provides that the option exercise price may be paid: (1) in cash, by check, or cash equivalent; (2) by means of a broker-assisted cashless exercise; (3) by means of a net-exercise procedure; (4) to the extent legally permitted, by tender to us of shares of common stock owned by the participant having a fair market value not less than the exercise price; (5) by such other lawful consideration as approved by the committee; or (6) by any combination of these.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the committee. The maximum term of any option granted under the 2023 Plan is ten years, except that an incentive stock option granted to a 10% stockholder must have a term not exceeding five years. No dividend equivalents will be paid with respect to options.

Stock Appreciation Rights

The committee may grant stock appreciation rights either in tandem with a stock option (a “Tandem SAR”) or independently of a stock option (a “Freestanding SAR”). Upon the exercise of any SAR, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. The maximum term of any stock appreciation right granted under the 2023 Plan is ten years. No dividend equivalents will be paid with respect to SARs.

Restricted Stock Awards

The committee may grant restricted stock awards under the 2023 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to us rendered by the participant. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the committee specifies, including the attainment of one or more performance goals. Shares acquired under a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. To the extent holders of restricted stock have the right to receive any dividends such rights will only vest if, and to the extent, the underlying restricted stock vests.

Restricted Stock Units

The committee may grant restricted stock units under the 2023 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to us. Unless otherwise provided by the committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the committee may grant restricted stock units that entitle their holders to dividend equivalent rights. Such rights will only vest if, and to the extent, the underlying restricted stock units vest.

Performance Awards

The committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the committee determines. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the committee at the time of grant in the case of performance units. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination thereof.

Dividends and Dividend Equivalents on Performance Awards

In its discretion, the committee may provide for a participant awarded performance shares to receive dividends or dividend equivalent rights with respect to cash dividends paid on our common stock. Such rights will only vest if, and to the extent, the underlying awards vest. Dividend equivalent rights are not permitted with respect to stock options, stock appreciation rights or other appreciation-based awards (including certain restricted stock purchase rights where the company receives fair market value consideration).

Cash-Based Awards and Other Stock-Based Awards

Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals. Settlement of awards may be in cash or shares of common stock, as determined by the committee.

Deferred Compensation Awards

The 2023 Plan authorizes the committee to establish a deferred compensation award program. If and when implemented, participants designated by the committee, who may be limited to directors or members of a select group of management or highly compensated employees, may make an advance election to receive an award of stock options, stock appreciation rights, restricted stock or restricted stock units in lieu of director fees or bonuses otherwise payable in cash.

CHANGE IN CONTROL

The 2023 Plan provides that a “change in control” occurs upon (1) a person or entity (with certain exceptions described in the 2023 Plan) becoming the direct or indirect beneficial owner of more than 50% of our voting stock; (2) a liquidation or dissolution of lululemon; (3) a consolidation, share exchange, reorganization or merger of lululemon resulting in the stockholders of lululemon immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; or (4) the sale or other disposition of all or substantially all the assets of lululemon (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization).

Unless otherwise provided in the award agreement, any other written agreement between us or any of our affiliates and the participant, or in our director compensation policy, in the event of a change in control outstanding stock awards may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then subject to consummation of the change in control (1) with respect to any such stock awards that are held by individuals whose continuous service has not terminated prior to the effective date of the change in control, the vesting and exercisability provisions of such stock awards will be accelerated in full (and with respect to any performance stock awards, vesting will be deemed satisfied at either 100% of the target level or at such applicable vesting level based on the applicable level of achievement of performance goals through the date of the change in control or a specified date that is within ten days prior to the change in control) and such awards will terminate if not exercised (if applicable) prior to the effective date of the change in control, and (2) with respect to any stock awards that are held by individuals whose continuous service has terminated prior to the effective date of the change in control, the vesting and exercisability provisions of such stock awards will not be accelerated and such awards will terminate if not exercised (if applicable) prior to the effective date of the change in control (except that any reacquisition or repurchase rights held by the company with respect to such stock awards shall not terminate and may continue to be exercised notwithstanding the change in control).

The committee may also provide in the event of consummation of a change in control in which the outstanding stock awards are not assumed, continued or substituted by any surviving or acquiring entity (such that the stock awards will terminate upon the occurrence of the change in control), then with respect to any such stock awards that are held by individuals whose continuous service has not terminated prior to the effective date of the change in control, that the holder of such stock award will receive a payment, if any, equal to the excess of the value of the property the participant would have received upon exercise or settlement of the stock award over the exercise or purchase price (if any) otherwise payable in connection with the stock award.

In the event of a change in control where stock awards are assumed, continued or substituted, the committee may provide in any award agreement for the lapsing of vesting conditions or restrictions, restriction periods, performance goals or other limitations applicable to the stock subject to such award held by a participant who has a qualified termination of service following the change in control. A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as provided in the stock award agreement, in any other written agreement between us or any of our affiliates and the participant, or in our director compensation policy.

The vesting of all awards held by any non-employee director will be accelerated in full upon the change in control if the non-employee director does not continue to serve as a director of the surviving entity.

NON-TRANSFERABILITY OF AWARDS

An award will generally not be transferable or assignable by a participant other than by will or by the laws of descent and distribution. Stock options and SARs are generally nontransferable by the participant other than by will or by the laws of descent and distribution and are generally exercisable during the participant’s lifetime only by the participant.

PROHIBITION ON REPRICING

The 2023 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price; (2) the issuance of new full-value awards in exchange for the cancellation of such outstanding options or stock appreciation rights; or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash. This repricing prohibition also applies to restricted stock purchase rights that require the participant to purchase shares for monetary consideration equal to their fair market value at grant.

AMENDMENT, SUSPENSION OR TERMINATION

The 2023 Plan will continue in effect until its termination by the committee. The committee may amend, suspend or terminate the 2023 Plan at any time, except that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2023 Plan (including the Share Reserve Increase), change the class of persons eligible to receive incentive stock options, permit (or amend to permit) repricings, or require stockholder approval under any applicable law. No amendment, suspension or termination of the 2023 Plan may affect any outstanding award unless expressly provided by the committee, and, in any event, may not have a materially adverse effect on an outstanding award without the consent of the participant.

AWARDS SUBJECT TO SECTION 409A OF THE CODE

Certain awards granted under the 2023 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, which provides rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued under Section 409A of the Code. Any such awards will be required to comply with the requirements of Section 409A of the Code. Notwithstanding any provision of the 2023 Plan to the contrary, the committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2023 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A of the Code.

PLAN TERM

The 2023 Plan shall remain in effect under its current terms unless and until amended or terminated in accordance with its provisions. No award may be granted under the 2023 Plan on or after the tenth anniversary of the date the 2023 Plan was originally approved by the company’s stockholders, but awards granted prior thereto may extend beyond that date.

NEW PLAN BENEFITS

We have not approved any awards that are conditioned on stockholder approval of the Share Reserve Increase. We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, employees or directors under the 2023 Plan because our equity award grants are discretionary in nature.

REGISTRATION OF ADDITIONAL SHARES

If stockholders approve the Share Reserve Increase, we intend to file a registration statement on Form S-8 to register the additional shares following the annual meeting.

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2023 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted or within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes.

If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition.

Nonstatutory Stock Options and Stock Appreciation Rights

Nonstatutory stock options and stock appreciation rights have no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option or stock appreciation right. Upon exercise of the option or stock appreciation right, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price.

Stock Appreciation Rights

A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units

A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (1) the date on which the shares become transferable or (2) the date on which the shares are no longer subject to a substantial risk of forfeiture.

Tax Withholding

The company is authorized to deduct or withhold from any award granted or payment due under the 2023 Plan, or require a participant to remit to the company, the amount of any withholding taxes due in respect of the award or payment.

The following table shows information regarding outstanding equity awards and shares reserved for future issuance under our equity compensation plans as of April 3, 2026:

Plan Category	A: Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	B: Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(3)
Equity compensation plans approved by stockholders	2,633,260	$260.38	4,979,641
Equity compensation plans not approved by stockholders	—	—	—
Total	2,633,260	$260.38	4,979,641

(1) This amount represents the following: (1) 1,576,211 stock subject to outstanding options, (2) 299,139 stock subject to outstanding performance-based restricted stock units, and (3) 757,910 stock subject to outstanding restricted stock units. Restricted shares outstanding have already been reflected in our total outstanding common stock balance. The options, PSUs, and RSUs are all under our 2023 Equity Incentive Plan. Restricted shares outstanding under our 2023 Equity Incentive Plan have already been reflected in our total outstanding common stock balance.

(2) The weighted-average exercise price is calculated solely on the exercise prices of the outstanding options and does not reflect the stock that will be issued upon the vesting of outstanding awards of performance-based restricted stock units and restricted stock units, which have no exercise price.

(3) This includes (1) 938,575 stock of our common stock available for future issuance under the 2023 Plan and (2) 4,041,066 stock of our common stock available for future issuance under our Employee Share Purchase Plan. The number of shares remaining available for future issuance under the 2023 Plan is reduced by 1.7 shares for each award other than stock options granted and by one share for each stock option award granted. Outstanding awards that expire or are canceled without having been exercised or settled in full are available for issuance again under the 2023 Plan but shares that are withheld in satisfaction of tax withholding obligations for full-value awards are not again available for issuance. No further awards may be issued under the predecessor plan, our 2014 Equity Incentive Plan.

Vote Required and Board Recommendation

If a quorum is present, the amendment to the 2023 Equity Incentive Plan (Share Reserve Increase) will be approved if the votes cast “for” this proposal exceed the votes cast “against” this proposal at the annual meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

Our board of directors unanimously recommends a vote “FOR” the approval of the amendment to the lululemon athletica inc. 2023 Equity Incentive Plan to increase the share reserve on the enclosed universal WHITE PROXY CARD.

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL

DECLASSIFICATION OF THE BOARD OF DIRECTORS

On December 29, 2025, Mr. Wilson submitted a letter to the company advising the company that he intended to present the following non-binding resolution at the Annual Meeting and would separately solicit proxies for this proposal. Mr. Wilson’s proposal is included below as submitted, with the board of directors’ statement in support presented after the text of the proposal.

PROPOSAL:

RESOLVED, that the stockholders of the Company urge the Board to take all necessary steps to immediately declassify the Board, such that directors are elected to the Board on an annual basis. The immediate declassification of the Board shall be done in the most expeditious manner available under Delaware law and would not affect the unexpired terms of the previously elected directors.

COMPANY STATEMENT IN SUPPORT

Our board of directors is committed to strong corporate governance and has adopted practices that enhance director accountability and independent oversight, including majority voting in uncontested director elections and the appointment of a lead independent director. The board of directors believes these practices reflect its ongoing focus on governance and responsiveness to stockholders.

Our board of directors believes further that, as lululemon continues to evolve as a global public company, its governance framework and board composition should evolve accordingly. Our board of directors periodically reviews the company’s governance practices to ensure alignment with stockholder perspectives and prevailing governance standards among large public companies.

After careful consideration and consistent with its ongoing review of governance practices, our board of directors believes that moving toward the annual election of directors is appropriate at this time. Our board of directors supports a transition to annual elections and therefore recommends that stockholders vote “FOR” this proposal.

Board Response if the Stockholder Proposal Passes

Approval of the stockholder proposal would not, by itself, immediately effectuate the declassification of the board of directors. Under Delaware law and the company’s certificate of incorporation, to change the structure of the board of directors, the company’s stockholders must approve an amendment to the company’s certificate of incorporation, which amendment requires a recommendation from the board of directors prior to submission to stockholders. The affirmative vote of a majority of the outstanding shares entitled to vote would be required to approve an amendment to the company’s certificate of incorporation to effectuate the change.

If this proposal is approved at the annual meeting, our board of directors intends to evaluate the results of the vote and engage with stockholders regarding the appropriate timing and process for transitioning to annual elections. Following such engagement, and subject to its fiduciary duties, our board of directors expects to submit an amendment to the company’s certificate of incorporation to stockholders in connection with the company’s 2027 annual meeting.

Vote Required and Board Recommendation

If a quorum is present, this proposal will be approved if the votes cast “for” this proposal exceed the votes cast “against” this proposal at the annual meeting. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the outcome of this proposal.

The board of directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of this stockholder proposal to declassify the board on the enclosed universal WHITE PROXY CARD.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Person Transactions

Our board of directors has adopted a written policy for approval of transactions between lululemon and our directors or director nominees, executive officers, stockholders beneficially owning more than 5% of our stock, and each of their respective immediate family members, where the amount involved in the transaction exceeds $120,000 in a single fiscal year and the related person transaction has or will have a direct or indirect material interest. The policy provides that the audit committee reviews each transaction and determines whether or not to approve or ratify the transaction.

In determining whether to approve or ratify transactions subject to the policy, the audit committee considers, among other factors it deems appropriate, the related person’s interest in the transaction and whether the transaction is on terms no less favorable to lululemon than terms that could have been reached with an unrelated third party.

Certain transactions are deemed pre-approved by the committee, even if they exceed $120,000.

•     Executive compensation - any compensation approved (or recommended for board approval) by the people, culture and compensation committee;

•     Director compensation - any compensation paid to a director if the compensation is required to be reported in our proxy statement; and

•     Proportional benefits - any transaction where all stockholders benefit on a pro-rata basis.

Under the policy, a related person will be deemed not to have a material interest in the following categories of transactions, in the absence of facts or circumstances that indicate otherwise:

•     If the related person’s only relationship with the other company is as a director, an employee (other than an executive officer), or a greater-than-10% beneficial owner of that company; and

•     If the transaction does not exceed the greater of $1,000,000 or 2% of that company’s annual revenues.

Transactions with Related Persons

We have determined there are no transactions required to be disclosed under Item 404(a) of Regulation S-K.

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements, our certificate of incorporation, and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

The following table sets forth information concerning the “beneficial ownership” of our common stock as of [•] by (1) those persons who we know to beneficially own more than 5% of our outstanding common stock, (2) our directors, (3) the “named executive officers” listed in the summary compensation table, and (4) all of our current directors and executive officers as a group. “Beneficial ownership” is a concept that takes into account stock that may be acquired within 60 days of [•] (such as by exercising vested stock options) and stock as to which the named person has or shares voting or investment power.

Beneficial Owner(1)	Number of Shares of Common Stock Owned	Right to Acquire(2)	Number of Shares Beneficially Owned(3)	Percent(4)
Dennis J. Wilson(5)	9,904,856	—	9,904,856	8.7%
21 Water Street, Suite 600
Vancouver, BC V6B 1A1
BlackRock, Inc.(6)	9,153,642	—	9,153,642	8.0%
50 Hudson Yards
New York, NY 10001
Vanguard Capital Management(7)	7,985,349	—	7,985,349	7.0%
100 Vanguard Blvd.
Malvern, PA 19355
G1 Execution Services, LLC(8)	6,487,961	—	6,487,961	5.7%
175 W. Jackson Blvd., Suite 1700
Chicago, IL 60604
Chip Bergh(9)	6,090	—	6,090	*
Esi Eggleston Bracey	—	—	—	*
Shane Grant	1,385	—	1,385	*
Kathryn Henry	5,516	—	5,516	*
Teri List	1,233	—	1,233	*
Alison Loehnis	2,202	—	2,202	*
Isabel Mahe	1,855	—	1,855	*
Jon McNeill	8,967	—	8,967	*
Martha Morfitt(10)	84,632	—	84,632	*
David Mussafer	21,814	—	21,814	*
Emily White(11)	19,234	—	19,234	*

Beneficial Owner(1)	Number of Shares of Common Stock Owned	Right to Acquire(2)	Number of Shares Beneficially Owned(3)	Percent(4)
Meghan Frank	13,525	18,184	31,709	*
André Maestrini	16,189	19,750	35,939	*
Nicole Neuburger	7,284	16,712	23,996	*
Edward Dagnese	1,319	9,052	10,371	*
Calvin McDonald(12)	—	—	—	*
Celeste Burgoyne(13)	—	—	—	*
Directors and executive officers as a group (16 persons)	191,245	63,698	254,943	*

*   Less than 1%.

(1)  Unless otherwise indicated, the address of the beneficial owner is c/o lululemon athletica inc., 1818 Cornwall Avenue, Vancouver, British Columbia V6J 1C7.

(2)  Represents shares of our common stock issuable upon exercise of options that have vested or will vest within 60 days of [•].

(3)  Except as otherwise indicated, the persons named in this table have sole voting and dispositive power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The number of shares beneficially owned represents common shares held as of [•], and shares of our common stock issuable upon exercise of options or restricted stock units that have vested or will vest within 60 days of [•].

(4)  Percentages are calculated on the basis of [•] shares of our common stock and special voting stock outstanding as of [•], except that any additional shares of our common stock that a person has the right to acquire within 60 days of [•] were deemed to be outstanding for purposes of calculating that person’s beneficial ownership.

(5)  Based on a Schedule 13D/A filed by Mr. Wilson with the SEC on [•]. Mr. Wilson reported that he has sole voting and dispositive power with respect to [•] shares, and shared voting and dispositive power with respect to [•] shares.

(6)  Based on a Schedule 13G/A filed by the BlackRock Inc. with the SEC on [•]. BlackRock reported that it has sole voting power with respect to [•] shares, sole dispositive power with respect to [•] shares and no shared voting or dispositive power.

(7)   Based on a Schedule 13G filed by Vanguard Capital Management with the SEC on April 28, 2026. Vanguard Capital Management reported that it has sole voting power with respect to 1,054,727 shares, sole dispositive power with respect to 7,985,349 shares and no shared voting or dispositive power.

(8)   Based on a Schedule 13G filed by G1 Execution Services, LLC (and its affiliated independent broker-dealers, SIG Brokerage, LP, Susquehanna Investment Group and Susquehanna Securities, LLC) with the SEC on [•]. G1 Execution Services reported that it has sole voting and sole dispositive power with respect to [•] shares, and shared voting and dispositive power with respect to [•] shares.

(9)   Includes [•] shares of common stock held by the Charles and Juliet Bergh Revocable Trust. The business address of the Charles and Juliet Bergh Revocable Trust is [•].

(10) Includes [•] shares of common stock gifted to irrevocable grantor trusts for the benefit of the reporting person’s children and [•] shares of common stock held by Ms. Morfitt’s spouse. The business address of aforementioned trusts is [•].

(11) Includes [•] shares of common stock held by The Kelly-White Living Trust. The business address of The Kelly-White Living Trust is [•].

(12) Calvin McDonald served as our chief executive officer until January 31, 2026, and is included in this table as a named executive officer. Based on his last Form 4 filing on July 1, 2025, Mr. McDonald beneficially owned 110,564 shares of our common stock. We do not have information regarding Mr. McDonald’s beneficial ownership as of [•].

(13) Celeste Burgoyne served as our president, americas and global guest innovation until December 31, 2025, and is included in this table as a named executive officer. Based on her last Form 4 filing dated on December 18, 2025, Ms. Burgoyne beneficially owned 5,318 shares of our common stock. We do not have information regarding Ms. Burgoyne’s beneficial ownership as of [•].

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the board of directors knows of no other business that will be conducted at the 2026 annual meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

COST OF THE PROXY SOLICITATION

lululemon will pay the entire cost of our board of directors’ soliciting of proxies, including, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, trustees and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of our board of directors, without additional compensation, personally or by telephone. The regular employees will be administrative personnel. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

In addition, we have retained Okapi Partners, a proxy solicitation firm, to assist us in the solicitation of proxies. Under the agreement with Okapi Partners, Okapi Partners will receive an estimated fee of $[•], plus the reimbursement of reasonable out-of-pocket expenses. Okapi Partners expects that approximately [•] of its employees will assist in the solicitation. We have also agreed to indemnify Okapi Partners against certain liabilities relating to, or arising out of, its retention. Okapi Partners will solicit proxies by mail, telephone, facsimile, and email. We will also request brokers, banks, trustees and other nominees to forward proxy materials to the beneficial owners of the underlying shares as of the record date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice.

Our aggregate expenses, including those of our outside legal counsel and other outside advisors, related to our solicitation of proxies in excess of expenses normally spent for an annual meeting in which there is not a proxy contest, and excluding salaries and wages of our regular employees and officers, are expected to be approximately $[•], of which approximately $[•] has been incurred as of the date of this proxy statement.

If you choose to access the proxy materials or vote over the Internet, however, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will request brokers, banks, trustees and other nominees who hold shares of our stock in street name, to forward these proxy solicitation materials.

HOUSEHOLDING OF PROXY MATERIALS

To reduce duplicate mailings, the SEC allows a single copy of this proxy statement and our 2026 annual report to be sent to households with multiple stockholders, unless you have instructed otherwise. This process is called “householding.”

While lululemon does not household materials for registered stockholders, some brokers may household for beneficial owners. If you would like to receive a separate copy of the proxy materials or stop householding in the future, contact your broker. Additional copies of this proxy statement and the annual report will be delivered promptly upon written or oral request to: lululemon athletica inc., 1818 Cornwall Avenue, Vancouver, British Columbia, Canada V6J 1C7, Attention: Corporate Secretary.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS

If you are a stockholder and wish to submit a proposal or nominate a director for consideration at our 2027 annual meeting of stockholders, you must comply with applicable SEC rules and the requirements provided in our bylaws. The following table summarizes the types of proposals that may be submitted, the applicable deadlines, and the procedural requirements for each type of submission:

Proposal Type	Deadline for Submission	Where to Send	Requirements
Proposals to be included in the 2027 proxy statement (pursuant to SEC Rule 14a-8)

Must be received no later than [•] (120 days before the anniversary of the date this proxy was released). If the date of the 2027 annual meeting is more than 30 days before or 30 days after [•], the notice must be received within a reasonable time before we begin to print and mail our proxy materials for the 2027 annual meeting.

		Corporate Secretary 1818 Cornwall Avenue, Vancouver, British Columbia, Canada, V6J 1C7	Must comply with Rule 14a-8 of the Securities Exchange Act of 1934.
Other stockholder proposals (not for inclusion in proxy materials) or director nominations

Must be received no later than [•] (120 days before the anniversary of the date this proxy statement was first mailed). If the date of the 2027 annual meeting is more than 30 days before or 30 days after [•], the notice must be received by the later of:

•  90 days before the meeting date, or

•  10 days following the day public announcement of the meeting date is first made by the company.

Same as above

Must comply with the advance notice provisions in our bylaws. For director nominations, the notice must include, among other items:

•  Information about the nominee and nominating stockholder

•  The nominee’s written consent to serve if elected

•  A representation that the nominee will tender an irrevocable resignation if not elected, effective upon board acceptance

•  Compliance with Exchange Act Rule 14a-19 (universal proxy rules)

Our bylaws, which include the full advance notice and procedural requirements for submitting stockholder proposals and director nominations, are available at www.sec.gov. You may also contact our corporate secretary at investors@lululemon.com for additional information.

APPENDIX A NON-GAAP FINANCIAL MEASURES

We provide certain fiscal 2025, fiscal 2023, fiscal 2022, and fiscal 2021 non-GAAP financial measures in this proxy statement. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or with greater prominence to, the financial information prepared and presented in accordance with GAAP. A reconciliation of the non-GAAP financial measures follows, which includes more detail on the GAAP financial measure that is most directly comparable to each non-GAAP financial measure, and the related reconciliations between these financial measures. Our non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures reported by other companies.

Modified Financial Results

For fiscal 2025, the committee determined executive bonus plan payouts and PSU outcomes after assessing performance against pre-established goals. Consistent with our plans, the committee used its limited discretion to address items that were not contemplated at goal-setting and that, in their judgment, would otherwise result in incentive compensation outcomes that were inconsistent with the basis on which the goals were set. Operating income was increased by adjusting for the unmitigated impact of increased tariffs and the removal of the de minimis exemption, executive transition costs, and costs associated with proxy contest matters, and was decreased by savings from tariff-related vendor negotiations.

Fiscal 2025
Operating Income (in millions)
GAAP results	$2,210.6
Tariff impact	275.0
Tariff-related vendor negotiations	(7.9)
Executive transition costs	15.2
Proxy contest matters	5.1
Modified results (for Executive Bonus Plan payouts and PSU outcomes)	$2,498.0

Constant Dollar Changes

We report certain financial metrics on a constant dollar basis, which is a non-GAAP financial measure.

A constant dollar basis assumes the average foreign currency exchange rates for the period remained constant with the average foreign currency exchange rates for the same period of the prior year. We use constant dollar metrics to facilitate comparison of underlying performance excluding the impact of changes in foreign currency exchange rates. Management uses these constant currency metrics internally when reviewing and assessing financial performance.

The below changes in comparable sales show the change compared to the corresponding period in the prior year. Due to the 53rd week in fiscal 2024, comparable sales are calculated on a one-week shifted basis such that the 52 weeks ended February 1, 2026 are compared to the 52 weeks ended February 2, 2025 rather than January 26, 2025.

	Fiscal 2025 compared to Fiscal 2024
	Change	Foreign exchange changes	Change in constant dollars
Comparable sales(1)
Americas	(3)%	—%	(3)%
China Mainland	20	(1)	19
Rest of World	9	(2)	7
Total comparable sales	2%	—%	2%

(1) Comparable sales includes comparable company-operated store and e-commerce net revenue. Comparable company-operated stores have been open for at least 12 full fiscal months, or open for at least 12 full fiscal months after being significantly expanded. Comparable company-operated stores exclude stores which have been temporarily relocated for renovations or have been temporarily closed.

Adjusted Financial Results

For fiscal 2023, adjusted operating income excludes certain inventory provisions, asset impairments, and restructuring costs recognized in relation to lululemon Studio. For fiscal 2022, adjusted operating income excludes certain inventory provisions and goodwill and other asset impairments recognized in relation to lululemon Studio, as well as the gain on disposal of assets for the sale of an administrative office building. For fiscal 2021, adjusted operating income excludes certain costs incurred in connection with the acquisition of MIRROR.

Please refer to Note 5. Property and Equipment, Note 8. Impairment of Goodwill and Other Assets, Restructuring Costs, and Note 9. Acquisition-Related Expenses included in Item 8 of Part II of the Annual Report on Form 10-K for the fiscal year ended January 28, 2024 for further information on the nature of these amounts.

We believe these adjusted financial measures are useful to investors as they provide supplemental information that enables evaluation of the underlying trend in our operating performance, and enables a comparison to our historical financial information. Further, due to the finite and discrete nature of these items, we do not consider them to be normal operating expenses that are necessary to run our business, or impairments or disposal gains that are expected to arise in the normal course of our operations. Management uses these adjusted financial measures internally when reviewing and assessing financial performance.

	Fiscal 2023	Fiscal 2022	Fiscal 2021
	Operating Income
GAAP results	$2,132,676,000	$1,328,408,000	$1,333,355,000
lululemon Studio charges:
lululemon Studio obsolescence provision	23,709,000	62,928,000	—
Impairment of goodwill and other assets	44,186,000	407,913,000	—
Restructuring costs	30,315,000	—	—
Gain on disposal of assets	—	(10,180,000)	—
Transaction and integration costs	—	—	2,989,000
Acquisition-related compensation	—	—	38,405,000
Adjusted results (non-GAAP)	$2,230,886,000	$1,789,069,000	$1,374,749,000

APPENDIX B ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the board, including the company nominees, and certain officers of the company are “participants” with respect to the company’s solicitation of proxies in connection with the annual meeting. The following sets forth certain information about such persons (“participants”).

Directors and Director Nominees

For information on the company’s directors and the company nominees who are participants, including their names, ages and principal occupations, please see the “Board of Directors”, “Executive Officers” and “Proposal No. 1 - Election of Directors” sections of this proxy statement. Other than as set forth in this Appendix B or elsewhere in this proxy statement, the business address for the company’s directors and the company nominees is c/o lululemon athletica inc., 1818 Cornwall Avenue, Vancouver, BC V6J 1C7. David Mussafer and Shane Grant who are participants but not standing for reelection as company nominees.

Officers

The officers of the company who are participants are Meghan Frank, André Maestrini and Shannon Higginson. The business address for these participants is c/o lululemon athletica inc., 1818 Cornwall Avenue, Vancouver, BC V6J 1C7. For information on Ms. Frank and Mr. Maestrini including their principal occupations, please see the “Executive Officers” section of this proxy statement. The principal occupation of Ms. Higginson is Chief Legal and Compliance Officer.

Miscellaneous Information Concerning Participants

Each of the company’s directors and officers is entitled to indemnification under our certificate of incorporation, which provides in certain circumstances for indemnification and advancement of expenses to the fullest extent permitted by Delaware law.

Other than as set forth in this Appendix B or elsewhere in this proxy statement and based on the information provided by each participant: (i) no participant or associate of any participant beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of our common stock or other securities of the company or any parent or subsidiary of the company; (ii) no participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting other than an interest, if any, as a stockholder of the company or, with respect to a director nominee, as a nominee for director; and (iii) no participant has purchased or sold any securities of the company within the past two years.

In addition, neither the company nor any of the participants is now, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any of the company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Other than as set forth in this Appendix B or elsewhere in this proxy statement and based on the information provided by each participant, neither the company nor any of the participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the company or any of its affiliates or with respect to any future transactions to which the company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the company’s prior fiscal year or any currently proposed transactions, or series of similar transactions, in which the company or any of its subsidiaries was or is to be a party in which the amount involved exceeded or exceeds $120,000.

There are no material proceedings to which any of the participants, or any of their respective associates, or any non-participant executive officers is a party or has a material interest adverse to the company. Neither the company nor any of the participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past 10 years.

Information Regarding Ownership of the Company’s Securities by Participants

For information on the number of the company’s securities beneficially owned by each participant who is one of the company’s directors, director nominees or named executive officers, please see the “Principal Stockholders and Stock Ownership by Management” section of this proxy statement.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the company’s securities by each participant during the past two years (May 7, 2024 to May 7, 2026). Unless otherwise indicated, no part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares of Common Stock	Acquisition (A) or Disposition (D)	Transaction Description Code(1)
Alison Loehnis	06/11/2025	634	A	A
Alison Loehnis	06/07/2024	503	A	A
André Maestrini	04/01/2026	3,275	A	P
André Maestrini	03/31/2026	357	D	F
André Maestrini	03/30/2026	4,692	A	M
André Maestrini	03/30/2026	2,430	D	F
André Maestrini	03/25/2026	220	D	F
André Maestrini	03/19/2026	5,436	A	A
André Maestrini	03/13/2026	4,692	A	A
André Maestrini	12/15/2025	10,907	A	A
André Maestrini	03/31/2025	2,296	A	A
André Maestrini	03/31/2025	5,306	A	M
André Maestrini	03/31/2025	2,881	D	F
André Maestrini	03/26/2025	5,306	A	A
André Maestrini	03/25/2025	220	D	F
Chip Bergh	03/20/2026	6,090	A	P
Chip Bergh	03/19/2026	272	A	A

Name	Transaction Date	Number of Shares of Common Stock	Acquisition (A) or Disposition (D)	Transaction Description Code(1)
David Mussafer	03/19/2026	1,087	A	A
David Mussafer	06/11/2025	634	A	A
David Mussafer	06/07/2024	503	A	A
Emily White	06/11/2025	634	A	A
Emily White	06/07/2024	503	A	A
Isabel Mahe	03/19/2026	664	A	A
Isabel Mahe	06/11/2025	634	A	A
Isabel Mahe	06/07/2024	503	A	A
Jon McNeill	03/19/2026	355	A	A
Jon McNeill	06/11/2025	634	A	A
Jon McNeill	06/07/2024	503	A	A
Kathryn Henry	06/11/2025	634	A	A
Kathryn Henry	06/07/2024	503	A	A
Martha Morfitt	12/19/2025	6,500	D	G
Martha Morfitt	12/17/2025	3,608	A	A
Martha Morfitt	06/11/2025	634	A	A
Martha Morfitt	12/23/2024	700	D	G
Martha Morfitt	06/07/2024	503	A	A
Meghan Frank	03/31/2026	400	D	F
Meghan Frank	03/30/2026	3,754	A	M
Meghan Frank	03/30/2026	2,178	D	F
Meghan Frank	03/25/2026	246	D	F
Meghan Frank	03/19/2026	5,436	A	A
Meghan Frank	03/13/2026	3,754	A	A
Meghan Frank	12/30/2025	2,658	D	S
Meghan Frank	12/30/2025	2,763	A	M

Name	Transaction Date	Number of Shares of Common Stock	Acquisition (A) or Disposition (D)	Transaction Description Code(1)
Meghan Frank	12/15/2025	10,907	A	A
Meghan Frank	06/09/2025	28	D	F
Meghan Frank	03/31/2025	2,296	A	A
Meghan Frank	03/31/2025	3,980	A	M
Meghan Frank	03/31/2025	2,433	D	F
Meghan Frank	03/26/2025	3,980	A	A
Meghan Frank	03/25/2025	246	D	F
Meghan Frank	12/09/2024	2,181	A	A
Meghan Frank	12/09/2024	2,181	D	D
Meghan Frank	06/07/2024	157	A	A
Shane Grant	03/19/2026	695	A	A
Shane Grant	06/11/2025	634	A	A
Shane Grant	06/07/2024	503	A	A
Teri List	06/11/2025	634	A	A
Teri List	06/07/2024	503	A	A

(1)  Transaction description codes:

A. Grant, award or other acquisition of securities from the company (such as an option)

D. Sale or transfer of securities back to the company

F.  Payment of exercise price or tax liability using portion of securities received from the company

G. Gift of securities by or to the insider

M. Exercise or conversion of derivative security received from the company (such as an option)

P.  Purchase of securities on an exchange or from another person

S.  Sale of securities on an exchange or to another person

APPENDIX C AMENDMENT TO THE 2023 EQUITY INCENTIVE PLAN (SHARE RESERVE INCREASE)

First Amendment to
lululemon athletica inc.
2023 Equity Incentive Plan

This First Amendment to the lululemon athletica inc. 2023 Equity Incentive Plan (the “Plan”) is dated April 20, 2026. Capitalized terms not defined in this amendment have the meanings given to them in the Plan.

1.      Effective Date. This amendment becomes effective when the Company’s stockholders approve it (the “Effective Date”).

2.      Amendment of Section 4.1. On the Effective Date, Section 4.1 of the Plan is deleted and replaced with the following:

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.3, as of the Plan’s Effective Date, the maximum number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to 10,300,000 shares, less (i) one share for every one share of stock subject to an option, stock appreciation right or similar fair market value appreciation award granted under the Predecessor Plan on or after April 10, 2023 and prior to the Plan’s Effective Date; and (ii) 1.7 shares for every one share of stock subject to an award other than an option, stock appreciation right or similar appreciation right granted under the Predecessor Plan on or after April 10, 2023 and prior to the Plan’s Effective Date. Any shares of Stock that are subject to Appreciation Awards shall be counted against this limit as one share for every one share granted, and any shares of Stock that are subject to Full Value Awards shall be counted against this limit as 1.7 shares for every one share granted. Shares of Stock that may be issued under the Plan pursuant to Awards shall consist of authorized or reacquired shares of Stock or any combination thereof. After the Plan’s Effective Date, no awards may be granted under the Predecessor Plan.

3.      Amendment of Section 5.3(a)(i). On the Effective Date, Section 5.3(a)(i) of the Plan is deleted and replaced with the following:

5.3(a)(i) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 10,300,000 shares.

4.      No Other Changes. Except as stated in this amendment, the Plan remains unchanged and in full force.

PRELIMINARY COPY DATED MAY 7, 2026 — SUBJECT TO COMPLETION LULULEMON ATHLETICA INC. C/O FIRST COAST RESULTS, INC. 200 BUSINESS PARK CIRCLE SUITE 112 SAINT AUGUSTINE, FL 32095 SCAN TO VIEW MATERIALS &VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above LULU2026 During The Meeting - Go to www.virtualshareholdermeeting.com/ You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to lululemon athletica inc., c/o First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095. VOTE BY MAIL Use the Internet to transmit your voting instructions and for electronic delivery of information up until [•] Eastern Time on [•]. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V71829-P28359 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. LULULEMON ATHLETICA INC. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ONLY THE THREE (3) COMPANY NOMINEES LISTED IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3, 4 AND 5. The Board of Directors recommends you vote “FOR” ONLY the three (3) Company Nominees: 1. Election of three (3) Class I director nominees to serve on our Board of Directors for a three-year term ending at the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until his or her earlier death, retirement, disqualification, resignation or removal. You may only vote “FOR” up to three (3) nominees in total. You are permitted to vote “FOR” less than three (3) nominees. If you vote “FOR” more than three (3) nominees, all of your votes on Proposal 1 will be invalid and will not be counted. If you sign and return your proxy card and do not specify how you want your shares to be voted, they will be voted “FOR” all of the nominees recommended by the Board of Directors. Company Nominees RECOMMENDED by the Board of Directors: Dennis J. “Chip” Wilson Nominees OPPOSED by the Board of Directors: For Withhold 1a. Charles (Chip) Bergh 1b. Esi Eggleston Bracey 1c. Teri List 1d. Laura Gentile 1e. Eric Hirshberg 1f. Marc Maurer The Board of Directors recommends you vote “FOR” the following management proposals: For Against Abstain 2. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027. 3. Advisory vote to approve the compensation of our named executive officers. 4. Approval of an amendment to the 2023 Equity Incentive Plan to increase the share reserve. The Board of Directors recommends you vote “FOR” the following stockholder proposal: 5. Advisory vote to approve a stockholder proposal regarding declassification of the Board of Directors so that all directors are elected annually for one-year terms. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V71830-P28359 lululemon athletica inc. Annual Meeting of Stockholders [•] [•] Pacific Time This proxy is solicited on behalf of the Board of Directors The stockholder(s) hereby appoint(s) Meghan Frank and Shannon Higginson, or each of them, as proxies, each with the full power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of lululemon athletica inc. that the stockholders(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at [•] Pacific Time on [•], via the Internet at: www.virtualshareholdermeeting.com/LULU2026, and any adjournment or postponement thereof (the “Annual Meeting”). This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is properly executed and returned but no voting instructions are made with respect to one or more proposals that the stockholder(s) is/are entitled to vote on at the Annual Meeting, this proxy will be voted in accordance with the Board of Directors’ recommendation(s) for such proposal(s) as set forth in this proxy card. If you vote on Proposal 1 “FOR” at least one but not more than three (3) nominees, your shares will only be voted “FOR” those nominees you have so marked. If you vote on Proposal 1 “FOR” more than three (3) nominees, all of your votes on Proposal 1 will be invalid and none of your votes on Proposal 1 will be counted. If you do not vote on Proposal 1 “FOR” any nominee, your shares will be voted “FOR” the election of the three (3) nominees recommended by the Board of Directors. If you do not mark a vote on Proposals 2, 3, 4 or 5, your shares will be voted “FOR” each such proposal. This proxy, when properly executed, will be voted in the manner directed herein and revokes any proxy previously given by the stockholder(s) with respect to the Annual Meeting. In their discretion, the proxies named herein or their substitutes are authorized to vote upon such other matters that may properly come before the Annual Meeting or at any adjournment or postponement thereof. Continued and to be signed on reverse side